Exhibit 4.10

AMSEC

EMPLOYEES 401(k) PROFIT SHARING PLAN

Amended and Restated 1/1/97

AMSEC

EMPLOYEES 401(k) PROFIT SHARING PLAN

i

	2.36	Hour of Service	11
	2.37	Investment Manager	13
	2.38	IRP Contributions	13
	2.39	Leased Employee	13
	2.40	Limitation Year	14
	2.41	Matching Contribution	14
	2.42	Maternity or Paternity Absence	14
	2.43	Nonhighly Compensated Employee	14
	2.44	Normal Retirement	14
	2.45	Normal Retirement Age	14
	2.46	Normal Retirement Date	14
	2.47	NNS	14
	2.48	NNS 401(k) Plan	15
	2.49	NNS Transfer After-Tax Account	15
	2.50	NNS Transfer Deferral Account	15
	2.51	NNS Transfer Employee Account	15
	2.52	NNS Transfer Rollover Account	15
	2.53	Participant	15
	2.54	Participation Commencement Date	15
	2.55	Plan	15
	2.56	Plan Administrator	15
	2.57	Plan Year	15
	2.58	Profit Sharing Contribution	16
	2.59	Protected Benefits	16
	2.60	Required Payment Commencement Date	16
	2.61	Rollover Account	16
	2.62	Rollover Contribution	16
	2.63	Suspended Participant	17
	2.64	Trust and Trust Fund	17
	2.65	Trustee	17
	2.66	Valuation Date	17
	2.67	Vested Interest	17
	2.68	Voluntary Contribution	17
	2.69	Voluntary Account	18
	2.70	Year of Service	18

III.	ELIGIBILITY AND PARTICIPATION		20

	3.1	Eligibility to Participate	20
	3.2	Automatic Commencement of Participation	20

IV.	TRUST FUND AND COMPANY CONTRIBUTIONS; VALUATION OF COMPANY STOCK CONTRIBUTED; INVESTMENT DIRECTION BY PARTICIPANTS; COMPANY STOCK TRANSACTIONS WITH DISQUALIFIED PERSONS		21

	4.1	Trust Fund	21
	4.2	Permissible Types of Plan Investments	21
	4.3	Company Contributions	22
	4.4	Form of Company Contributions	22

	4.5	Valuation of Company Contributions in the Form of Company Stock	22
	4.6	Investment of Company Contributions and Voluntary Contributions	22
	4.7	Irrevocability	24
	4.8	Company, Plan Administrator and Trustee Not Responsible for Adequacy of Trust Fund	24
	4.9	Company Stock Transactions With Disqualified Persons	25

V.	ELECTIVE DEFERRALS, ROLLOVER CONTRIBUTIONS, PLAN-TO-PLAN TRANSFERS, AND VOLUNTARY CONTRIBUTIONS		26

	5.1	Election	26
	5.2	Amount Subject to Election; Nondiscrimination Requirement and Distribution of Excess Contributions	26
	5.3	Matching Contributions; Nondiscrimination Requirement and Distribution of Excess Aggregate Contributions	30
	5.4	Termination of, Change in Rate of, or Resumption of Deferrals	34
	5.5	Rollover Contributions From Other Plans	34
	5.6	Plan-to-Plan Transfers	34
	5.7	Voluntary Contributions	35

VI.	ACCOUNTING AND ALLOCATION PROCEDURES		36

	6.1	Deferral Account	36
	6.2	Company Contribution Account	36
	6.3	Voluntary Account	36
	6.4	Rollover Account	36
	6.5	Alternate Payee Account	36
	6.6	NNS Transfer Deferral Account	36
	6.7	NNS Transfer After-Tax Account	36
	6.8	NNS Transfer Rollover Account	36
	6.9	NNS Transfer Employee Account	36
	6.10	Allocation of Company Contributions	37
	6.11	Valuation of Accounts	38
	6.12	Allocation of Forfeitures	41
	6.13	Allocation of Income or Loss on Unallocated Company Contributions; Company Contributions to Defray Plan Expenses	42
	6.14	Accounting Procedures	42
	6.15	Suspended Participants	43
	6.16	Qualified Military Service	43
	6.17	Accounting for Interest of an Alternate Payee	43

VII.	VESTING IN ACCOUNTS		44

	7.1	No Vested Rights Except as Herein Specified	44
	7.2	Participant’s Vested Interest—General Rule	44
	7.3	Vested Percentage—Special Rules	44
	7.4	Nonforfeitable Accounts	46
	7.5	Alternate Payee Accounts	46
	7.6	Participants Vested Interest	46

VIII.	PAYMENT OF PLAN BENEFITS		47

	8.1	Retirement	47
	8.2	Other Termination of Employment	47
	8.3	Withdrawals of Voluntary Contributions and from NNS Transfer Accounts; Hardship Withdrawals	47
	8.4	Withdrawals After Age 59-1/2	49
	8.5	Distributable Benefit	50
	8.6	Optional Forms of Payment	50
	8.7	Direct Rollover	51
	8.8	Timing on Distributions	52
	8.9	Distribution Rules	53
	8.10	Designation of Beneficiary	57
	8.11	Facility of Payment	58
	8.12	Distribution to Alternate Payees	58
	8.13	Additional Documents	59
	8.14	Transfer of Distributed Company Stock—Right of First Refusal for SAIC and the Plan	59

IX.	OPERATION AND ADMINISTRATION OF THE PLAN; VOTING AND OTHER RIGHTS OF COMPANY STOCK		60

	9.1	Plan Administration	60
	9.2	Plan Administrator Powers	60
	9.3	Investment Manager	62
	9.4	Periodic Review	62
	9.5	Reliance Upon Documents and Opinions	62
	9.6	Requirement of Proof	63
	9.7	Multiple Fiduciary Capacity	63
	9.8	Limitation on Liability	63
	9.9	Indemnification	64
	9.10	Allocation of Fiduciary Responsibility	64
	9.11	Prohibition Against Certain Actions	65
	9.12	Bonding and Insurance	66
	9.13	Voting and Other Rights of Company Stock	66
	9.14	Plan Expenses	68

X.	MERGER OF COMPANY: MERGER OF PLAN		69

	10.1	Effect of Reorganization or Transfer of Assets	69
	10.2	Merger Restriction	69

XI.	PLAN TERMINATION AND DISCONTINUANCE OF CONTRIBUTIONS		70

	11.1	Plan Termination	70
	11.2	Discontinuance of Contributions	70
	11.3	Rights of Participants	71
	11.4	Trustee’s Duties on Termination	71
	11.5	Partial Termination	72
	11.6	Failure to Contribute	72

XII.	APPLICATION FOR BENEFITS		73

	12.1	Application for Benefits; Claims Procedure	73
	12.2	Action on Application	73
	12.3	Appeals	73

XIII.	LIMITATIONS ON ANNUAL ADDITIONS		75

	13.1	Maximum Annual Additions	75
	13.2	Effect of Participation in Other Company Plans	75
	13.3	Incorporation by Reference of Code Section 415	75
	13.4	No Contractual Right to Excess Contributions	75

XIV.	RESTRICTION ON ALIENATION; PARTICIPANT LOANS		76

	14.1	General Restrictions Against Alienation	76
	14.2	Nonconforming Distributions Under Court Order	76
	14.3	Authorized Participant Loans	78

XV.	PLAN AMENDMENTS		81

	15.1	Amendments	81
	15.2	Retroactive Amendments	81

XVI.	TOP-HEAVY PROVISIONS		82

	16.1	Application	82
	16.2	Criteria	82
	16.3	Definitions	82
	16.4	Adjustment to Fractions	85
	16.5	Vesting Requirements	85
	16.6	Minimum Contribution	85
	16.7	Ceiling on Includable Compensation	86

XVII.	MISCELLANEOUS		87

	17.1	No Enlargement of Employee Rights	87
	17.2	Mailing of Payments; Lapsed Benefits	88
	17.3	Addresses	88
	17.4	Notices and Communications	88
	17.5	Reporting and Disclosure	89

v

17.6	Governing Law	89
17.7	Interpretation	89
17.8	Withholding For Taxes	89
17.9	Limitation on Company, Plan Administrator and Trustee Liability	89
17.10	Successors and Assigns	89
17.11	Counterparts	90
17.12	No Implied Rights or Obligations	90

AMSEC

EMPLOYEES 401(k) PROFIT SHARING PLAN

ARTICLE I

NAME, EFFECTIVE DATE AND PURPOSES

1.1 Name and Effective Date. Effective September 1, 1999, the AMSEC Corporation Employee 401(k) Profit Sharing Plan of American Systems Engineering Corporation shall be re-named the AMSEC Employee 401(k) Profit Sharing Plan (the “Plan”) and shall be sponsored by AMSEC LLC (the “Company”). This document amends and restates the Plan in its entirety, effective as of January 1, 1997, except where a different date is specifically provided.

1.2 Plan Purposes. This Plan is designed to constitute a tax-qualified profit sharing plan for purposes of Code sections 401(a) and 501(a) which provides a vehicle whereby Eligible Employees of the Company may elect to defer the receipt of some portion of their income and instead to have those amounts contributed to the Plan on their behalf under a “cash or deferred arrangement” within the meaning of Code section 401(k).

ARTICLE II

DEFINITIONS

2.1 Accounts. The term “Accounts” shall include the following Accounts that are maintained pursuant to the terms of this Plan:

(a) The Deferral Account maintained for each Participant who has made Elective Deferrals pursuant to the provisions of Section 5.1.

(b) Company Contribution Account maintained for each Participant on whose behalf Matching Contributions or Profit Sharing Contributions are made pursuant to Sections 5.3 or 4.3.

(c) The Voluntary Account maintained for each Participant who has made Voluntary Contributions pursuant to the provisions of Section 5.7.

(d) The Rollover Account maintained for each Participant who has made Rollover Contributions pursuant to Section 5.5.

(e) The Alternate Payee Account maintained for each Alternate Payee who is awarded an interest in a Participant’s benefits under the Plan pursuant to the provisions of Sections 6.17 and 14.2.

(f) The IRP Account maintained for periods prior to January 1, 1991 for each Participant who made IRP Contributions under the provisions of the Plan in effect prior to January 1, 1987.

(g) NNS Transfer Deferral Account maintained for each Participant who formerly participated in the NNS 401(k) Plan and had an elective deferral account in that plan which was transferred to the Plan pursuant Section 5.6.

(h) NNS Transfer After-Tax Account maintained for each Participant who formerly participated in the NNS 401(k) Plan and had an after-tax account in that plan which was transferred to the Plan pursuant to Section 5.6.

(i) NNS Transfer Rollover Account maintained for each Participant who formerly participated in the NNS 401(k) Plan and had a rollover account in that plan which was transferred to the Plan pursuant to Section 5.6.

(j) NNS Transfer Employer Account maintained for each Participant who formerly participated in the NNS 401(k) Plan and had a matching or stock grant account in that plan which was transferred to the Plan pursuant to Section 5.6.

2.2 Additional Company Contribution. “Additional Company Contribution” shall mean a contribution made by the Company pursuant to Section 4.3 which is intended to qualify as a qualified nonelective contribution pursuant to Code section 401(k)(3)(D)(ii)(II).

2.3 Adjustment Factor. “Adjustment Factor” shall mean the cost of living adjustment factor or method prescribed by the Secretary of the Treasury under Code section 415(d) for years beginning after December 31, 1987, as applied to the items and in the manner prescribed by the Secretary of the Treasury.

2.4 Affiliated Company. “Affiliated Company” shall mean:

(a) Any corporation that is included in a controlled group of corporations, within the meaning of Code section 414(b), that includes the Company;

(b) Any trade or business that is under common control with the Company within the meaning of Code section 414(c);

(c) Any member of an affiliated service group, within the meaning of Code section 414(m), that includes the Company; and

(d) Any entity required to be included under Code section 414(o).

2.5 Alternate Payee. “Alternate Payee” shall mean an individual awarded a portion of a Participant’s benefits under the Plan pursuant to a qualified domestic relations order, as defined in Code section 414(p) and Section 14.2 of the Plan. Any limitation or condition imposed by the Plan upon a Participant or his rights hereunder shall, unless expressly indicated otherwise, also serve to limit or condition the rights of an Alternate Payee of the Participant’s Account(s).

2.6 Alternate Payee Account. “Alternate Payee Account” shall mean the account maintained to reflect the interest of an Alternate Payee under the Plan.

2.7 Anniversary Date. “Anniversary Date” shall mean the last day of each Plan Year.

2.8 Applicable Valuation Date. “Applicable Valuation Date” shall mean the most recent date on which the Trust assets were valued in accordance with the rules of Article VI.

2.9 Annual Addition. “Annual Addition” shall mean “annual addition” as defined in Code section 415(c)(2).

2.10 Average Deferral Percentage. “Average Deferral Percentage” shall mean the average of the Deferral Percentages of the Participants who are in the Highly Compensated Employee group or the Nonhighly Compensated Employee group, as applicable.

2.11 Beneficiary. “Beneficiary” or “Beneficiaries” means the person or persons designated pursuant to Section 8.10 to receive the interest of a deceased Participant.

2.12 Board of Directors. “Board of Directors” shall mean the Board of Directors (or its delegate, to the extent the duties of the Board of Directors are delegated to such person) of the Company as it may from time to time be constituted.

2.13 Break in Service. “Break in Service” shall mean for vesting and participation purposes, with respect to an Employee, a Plan Year in which the Employee completes no more than 500 Hours of Service.

2.14 Code. “Code” shall mean the Internal Revenue Code of 1986, as in effect on the date of execution of this Plan document and as thereafter amended from time to time.

2.15 Company. “Company” shall mean AMSEC LLC, or any successor thereof, if its successor shall adopt this Plan. In addition, unless the context indicates otherwise, as used in this Plan the term Company shall also mean and include any Affiliated Company (or similar entity) which has been granted permission by the Board of Directors to participate in this Plan. This permission shall be granted upon such terms and conditions as the Board of Directors deems appropriate.

2.16 Company Contributions. “Company Contributions” shall mean all amounts (whether in cash or other property, including Company Stock) paid by the Company into the Trust Fund established and maintained under the provisions of this Plan for the purpose of providing benefits for Participants and their Beneficiaries, and shall include Elective Deferrals, Profit Sharing Contributions, Matching Contributions, Additional Company Contributions and any contributions to pay Plan expenses as provided in Section 6.13.

2.17 Company Contribution Account. “Company Contribution Account” shall mean the Account opened up and maintained for the Participant pursuant to Section 6.2.

2.18 Company Stock. “Company Stock” shall mean Class A Common Stock par value $.01 per share (“Class A Common Stock”), and to the extent accounted for pursuant to Section 4.2 of the Plan and solely for such purpose, shall also mean Class B Common Stock, par value $.05 per share (“Class B Common Stock”), of Science Applications International Corporation.

2.19 Compensation.

(a) For purposes of determining the allocation of Profit Sharing Contributions pursuant to Sections 4.3 and 6.10(e) and the amount of the Participant’s permissible Elective Deferrals under Section 5.2, “Compensation” shall mean the amounts described in subsection (b) below paid by the Company during a Plan Year by reason of services performed by an Employee less any compensation paid by reason of services performed during any period in which the Employee is not a Participant under this Plan, but including any elective contributions that are made by the Company on behalf of an Employee pursuant to an arrangement described in Code sections 125, 132(f)(4), 402(a)(8), 402(h) or 403(b).

(b) For purposes of applying the limitation on Annual Additions pursuant to Article XIII of the Plan, “Compensation” shall mean a Participant’s earned income, wages, salaries and fees for professional services and other amounts received for personal services actually rendered in the course of employment with the Company (including, but not limited to, commissions paid salespersons, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips and bonuses),and excluding the following:

(i) Company contributions to a plan of deferred compensation that are not includable in the Employee’s gross income for the taxable year in which contributed, or Company contributions under a simplified employee pension (within the meaning of Code section 408(k)) to the extent such contributions are excludable from gross income by the Employee, or any distributions from a plan of deferred compensation;

(ii) Amounts realized from the exercise of a nonqualified stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

(iii) Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified or incentive stock option; and

(iv) Other amounts that received special tax benefits, or Company contributions (whether or not under a salary reduction agreement) towards the purchase of an annuity described in Code section 403(b) (whether or not the amounts are actually excludable from the gross income of the Employee).

Notwithstanding the foregoing, effective for Plan Years beginning after December 31, 1997, “Compensation” for purposes of this subsection 2.19(b) shall include Elective Deferrals under Code section 402(g)(3) and amounts contributed under Code sections 125 and 132(f)(4), by the Company at the Employee’s election that are not included in the Employee’s gross income.

(c) For purposes of determining whether an Employee is a Highly Compensated Employee, “Compensation” shall be “Compensation” as defined in subsection (b) above, but determined without regard to Code sections 125, 132(f)(4), 402(e)(3) and 402(h)(1)(B) and, in the case of Company Contributions made pursuant to a salary reduction agreement, without regard to Code section 403(b). Thus, Compensation for purposes of this subsection 2.19(c) includes elective or salary reduction contributions to any Company section 125 flex plans,132(f)(4) transit reimbursement arrangements, this Plan, or any tax-sheltered annuity, even for periods prior to January 1, 1998 (when such items are also includible under subsection 2.19(b)).

(d) For purposes of determining the Deferral Percentage and Contribution Percentage of a Participant, “Compensation” shall mean the amounts specified in subsection (a) above provided that for an Employee’s first year of participation in the Plan, Compensation shall include only amounts earned while a Participant.

(e) The amount considered as “Compensation” for any purpose hereunder shall be limited to $200,000, multiplied by the Adjustment Factor, for Plan Years after 1988 and prior to 1994. Commencing with Plan Years beginning in 1994, “Compensation” shall be limited to $150,000, adjusted as provided in Code section 401(a)(17)(B).

2.20 Contribution Percentage. “Contribution Percentage” shall mean the ratio (expressed as a percentage) of (i) a Participant’s Matching Contributions plus any Additional Company Contributions allocated to the Participant’s Deferral Account that are taken into account in the nondiscrimination test described in Section 5.3 for the Plan Year and (ii) the Participant’s Compensation for the Plan Year. Notwithstanding the foregoing, for any Plan Year in which Matching Contributions are treated as Qualified Matching Contributions, such amounts shall not be included in clause (i) of the foregoing sentence for purposes of calculating the ratio.

2.21 Deferral Account. “Deferral Account” shall mean the Account opened up and maintained for each Employee who has made Elective Deferrals pursuant to Section 5.1.

2.22 Deferral Percentage. “Deferral Percentage” shall mean the ratio (expressed as a percentage) of (i) a Participant’s Elective Deferrals (including Excess Deferrals) plus any Qualified Matching Contributions the Committee elects to treat as an Elective Contribution, plus any Additional Company Contributions allocated to the Participant’s Deferral Account that are taken into account in the nondiscrimination test described in Section 5.2(d) for the Plan Year to (ii) the Participant’s Compensation for the Plan Year.

2.23 Disability. “Disability” or “Disabled” shall mean the status of disability determined conclusively by the Plan Administrator based on certification of disability by the Social Security Administration, effective upon receipt of such certification by the Plan Administrator, or based on other reasonable evidence of disability.

2.24 Distributable Benefit. “Distributable Benefit” shall mean the interest of a Participant in this Plan that is determined and distributable to him in accordance with the provisions of Article VIII and which shall include his Vested Interest in his Deferral Account, Company Contribution Account, Voluntary Account, Rollover Account, IRP Account, NNS Transfer Deferral Account, NNS Transfer After-Tax Account, NNS Transfer Rollover Account and NNS Transfer Employee Account, if any. In the case of an Alternate Payee, the Distributable Benefit shall mean the Vested Interest in the Alternate Payee Account.

2.25 Effective Date. The original effective date of this Plan was July 1, 1981. The effective date of this amendment and restatement of the Plan is January 1, 1997, except where a different Effective Date is specified. The effective date of any prior or subsequent amendments is the date specified therein or in any accompanying resolutions adopting such amendment. The rights of an Employee who has terminated employment shall be governed by the terms of the Plan in effect at the time of such termination, unless otherwise specified in any subsequent amendment.

2.26 Elective Deferrals. “Elective Deferrals” shall mean contributions paid over by the Company to the Trustee at the election of a Participant in lieu of cash Compensation pursuant to Section 5.1.

2.27 Eligible Employee. “Eligible Employee” shall include any Employee except the following:

(a) Any Employee who is covered by a collective bargaining agreement to which the Company or an Affiliated Company is a party if there is evidence that retirement benefits were the subject of good faith bargaining between the Company (or an Affiliated Company) and the collective bargaining representative, unless the collective bargaining agreement provides for coverage under this Plan.

(b) Any Employee within a group or classification within the Company designated by the Plan Administrator as ineligible for participation in this Plan.

(c) Any Employee of an Affiliated Company which has not been granted permission by the Board of Directors to participate in this Plan.

(d) Any Employee who becomes an Employee on or after January 1, 1992 and who is hired or becomes an Employee as part of a division, operating unit, geographical location or other identified unit of the Company, unless such new division, unit or location has been determined by the Plan Administrator to be eligible for participation in this Plan.

(e) Any Employee who is a nonresident alien and who receives no earned income (within the meaning of Code section 911(d)(2)) from the Company which constitutes income from sources within the United States (within the meaning of Code section 861(a)(3)), unless the Employee is within a group or classification of nonresident alien Employees designated as eligible to participate in the Plan by the Board of Directors or its delegate.

(f) Any individual who is not classified for the relevant eligibility period by the Company or Affiliated Company on its payroll records as an employee of the Company or Affiliated Company under Code section 3121(d) (including, but not limited to an individual classified by the Company or Affiliated Company as an independent contractor, a non-employee consultant or as an employee of an entity other than the Company or Affiliated Company), even if such classification is determined to be erroneous, or is retroactively revised by a governmental agency, by court order or as a result of litigation, or otherwise. In the event the classification of an individual who was excluded from the definition of Eligible Employee under the preceding sentence is determined to be erroneous or is retroactively revised, the individual shall nonetheless continue to be excluded from treatment as an Eligible Employee for all periods prior to the date the Company determines that its classification of the individual was erroneous or should be revised or is otherwise required to revise such classification.

(g) Any Leased Employee.

2.28 Employee. “Employee” shall mean each person currently employed as a common-law employee of the Company or an Affiliated Company. For services performed after December 31, 1986 for purposes of determining the number or identity of Highly Compensated Employees and for purposes of the requirements of Code sections 414(n)(3)(A) and (B), the term “Employee” shall include any person who is a leased employee within the meaning of Code section 414(n)(2) unless (i) such leased employees constitute less than 20% of the Company’s nonhighly compensated workforce within the meaning of Code section 414(n)(5)(C)(ii) and (ii) such person is covered by a plan meeting the requirements of Code section 414(n)(5)(B). A leased employee includes any person (other than an employee of the recipient) who pursuant to an agreement between the recipient and any other person (“leasing organization”) has performed services for the recipient (or for the recipient and related persons determined in accordance with Code section 4l4(n)(6)) on a substantially full time basis for a period of at least one year, and such services are performed under the primary direction or control by the recipient employer. Contributions or benefits provided a leased employee by the leasing organization which are attributable to services performed for the recipient employer shall be treated as provided by the recipient employer.

2.29 Employment Commencement Date. “Employment Commencement Date” shall mean each of the following:

(a) The date on which an Employee first performs an Hour of Service in any capacity for the Company or an Affiliated Company with respect to which the Employee is compensated or is entitled to compensation by the Company or the Affiliated Company.

(b) In the case of an Employee whose employment is terminated and who is subsequently reemployed by the Company or an Affiliated Company, the term “Employment Commencement Date” shall also mean the first day following the termination of employment on which the Employee performs an Hour of Service for the Company or an Affiliated Company with respect to which he is compensated or entitled to compensation by the Company or Affiliated Company.

Unless the Board of Directors or its delegate shall expressly determine otherwise, an Employee shall not, for the purposes of determining his Employment Commencement Date, be deemed to have commenced employment with an Affiliated Company prior to the effective date on which the entity became an Affiliated Company.

2.30 ERISA. “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

2.31 Excess Aggregate Contributions. “Excess Aggregate Contributions” shall mean the aggregate amount of contributions with respect to a Plan Year which are taken into account in computing the Contribution Percentages of Highly Compensated Employees and which are actually made on behalf of such Employees in excess of the maximum amount of such contributions permitted under the nondiscrimination test set forth in Section 5.3 of the Plan.

2.32 Excess Contributions. “Excess Contributions” shall mean the aggregate amount of contributions with respect to a Plan Year which are taken into account in computing the Deferral Percentages of Highly Compensated Employees and which are actually made on behalf of such Employees in excess of the maximum amount of such contributions permitted under the nondiscrimination test set forth in Section 5.2(d) of the Plan.

2.33 Excess Deferrals. “Excess Deferrals” shall mean the contributions made on behalf of a Participant under any qualified cash or deferred arrangements described in Code sections 401(k), 408(k) or 403(b) for a calendar year which exceed the limitation set forth in Section 5.2(c) of the Plan and which are includable in the Participant’s gross income under Code section 402(g).

2.34 5% Owner. “5% Owner” shall mean an individual who owns (or is considered as owning, within the meaning of Code section 318) more than 5% of the outstanding stock of the Company or stock possessing more than 5% of the total combined voting power of all stock of the Company.

2.35 Highly Compensated Employee. “Highly Compensated Employee” shall mean, for Plan Years beginning after December 31, 1996:

(a) The following Employees:

(i) Any Employee who was a 5% Owner at any time during the Plan Year or the preceding Plan Year, or

(ii) For the preceding Plan Year —

A) Any Employee who had Compensation from the Employer in excess of $80,000 multiplied by the Adjustment Factor, and

B) If the Employer so elects by Plan amendment, any Employee in the “top-paid group” of Employees for such preceding Plan Year.

(b) For purposes of this Section 2.35, the “top-paid group” shall be the group consisting of the top twenty percent (20%) of Employees when ranked on the basis of Compensation during the applicable year.

(c) For purposes of this Section 2.35, “Compensation” shall mean Compensation within the meaning of Code section 415(c)(3), plus elective or salary reduction contributions to a cafeteria plan, cash or deferred arrangement or tax-sheltered annuity.

2.36 Hour of Service.

(a) “Hour of Service” of an Employee shall mean the following:

(i) Each hour for which the Employee is paid by the Company or an Affiliated Company (while it is an Affiliated Company) or entitled to payment for the performance of services as an Employee. An Employee will not be considered as being entitled to payment, for purposes of determining the computation period to which hours are to be credited, until the date the Company or Affiliated Company, as applicable, would normally make payment to the Employee for such hour based on normal payroll practices.

(ii) Each hour in or attributable to a period of time during which the Employee performs no duties (irrespective of whether he has terminated his Employment) due to a vacation, holiday, illness, incapacity (including pregnancy or disability), layoff, jury duty, military duty or a leave of absence, for which he is so paid or so entitled to payment, whether direct or indirect. However, no such hours shall be credited to an Employee if such Employee is directly or indirectly paid or entitled to payment for such hours and if such payment or entitlement is made or due under a plan maintained solely for the purpose of complying with applicable workmen’s compensation, unemployment compensation or disability insurance laws or is a payment which solely reimburses the Employee for medical or medically related expenses incurred by him.

(iii) Each hour for which an Employee is entitled to back pay, irrespective of mitigation of damages, whether awarded or agreed to by the Company or an Affiliated Company, provided that such Employee has not previously been credited with an Hour of Service with respect to such hour under paragraph (i) or (ii) above.

(iv) Absence while on an authorized leave of absence shall count as employment with the Company provided such leave of absence is not of more than two years duration. Absence from employment on account of active duty with the Armed Forces of the United States shall be counted as employment with the Company. If the Employee does not return to active employment with the Company, his employment with the Company shall be deemed to have ceased on the date the Plan Administrator receives notice that such Employee will not return to active employment with the Company. Hours shall be credited for the computation period or periods in which the authorized leave takes place. However, no more than 501 hours shall be credited under this subsection for each such computation period.

(v) The term “Hour of Service” shall also include (for those purposes designated by the applicable officer specified below) hours credited to an Employee for service with a predecessor employer provided that such service has been approved by the President, Chief Operating Officer, or Senior Vice President for Administration of the Company for recognition under this Plan, which approval shall apply on a nondiscriminatory basis to all Employees with service during the recognition period for such predecessor employer.

(b) Hours of Service under subsections (a)(ii), (a)(iii), and (a)(iv) shall be calculated in accordance with Department of Labor regulation, 29 C.F.R. section 2530.200b-2(b). Hours of Service shall be credited to the appropriate computation period according to the Department of Labor regulation, 29 C.F.R. section 2530.200b-2(c).

(c) To the extent not otherwise credited under this Section 2.36, Hours of Service determined with respect to a Maternity or Paternity Absence shall be credited as follows: the Employee shall be credited (solely for purposes of Section 2.13) with those Hours of Service that otherwise would normally have been credited to such Employee but for such absence, except that

(i) the total number of Hours of Service so credited shall not exceed 501 and (ii) such Hours of Service shall be credited as Hours of Service in the Plan Year in which the absence from work commences only if the Employee would be prevented from incurring a Break in Service in such Plan Year solely by virtue of such crediting, and shall otherwise be credited in the Plan Year immediately following the Plan Year in which the absence from work commences.

2.37 Investment Manager. “Investment Manager” shall mean the one or more Investment Managers, if any, appointed pursuant to Section 9.3.

2.38 IRP Contributions. “IRP Contributions” shall mean voluntary amounts contributed by a Participant prior to January 1, 1987 which the Participant designated in writing were eligible for a tax deduction under Code section 219. All such IRP Contributions have been distributed by January 1, 1991 in accordance with the provisions regarding IRP Contributions in the Plan in effect as of October 1, 1989.

2.39 Leased Employee. “Leased Employee” shall mean any person, other than an Employee, who has performed services for the Company, if the services were:

(a) Substantially full time for at least one year;

(b) According to an agreement between the Company and another person (the “leasing organization”); and

(c) Performed under the primary direction or control of recipient Employer.

Contributions or benefits attributable to services performed for the Company that the leasing organization makes on behalf of the Leased Employee will be treated as if provided by the Company.

A Leased Employee shall be deemed to be an Employee unless the following conditions are satisfied:

(i) the Leased Employee is covered by a money purchase pension plan providing:

(A) a nonintegrated employer contribution rate of at least 10% of Compensation (as defined in Code section 415(c)(3) but including amounts contributed pursuant to a salary reduction agreement that are excludable from the Leased Employee’s income pursuant to Code sections 125, 402(e)(3), 402(h)(1)(b), or 403(b));

(B) immediate participation; and

(C) full and immediate vesting; and

(ii) Leased Employees do not constitute more than 20% of the Nonhighly Compensated Employees of the Company.

2.40 Limitation Year. “Limitation Year” shall mean the calendar year.

2.41 Matching Contribution. “Matching Contribution” shall mean a contribution paid by the Company (other than Profit Sharing Contributions, Elective Deferrals or Additional Company Contributions) that is made on account of a Participant’s Elective Deferrals pursuant to Section 5.3 and which is intended to qualify as a Matching Contribution pursuant to Code section 401(m)(4)(A). Such Matching Contributions, and the Plan provisions regarding them, became effective as of January 1, 1990.

2.42 Maternity or Paternity Absence. “Maternity or Paternity Absence” shall mean an absence from work for any period by reason of (a) an Employee’s pregnancy, (b) the birth of a child of such Employee, (c) the placement of a child with the Employee in connection with the adoption of such child by such Employee, or (d) the caring for a natural or adopted child for a period beginning immediately following such birth or placement.

2.43 Nonhighly Compensated Employee. “Nonhighly Compensated Employee” shall mean an Employee who is not a Highly Compensated Employee.

2.44 Normal Retirement. “Normal Retirement” shall mean a Participant’s termination of employment with the Company as a result of such Participant attaining his Normal Retirement Date.

2.45 Normal Retirement Age. “Normal Retirement Age” shall be the day on which a Participant attains age 65.

2.46 Normal Retirement Date. “Normal Retirement Date” means the first day of the month coinciding with or next following the date a Participant attains his Normal Retirement Age.

2.47 NNS. “NNS” shall mean Newport News Shipbuilding, Inc.

2.48 NNS 401(k) Plan. “NNS 401(k) Plan” shall mean the Newport News Shipbuilding, Inc. 401(k) Investment Plan for Salaried Employees which was effective December 16, 1996.

2.49 NNS Transfer After-Tax Account. “NNS Transfer After-Tax Account” shall mean the Account opened up and maintained for a Participant who formerly participated in the NNS 401(k) Plan and had an after-tax account in that plan which was transferred to the Plan.

2.50 NNS Transfer Deferral Account. “NNS Transfer Deferral Account” shall mean the Account opened up and maintained for a Participant who formerly participated in the NNS 401(k) Plan and had an elective deferral account in that plan which was transferred to the Plan.

2.51 NNS Transfer Employer Account. “NNS Transfer Employer Account” shall mean the Account opened up and maintained for a Participant who formerly participated in the NNS 401(k) Plan and had a matching or stock account in that plan which was transferred to the Plan.

2.52 NNS Transfer Rollover Account. “NNS Transfer Rollover Account” shall mean the Account opened up and maintained for a Participant who formerly participated in the NNS 401(k) Plan and had a rollover account in that plan which was transferred to the Plan.

2.53 Participant. “Participant” shall mean any Eligible Employee who has satisfied the eligibility requirements set forth in Section 3.1 and has been enrolled in this Plan in accordance with procedures established by the Plan Administrator.

2.54 Participation Commencement Date. “Participation Commencement Date” shall mean the day on which an Employee’s participation in this Plan commences in accordance with the provisions of Article III.

2.55 Plan. “Plan” shall mean the AMSEC Employees 401(k) Profit Sharing Plan herein set forth, and as it may be amended from time to time.

2.56 Plan Administrator. “Plan Administrator” shall mean the administrator of the Plan, within the meaning of Section 3(16)(A) of ERISA. For Plan Years beginning on or after January 1, 1989, the Plan Administrator shall be the Company.

2.57 Plan Year. “Plan Year” shall mean the calendar year.

2.58 Profit Sharing Contribution. “Profit Sharing Contribution” shall mean the contributions paid by the Company (other than Additional Company Contributions, Elective Deferrals or Matching Contributions) to the Trustee as provided in Article IV.

2.59 Protected Benefits. “Protected Benefits” shall mean the benefits, rights and features that are required to be preserved by Code section 411(d)(6), including but not limited to certain optional forms of benefit payments, such as annuities.

2.59A Qualified Matching Contribution. “Qualified Matching Contribution” shall mean a contribution made on account of a Participant’s Elective Deferrals pursuant to Section 5.3 and which are intended to qualify as matching contributions pursuant to Code section 401(k)(3)(D)(ii)(I).

2.60 Required Payment Commencement Date. “Required Payment Commencement Date” in the case of a Participant other than a 5% Owner, shall be the sixtieth day after the close of the latest Plan Year in which occurs:

(a) The Participant’s Normal Retirement Date;

(b) The tenth anniversary of the date the Participant commenced participation in the Plan; or

(c) The Participant’s termination of employment with the Company or an Affiliated Company, unless a Participant who retires on or after his Normal Retirement Date elects to defer distribution for a period of up to five years following his Normal Retirement Date; but in no event beyond April 1 following the calendar year in which the Participant attains age 70-1/2.

In the case of a 5% Owner, the Required Payment Commencement Date shall be the earlier of the date specified in the preceding sentence and April 1 following the calendar year in which the Participant attains age 70-1/2, whether or not the Participant has retired. If a Participant becomes a 5% Owner after attaining age 70-1/2, the Required Payment Commencement Date shall not be later than the last day of the calendar year in which the Participant becomes a 5% Owner.

2.61 Rollover Account. “Rollover Account” shall mean the Account opened up and maintained for an Employee making a Rollover Contribution as provided in Section 5.5 or on whose behalf a plan-to-plan transfer is made pursuant to Section 5.6.

2.62 Rollover Contribution. “Rollover Contribution” shall mean a contribution to the Plan by an Eligible Employee of amounts which qualify for exclusion from gross income pursuant to Code section 402(c), subject to the timing, maximum amount limitations, and other requirements of Code section 402(c).

2.63 Suspended Participant. “Suspended Participant” shall mean any Participant who remains an Employee but who ceases to be eligible to participate in this Plan by virtue of ceasing to be an Eligible Employee. Status as a Suspended Participant shall commence as of the date such Participant ceases to be an Eligible Employee. A Suspended Participant shall not be deemed a Participant except for those purposes specified in this Plan or as required by law.

2.64 Trust and Trust Fund. “Trust” or “Trust Fund” shall mean the one or more trusts or SubTrusts created for funding purposes under the Plan. The Trust Fund may be commingled for investment purposes with the assets of other qualified retirement plans maintained by the Company by investing through a master trust fund operated pursuant to a master trust agreement between the Company and the Trustee.

2.65 Trustee. “Trustee” shall mean the individual or individuals or corporation named by the Board of Directors to act as Trustee or any successor to such individual or individuals or corporation.

2.66 Valuation Date. “Valuation Date” shall mean the date as of which the Trustee shall determine the value of the assets in the Trust Fund and the value of each Account, which shall be the last day of each Plan Year and such other dates as may be determined in rules prescribed by the Plan Administrator, which rules may prescribe different dates for the various investment funds comprising the Trust Fund.

2.67 Vested Interest. “Vested Interest” shall mean the nonforfeitable interest of a Participant in his Profit Sharing, Matching Contribution and NNS Transfer Employee Accounts which has become vested in accordance with Article VII and the entire balance of his Deferral Account, Voluntary Account, Rollover Account, NNS Transfer Deferral Account, NNS Transfer After-Tax Account and NNS Transfer Rollover Account, if any. The Vested Interest of an Alternate Payee in his Alternate Payee Account shall be determined as set forth in Article VII.

2.68 Voluntary Contribution. “Voluntary Contribution” shall mean a nondeductible employee contribution made by a Participant to the Plan in accordance with the rules of Article V.

2.69 Voluntary Account. “Voluntary Account” shall mean the Account in which a Participant’s Voluntary Contributions to the Plan are held pursuant to Section 6.3.

2.70 Year of Service. “Year of Service” means a period of twelve consecutive months during which an employee completes at least 1,000 Hours of Service.

(a) For purposes of determining a Participant’s Years of Service and Breaks in Service for vesting purposes, the twelve-consecutive-month period shall be the Plan Year. The Participant shall not be required to be an Employee on the last day of the Plan Year in order to receive credit for a Year of Service for such year for vesting purposes. If a Participant completes less than 1,000 Hours of Service during a Plan Year, but remains an employee of the Company, his vested percentage shall not be increased for such Plan Year. If an individual terminates employment with the Company, and is subsequently rehired as an Employee, upon his participation or subsequent participation, his vesting percentage shall take into account all Years of Service subject to subsection (c).

(b) In determining the vested percentage of an Employee, all Years of Service shall be taken into account except (i) Plan Years during which a Participant does not complete at least 1,000 Hours of Service, (ii) Years of Service completed prior to a Participant’s Breaks in Service if the Participant had no Vested Interest in his Company Contribution Account at the time he terminated employment with the Company, and the number of Breaks in Service incurred by the Participant exceed the greater of (A) five and (B) the Participant’s Years of Service completed before the Breaks in Service, (iii) for Plan Years after 1991, all Years of Service completed after a Participant has incurred five consecutive Breaks in Service for purposes of determining the Vested Interest of the Participant’s Company Contribution Account attributable to contributions made prior to such Breaks, and (iv) Years of Service completed prior to July 1, 1981.

(c) Service with a predecessor organization of the Company shall be treated as service with the Company in any case in which the Company maintains the plan of such predecessor organization. Employees who transferred to the Company from Science Applications International Corporation, who had a hire date with the Company on or after September 8, 1987, shall receive credit for Hours of Service and Years of Service with Science Applications International Corporation under the Plan. Employees who transfer to the Company from corporations or business divisions as designated by the Plan Administrator shall be credited with five Years of Service for purposes of this Plan.

(d) For purposes of this Section 2.70, if any Plan Year is less than twelve consecutive months, the number of Hours of Service required to accrue a Year of Service (or to incur a Break in Service) in such short Plan Year shall bear the same ratio to 1,000 (or, in the case of a Break in Service, (500) as the number of days in the short Plan Year bears to 365.

ARTICLE III

ELIGIBILITY AND PARTICIPATION

3.1 Eligibility to Participate.

(a) Each Employee who was a Participant as of the Effective Date shall continue participation in the Plan.

(b) Each other Eligible Employee shall become a Participant as provided in Section 3.2.

3.2 Automatic Commencement of Participation.

(a) Each Eligible Employee described in Section 3.1(b) shall be entitled to commence participation in this Plan as of his applicable Participation Commencement Date, which shall be the later of his Employment Commencement Date or the date he becomes an Eligible Employee.

(b) A former Employee who is reemployed by the Company as an Eligible Employee, or a Suspended Participant who again becomes an Eligible Employee, shall commence participation as of the date he is reemployed as an Eligible Employee or again becomes an Eligible Employee, as applicable.

(c) In the case of an acquisition by the Company of a new division or geographical unit of Employees, or any other acquisition of an identifiable group of Employees, the Plan Administrator may determine that Employees of such division, geographical unit or other new unit shall be immediately eligible to participate in the Plan effective on the date they become Employees of the Company (or a later date specified by the Plan Administrator, on or before the date participation would otherwise commence under this Section 3.2).

ARTICLE IV

TRUST FUND AND COMPANY CONTRIBUTIONS; VALUATION OF

COMPANY STOCK CONTRIBUTED; INVESTMENT DIRECTION BY

PARTICIPANTS; COMPANY STOCK TRANSACTIONS

WITH DISQUALIFIED PERSONS

4.1 Trust Fund. The Company has established the Trust pursuant to a Trust Agreement under which the Trustee has agreed to hold and administer in trust all amounts previously accumulated under the Plan together with the additional funds deposited with the Trustee pursuant to the terms of this Plan. The Company shall have the authority to select the Trustee to act under the Trust Agreement and to enter into new or amended Trust Agreements as it deems advisable.

4.2 Permissible Types of Plan Investments. The assets of the Plan may be invested in the following types of assets as determined by the Plan Administrator and described in a notification to the Trustee:

(a) Company Stock. The Plan Administrator, in its discretion, may direct the Trustee to hold up to one hundred percent (100%) of the assets of the Trust in Company Stock;

(b) Other “Qualifying Employer Securities,” as that term is defined in ERISA section 407(d)(5);

(c) “Qualifying Employer Real Property,” as that term is defined in ERISA section 407(d)(4);

(d) Cash; or

(e) Any other property that is a permissible plan investment under applicable law.

The board of directors of Science Applications International Corporation (“SAIC”) may determine that, in the event the board of directors makes such a determination, in accordance with SAIC’s philosophy of remaining, to the maximum extent feasible, an employee-owned company and of restricting stock ownership (both direct and indirect through SAIC’s various benefit plans) to Employees and designated consultants to SAIC, Company Stock, or a fund within the Trust which holds Company Stock, shall not be an available investment option for any former Employee who, pursuant to Sections 8.1, 8.2 or 8.5, has deferred payment of his Distributable Benefit. In the event the board of directors makes such a determination, the Plan Administrator shall establish procedures to implement the foregoing restriction on investment in Company Stock or Company Stock fund, including the timing and procedures for any fund-to-fund transfers, appropriate default options and, if considered appropriate, any transition rules.

4.3 Company Contributions. The Company shall pay over to the Trustee in cash an amount equal to the aggregate of the amounts that each Participant elects (pursuant to Article V) to have contributed to the Plan on his behalf as Elective Deferrals. Such contributions shall be made no later than 15 business days after the month that such amounts are withheld from the Participant’s Compensation. If necessary or appropriate, the Company, in its sole discretion, may make contributions to the Trust in excess of the amounts required under the preceding sentence as Profit Sharing Contributions or Additional Company Contributions. In addition, the Company shall pay over to the Trustee Matching Contributions in the amount determined under Section 5.3. With respect to Participants who formerly participated in the NNS 401(k) Plan and had their accounts in that plan transferred to the Plan pursuant to Section 5.6, the Company, in its sole discretion, may make Profit Sharing Contributions, Additional Company Contributions, or Matching Contributions to those Participants alone and in an amount that is different than the amount of similar Contributions available to other Participants. Company Contributions shall be made no later than the due date for filing the federal income tax return (including extensions) of the Company for the taxable year with respect to which the contribution is made. The Company may, in its discretion, make contributions at any time to defray Plan expenses as provided in Section 6.13.

4.4 Form of Company Contributions. The Company Contributions to the Trust Fund shall be paid in cash, Company Stock, or such other property as the Board of Directors may from time to time determine.

4.5 Valuation of Company Contributions in the Form of Company Stock. Company Stock contributed by the Company to the Trust fund shall be valued as of the date of contribution using the rules set forth in Section 6.11(b)(ii), treating the date of contribution as the Valuation Date.

4.6 Investment of Company Contributions and Voluntary Contributions. All contributions to the Plan (whether Company Contributions, Voluntary Contributions, Rollover Contributions or plan-to-plan transfers) shall be invested as provided in this Section 4.6.

(a) The Plan Administrator may establish a choice of investment alternatives that each Participant may select from in determining the manner in which his Account(s) will be invested.

The Plan Administrator shall prescribe procedures for investment of amounts allocated to an Alternate Payee Account. Company Contributions or a specific portion thereof may be directed to be invested in a Company Stock fund within the Trust, subject to the direction of the Plan Administrator.

(b) If such investment alternatives are established, each Participant may elect to invest the assets of his Accounts in such alternatives at such time, in such manner, and subject to such restrictions as the Plan Administrator shall specify.

(c) Separate funds within the Trust Fund shall be established to reflect the available alternatives, and separate subaccounts shall be established for each investment alternative selected by a Participant, and each such subaccount shall be valued separately.

(d) The Plan Administrator, in its discretion, may permit Participants to transfer amounts from one investment alternative to one or more other investment alternatives. An election to transfer such amounts shall be made only at such time, in such manner, and subject to such restrictions as the Plan Administrator may specify which in any event shall not be less frequent than once each month. The Plan Administrator may provide that future contributions may be invested in a different investment alternative than amounts already accumulated in the Participant’s Account(s).

(e) The Plan Administrator shall prescribe rules relating to the investment of the assets in the Accounts of a Participant who fails to make an effective election, for any reason whatsoever, as to how all or a portion of his Accounts shall be invested.

(f) The Plan Administrator shall provide notice by arranging for reports to Participants regarding the investment of their funds pursuant to their investment elections. Failure of a Participant to notify the Plan Administrator regarding implementation of his investment election within thirty (30) days following such notice shall be deemed to be an election to have the Accounts invested in the manner shown on such report, even if the manner of investment is different from that specified in the Participant’s election form or investment instructions. If a Participant has not received a notice confirming his investment election (or change therein) and does not notify the Plan Administrator or its designated delegate within thirty (30) days of the date such election (or change) was to be effective, the Participant shall be deemed to have elected to have the Accounts invested in the manner in which they are in fact invested, even if that method differs from the Participant’s election form or investment instructions.

4.7 Irrevocability. The Company shall have no right or title to, nor interest in, the contributions made to the Trust Fund, and no part of the Trust Fund shall revert to the Company except that funds may be returned to the Company as follows:

(a) In the case of a Company Contribution which is made by a mistake of fact, that contribution shall be returned to the Company within one (1) year after such contribution is made.

(b) If the Commissioner of the Internal Revenue Service determines that the Plan is not initially qualified under the Code, any contribution made incident to that initial qualification by the Company shall be returned to the Company within one year after the date the initial qualification is denied, but only if the application for the qualification is made by the time prescribed by law for filing the Company’s return for the taxable year in which the Plan is adopted, or such later date as the Secretary of the Treasury may prescribe.

(c) All Company Contributions to the Plan are conditioned upon the deductibility of those contributions under Code section 404. To the extent a deduction is disallowed, the contribution shall, at the election of the Company, be returned to the Company within one year after the disallowance.

4.8 Company, Plan Administrator and Trustee Not Responsible for Adequacy of Trust Fund.

(a) Neither the Company nor the Trustee shall be liable or responsible for the adequacy of the Trust Fund to meet and discharge any or all payments and liabilities hereunder. All Plan benefits will be paid from the Trust assets, and neither the Company nor the Trustee shall have any duty or liability to furnish the Trust with any funds, securities or other assets except as expressly provided in the Plan.

(b) Except as required under the Plan or Trust or under Part 4 of Title I of ERISA, the Company shall not be responsible for any decision, act or omission of the Trustee or the Investment Manager (if applicable), and shall not be responsible for the application of any moneys, securities, investments or other property paid or delivered to the Trustee.

(c) The Company expressly disavows any contractual obligation, implied or explicit, to make any contribution to the Plan or to contribute any specified amount.

4.9 Company Stock Transactions with Disqualified Persons. Acquisition or sale by the Plan of Company Stock or other qualifying employer securities (as defined in ERISA section 407(a)(5)), from or to a “disqualified person” (as defined in Code section 4975(e)(2)), shall be at a price which represents “adequate consideration” (as defined in ERISA section 3(18)) or, in the event such Company Stock or other qualifying employer security is a marketable obligation (as defined in ERISA section 407(e)), at a price not less favorable to the Plan than the price determined under ERISA section 407(e)(1). No commission shall be charged to the Plan in connection with any such sale or acquisition. The determination as to whether or not such a sale or acquisition satisfies the requirements of this Section 4.9 shall be made by the Plan Administrator.

ARTICLE V

ELECTIVE DEFERRALS, ROLLOVER CONTRIBUTIONS,

PLAN-TO-PLAN TRANSFERS AND VOLUNTARY CONTRIBUTIONS

5.1 Election. At dates established by the Plan Administrator, each Participant may elect, on forms prescribed by the Plan Administrator, to defer the receipt of a portion of his Compensation for that Plan Year and to have the deferred amount contributed directly by the Company to the Trust Fund as Elective Deferrals.

5.2 Amount Subject to Election; Nondiscrimination Requirement and Distribution of Excess Contributions.

(a) The amount of an individual’s Compensation that may be deferred subject to the election provided in Section 5.1 shall be a percentage of the individual’s Compensation, not to exceed the maximum percentage established by the Plan Administrator, except with respect to Participants who formerly participated in the NNS 401(k) Plan and whose accounts in that plan are transferred to the Plan pursuant to Section 5.6. With regard to such Participants who formerly participated in the NNS 401(k) Plan, the amount of such employees’ Compensation that may be deferred, subject to the election provided in Section 5.1, shall be an amount equal to not less than one percent (1%) or such percentage of Compensation greater than 12 percent (12%) as may be specified from time to time by the Plan Administrator, provided that the percentage rate for determining such contributions shall be a whole number.

(b) For purposes of Section 5.2(a), (i) the amount of the individual’s Compensation shall be determined prior to the reduction caused by the deferral (if any) of a portion of his Compensation pursuant to this Article V and (ii) Compensation shall not include bonuses, income from stock options, vesting stock or non-cash remuneration.

(c) The maximum amount of Elective Deferrals contributed on behalf of a Participant under the Plan shall not exceed $7,000 (multiplied by the Adjustment Factor) during any calendar year. If a Participant’s Elective Deferrals to this Plan exceed the limitation described in the preceding sentence, the Excess Deferral may be distributed to such Participant as Permitted by Code section 402(g)(A)(ii). Effective for Plan Years beginning on and after January 1, 1992, if, during a calendar year, (i) the Employee participates in this Plan and one or more other plans with a qualified cash or deferred arrangement described in Code sections 401(k), 408(k)(6), 125 or 403(b),

(ii) the Employee’s Elective Deferrals under all such plans (including this Plan) exceed $7,000 (multiplied by the Adjustment Factor), and (iii) all or any portion of such Employee’s Elective Deferrals under this Plan constitute Excess Deferrals by virtue of an allocation and notification by the Employee pursuant to Code section 402(g)(2)(A)(i), such Excess Deferrals shall not be distributed to such Employee as permitted by Code section 402(g)(2)(A)(ii), notwithstanding that the Employee may request such distribution, but rather shall be held in the Trust Fund in the same manner as such Employee’s Elective Deferrals which do not constitute Excess Deferrals.

(d) The Company shall distribute Excess Contributions to Highly Compensated Employees as provided in subsection (e) below to the extent necessary to satisfy one of the deferral percentage tests described below:

(i) The Average Deferral Percentage of Highly Compensated Employees who are Participants is not more than the product of 1.25 and the Average Deferral Percentage of all Non-Highly Compensated Employees for the current Plan Year.

(ii) The Average Deferral Percentage of Highly Compensated Employees who are Participants is not more than the lesser of (A) 200% of the Average Deferral Percentage of all Non-Highly Compensated Employees for the current Plan Year and (B) the Average Deferral Percentage of all Non-Highly Compensated Employees for the current Plan Year, plus two percentage points.

In determining the Average Deferral Percentages, the Deferral Percentages of all “Qualified Employees” shall be taken into account. For this purpose, a Qualified Employee is any Employee who is directly or indirectly eligible under the Plan to make Elective Deferrals for all or a portion of a Plan Year and includes:

(A) an Employee who would be a Participant but for the failure to make Elective Deferrals;

(B) an Employee whose eligibility to make Elective Deferrals has been suspended because of an election not to participate or receipt of a distribution or a loan; and

(C) an Employee who is unable to make an Elective Deferral because his Compensation is less than a stated dollar amount. In the case of a Qualified Employee who makes no Elective Deferrals, the Deferral Percentage that is to be included in determining the Average Deferral Percentage shall be zero.

(e) Excess Contributions for the preceding Plan Year plus any income allocable to such contributions shall be distributed no later than the last day of each Plan Year to the Highly Compensated Employees to whose accounts such Excess Contributions were allocated. Excess Contributions shall be treated as Annual Additions. The income allocable to such contributions shall include the income accrued during the Plan Year for which the Excess Contributions were made and income for the period between the end of the Plan Year and the date of the distribution. Such income shall be determined pursuant to procedures established by the Plan Administrator consistent with Code section 401(k)(8)(A) and Treasury regulation section 1.401(k)-1(f)(4).

(f) Distribution of Excess Contributions (plus any income or minus any loss allocable thereto) shall be made to Highly Compensated Employees on the basis of the amount of the Excess Contributions by, or on behalf of, each Highly Compensated Employee. Excess Contributions shall be distributed from the Participant’s Deferral Account as follows:

(i) Calculate the dollar amount of Excess Contributions for each Highly Compensated Employee consistent with the provisions of Code section 401(k)(8)(B).

(ii) Add the dollar amounts calculated in subsection (i) above to arrive at the total dollar amount of the Excess Contributions for the Plan Year, and distribute such total amount in accordance with subsections (iii)-(v) below.

(iii) The Deferral Account of the Highly Compensated Employee with the highest dollar amount of Elective Deferrals for the Plan Year shall be reduced by the dollar amount required to cause such Highly Compensated Employee’s Elective Deferrals for the Plan Year to equal the dollar amount of the Elective Deferrals of the Highly Compensated Employee with the next highest dollar amount of Elective Deferrals. Such reduction amount shall be distributed from the Deferral Account of the Highly Compensated Employee. However, if a lesser reduction, when added to the total dollar amount already distributed pursuant to this subsection (iii) would equal the total Excess Contributions as determined pursuant to subsection (ii) above, then the lesser reduction amount shall be distributed from such Highly Compensated Employee’s Deferral Account.

(iv) If the total amount distributed in subsection (iii) is less than the total Excess Contributions determined pursuant to subsection (ii) above, then the reduction and distribution process in subsection (iii) above shall be repeated.

(v) No distributions of Excess Contributions (plus income) shall be made to any Highly Compensated Employee as long as any other Highly Compensated Employee has a higher amount of Elective Deferrals.

Any reduction in the amount of Elective Deferrals to be made on behalf of a Participant or any distribution of Excess Contributions under this subsection (e) will also be effective for purposes of determining the amount of Matching Contributions, if any, allocated to such Participant under Section 5.3.

(g) The Deferral Percentage for any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have salary deferrals described in Code section 402(g)(3)(A) or qualified nonelective contributions described in Code section 401(m)(4)(C) allocated on his behalf under two or more plans or arrangements described in Code section 401(k) that are maintained by the Company or any Affiliated Company shall be determined as if all such deferrals and contributions were made under a single arrangement. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under regulations under Code section 401(k).

(h) The Plan Administrator may prescribe such rules as it deems necessary or appropriate regarding the maximum amount that a Participant may elect to defer and the timing of such an election. These rules may prescribe a maximum percentage of Compensation that may be deferred, or may provide that the maximum percentage of Compensation that a Participant may defer will be a lower percentage of his Compensation above a certain dollar amount of Compensation than the maximum deferral percentage below that dollar amount of Compensation. These rules shall apply to all individuals eligible to make the election described in Section 5.1, except to the extent that the Plan Administrator prescribes special or more stringent rules applicable only to Highly Compensated Employees.

(i) The Plan Administrator may, in its discretion, estimate, as soon as is reasonably possible prior to the close of the Plan Year, the extent (if any) to which deferral treatment under Code section 401(k) may not be available to any Participant (or class of Participants). If, pursuant to these estimates by the Plan Administrator, a Participant (or a class of Participants) is not eligible for deferral treatment for any or all of the amounts deferred pursuant to the election set forth above in Section 5.1, then the Plan Administrator may authorize a suspension of Elective Deferrals made pursuant to the provisions of Article V. This suspension shall be made pursuant to rules promulgated by the Plan Administrator. These rules may include provisions authorizing the suspension of Elective Deferrals above a specified dollar amount of Compensation, or any other means that the Plan Administrator believes will help to ensure that deferral treatment will be available for all Participants.

(j) In the event that the Plan Administrator determines that an amount to be deferred pursuant to the election provided in Section 5.1 would cause the Company Contributions under this and any other tax-qualified retirement plan maintained by the Company or any Affiliated Company to exceed the applicable deduction limitations contained in Code section 404, or to exceed the maximum Annual Addition determined in accordance with Article XIII, the Plan Administrator may treat such amount in accordance with the rules set forth above in Section 5.2(i).

5.3 Matching Contributions; Nondiscrimination Requirement and Distribution of Excess Aggregate Contributions.

(a) Effective for Plan Years beginning on or after January 1, 1990, the Company may, in its discretion, make a Matching Contribution in an amount equal to a percentage (determined each year in the Company’s discretion) for each $1 of a Participant’s Elective Deferrals up to a maximum of $5,000 of such Elective Deferrals, subject to the limitations specified in Article XIII, except with respect to Participants who formerly participated in the NNS 401(k) Plan and whose accounts in that plan are transferred to the Plan pursuant to Section 5.6. With regard to such Participants who formerly participated in the NNS 401(k) Plan, the Company, in its sole discretion, may make a Matching Contribution to those Participants alone and in an amount which is different than that available to other Participants, subject to the limitations specified in Article XIII.

(b) The contribution described in Section 5.3(a) shall be paid to the Trustee on the last day of the calendar quarter, or as soon as possible thereafter, but in any event no later than the date which is prescribed by law for filing the Company’s federal income tax return, including any extensions for the taxable year with respect to which such contributions are made. A Matching Contribution shall be allocated as provided in Section 6.10(b) and made to each Participant, including former NNS employees, who is performing duties as a wage earning Employee for the Company as of the last day of a calendar quarter and any Participant who dies, retires or becomes disabled during such quarter. Notwithstanding the above, for the period of January 1, 1995 through June 30, 1995, Matching Contributions will be paid to the Trustee and allocated to each Participant’s account as of June 30, 1995 for those Participants who are employed on June 30, 1995.

(c) Excess Aggregate Contributions, plus any income or minus any loss allocable thereto shall be forfeited, if forfeitable, or if not forfeitable, distributed to the Highly Compensated Employees to whose Accounts they were allocated, as set forth in subsections (d) and (e) below to the extent necessary to satisfy one of the following contribution percentage tests:

(i) The Average Contribution Percentage of Highly Compensated Employees who are Participants is not more than the product of 1.25 and the Average Contribution Percentage of all other Participants for the current Plan Year.

(ii) The Average Contribution Percentage of Highly Compensated Employees who are Participants is not more than the lesser of (A) 200 percent of the Average Contribution Percentage of all other Participants for the current Plan Year and (B) the Average Contribution Percentage of all other Participants for the current Plan Year plus two points.

(d) In determining the Average Contribution Percentages, the Contribution Percentages of all “Qualified Employees” shall be taken into account. For this purpose, a Qualified Employee is any Employee who is directly or indirectly eligible under the Plan to receive an allocation of Matching Contributions for all or a portion of a Plan Year and includes:

(i) an Employee who would be a Plan Participant but for the failure to make Elective Deferrals;

(ii) an Employee whose eligibility to make Elective Deferrals has been suspended because of an election not to participate or receipt of a hardship distribution;

In the case of a Qualified Employee who makes no Elective Deferrals, and thus receives no Matching Contributions, the Contribution Percentage that is to be included in determining the Average Contribution Percentage shall be zero.

(e) Excess Aggregate Contributions (plus any income or minus any loss allocable thereto) for a Plan Year, to the extent not vested pursuant to Article VII, shall be forfeited and to the extent vested, they shall be distributed no later than the last day of the next succeeding Plan Year to those Highly Compensated Employees to whose accounts such Excess Aggregate Contributions were allocated. Excess Aggregate Contributions shall be treated as Annual Additions.

(f) Distribution of Excess Aggregate Contributions (plus any income or minus any loss allocable thereto) shall be made to Highly Compensated Employees on the basis of the amount of the Matching Contributions on behalf of each Highly Compensated Employee. Excess Contributions shall be distributed from the Participant’s Matching Contribution Account as follows:

(i) Calculate the dollar amount of Excess Aggregate Contributions for each Highly Compensated Employee consistent with the provisions of Code section 401(m)(6)(D).

(ii) Add the dollar amounts calculated in subsection (i) above to arrive at the total dollar amount of the Excess Aggregate Contributions for the Plan Year, and distribute such amount in accordance with subsections (iii)-(vi) below.

(iii) The Matching Contribution Account of the Highly Compensated Employee with the highest dollar amount of Matching Contributions for the Plan Year shall be reduced by the dollar amount required to cause such Highly Compensated Employee’s Matching Contributions for the Plan Year to equal the dollar amount of the Matching Contributions of the Highly Compensated Employee with the next highest dollar amount of Matching Contributions. Such reduction amount shall be distributed from the Matching Contribution Account of the Highly Compensated Employee. However, if a lesser reduction, when added to the total dollar amount already distributed pursuant to this subsection (iii) would equal the total Excess Aggregate Contributions as determined pursuant to subsection (ii) above, then the lesser reduction amount shall be distributed from such Highly Compensated Employee’s Matching Contribution Account.

(iv) If the total amount distributed in subsection (iii) is less than the total Excess Aggregate Contributions determined pursuant to subsection (ii) above, then the reduction and distribution process in subsection (iii) above shall be repeated.

(v) Income or loss attributable to such Excess Aggregate Contributions shall be determined based on the income or loss in the Company Contribution Account of each Highly Compensated Employee to whom such Excess Aggregate Contributions are distributed (or from whose accounts such Excess Aggregate Contributions are forfeited) for the Plan Year for which the Excess Aggregate Contributions were made. Such income or loss shall be determined pursuant to procedures established by the Plan Administrator consistent with Code section 401(m)(6) and Treasury regulation section 1.401(m)-1(e)(3).

(vi) No distributions of Excess Aggregate Contributions (plus income) shall be made to any Highly Compensated Employee as long as any other Highly Compensated Employee has a higher amount of Matching Contributions.

(g) The Contribution Percentage of a Highly Compensated Employee who is eligible to participate in two or more plans described in Code section 401(a) or arrangements described in Code section 401(k) maintained by the Company or an Affiliated Company to which Matching Contributions or employee after-tax contributions are made shall be aggregated for purposes of determining such Employee’s Contribution Percentage.

(h) Any Excess Aggregate Contributions that are forfeited shall be added to Company Contributions and allocated as provided in Section 6.12(a); provided, however, that forfeitures of Excess Aggregate Contributions shall not be allocated to the Account of any Highly Compensated Employee whose Matching Contributions Account is reduced pursuant to Subsection 5.3(f).

(i) If one or more Highly Compensated Employees participates in a cash or deferred arrangement subject to the nondiscrimination test in Code section 401(k) and a plan subject to the nondiscrimination test in Code section 401(m) that are maintained by the Company or an Affiliated Company, and the sum of the Average Deferral Percentage and Average Contribution Percentage of the Highly Compensated Employees subject to either or both of those tests exceeds the aggregate limit defined below, the Matching Contribution Account of the Highly Compensated Employees who also participate in the cash or deferred arrangement shall be reduced (beginning with the Highly Compensated Employee whose Matching Contributions for the Plan Year are the highest) to the extent necessary to come within the Applicable Limit. The amount by which each Highly Compensated Employee’s Matching Contribution Account is reduced shall be treated as an Excess Aggregate Contribution. The Average Deferral Percentage and Average Contribution Percentage of the Highly Compensated Employees shall be determined after any corrections required to meet the Average Deferral Percentage test and the Average Contribution Percentage test. Multiple use does not occur if either the Average Deferral Percentage or the Average Contribution Percentage of the Highly Compensated Employee does not exceed 1.25 multiplied by the Average Deferral Percentage and Average Contribution Percentage of the Nonhighly Compensated Employees for the current Plan Year. Effective for Plan Years ending on or before December 31, 2001, the provisions of Reg. Section 1.401(m)-2(b) shall apply for the purpose of applying the test for multiple use of the alternative limitation.

5.4 Termination of, Change in Rate of, or Resumption of Deferrals.

(a) A Participant may submit on form(s) prescribed by the Plan Administrator a request to the Plan Administrator that he wishes to terminate, alter the rate of, or resume his Elective Deferrals made pursuant to this Article V. Such changes may be made once each month.

(b) This request for termination, alteration, or resumption shall be effective as soon as practicable, subject to Section 5.2(i), and shall be effective on the later of the date specified in the notice of the change and the date which is fifteen days after the notice is received by the Plan Administrator.

5.5 Rollover Contributions From Other Plans. An Eligible Employee, regardless of whether he has satisfied the participation requirements of Section 3.1, may contribute to the Trust Fund a Rollover Contribution pursuant to procedures approved by the Plan Administrator. The Plan Administrator shall develop such procedures and may require such information from an Employee desiring to make such a contribution as it deems necessary or desirable to determine that the proposed contribution will meet the requirements of a Rollover Contribution. Upon approval by the Plan Administrator, the amount contributed shall be deposited in the Trust Fund and shall be credited to a Rollover Account. Such account shall be one hundred percent (100%) vested in the Employee, shall be valued in accordance with Section 6.11, but shall not share in allocations of any Profit Sharing Contributions. Upon termination of employment, the total amount of the Voluntary Account shall be distributed as soon as practicable following termination of employment or, if the Employee so elects, treated as part of the Employee’s “Distributable Benefit” under Section 8.5 and distributed in accordance with Sections 8.1 through 8.7, as applicable.

Upon such contribution by an Employee who is otherwise eligible to participate in the Plan, but who has not yet completed the participation requirements of Section 3.1, his Rollover Account shall represent his sole interest in the Plan until he becomes a Participant.

5.6 Plan-to-Plan Transfers. In its sole discretion, the Plan Administrator may authorize (subject to procedures established by the Plan Administrator) the Trustee to accept a transfer, from a plan qualified under Code section 401(a), of a Participant’s account(s) balance under such transferee plan but only to the extent such account(s) balances are in cash and satisfy each of the following requirements:

(a) If it is made to this Plan from a plan which contained Protected Benefits, such Protected Benefits shall continue to be maintained with respect to the amounts transferred whether in the Participant’s NNS Transfer Accounts or in the Participant’s other Accounts, depending upon the character of the contribution under the transferee plan.

(b) To the extent required by Code section 411(d)(6), and pursuant to procedures established by the Company, an amount transferred to the Participant’s Accounts, including a Participant’s NNS Transfer Accounts, if any, pursuant to this Section 5.6 shall retain the Protected Benefits that were applicable to such Account balance prior to the transfer to the Plan. Notwithstanding the foregoing, the Company reserves the right to eliminate all or any of such Protected Benefits if and to the extent permitted by Code section 411(d)(6) and any regulations or guidance promulgated thereunder.

5.7 Voluntary Contributions. No Voluntary Contributions are permitted subsequent to December 31, 1986. Voluntary Contributions made prior to such date shall be maintained in a Voluntary Account as set forth herein.

ARTICLE VI

ACCOUNTING AND ALLOCATION PROCEDURES

6.1 Deferral Account. The Plan Administrator shall open and maintain a separate Deferral Account for each Participant in the Plan who has made Elective Deferrals.

6.2 Company Contribution Account. The Plan Administrator shall open up and maintain a separate Company Contribution Account for each Participant in the Plan who has been allocated a Profit Sharing Contribution or Matching Contribution.

6.3 Voluntary Account. The Plan Administrator shall continue to maintain a separate Voluntary Account for each Participant who has made a Voluntary Contribution to the Plan.

6.4 Rollover Account. The Plan Administrator shall open and maintain a separate Rollover Account for each Participant in the Plan who has made a Rollover Contribution to the Plan.

6.5 Alternate Payee Account. The Plan Administrator shall open and maintain a separate Alternate Payee Account for each Alternate Payee who is awarded benefits under this Plan pursuant to a qualified domestic relations order within the meaning of Code section 414(p).

6.6 NNS Transfer Deferral Account. The Company shall open and maintain a separate NNS Transfer Deferral Account for each Participant who formerly participated in the NNS 401(k) Plan and had an elective deferral account in that plan which was transferred to the Plan.

6.7 NNS Transfer After-Tax Account. The Company shall open and maintain a separate NNS Transfer After-Tax Account for each Participant who formerly participated in the NNS 401(k) Plan and had a after-tax account in that plan which was transferred to the Plan.

6.8 NNS Transfer Rollover Account. The Company shall open and maintain a separate NNS Transfer Rollover Account for each Participant who formerly participated in the NNS 401(k) Plan and had a rollover account in that plan which was transferred to the Plan.

6.9 NNS Transfer Employee Account. The Company shall open and maintain a separate NNS Transfer Employee Account for each Participant who formerly participated in the NNS 401(k) Plan and had a matching or stock grant account in that plan which was transferred to the Plan.

6.10 Allocation of Company Contributions.

(a) All Company Contributions on account of Elective Deferrals shall be allocated to Participants’ Deferral Accounts as soon as practicable following their contribution to the Trust, but in no event later than ninety (90) days after such amounts were deferred.

(b) All Company Contributions which constitute Matching Contributions shall be allocated to Participants’ Company Contribution Accounts within ninety (90) days following their contribution to the Trust. An allocation shall be made on behalf of a Participant who is otherwise eligible to receive a Matching Contribution only if such Participant is a wage-earning Employee of the Company on the last day of the calendar quarter, or if such Participant dies, retires or becomes disabled during such quarter.

(c) Any Company Contributions which constitute Profit Sharing Contributions shall be allocated to the Company Contribution Account of each Participant who is performing duties as a wage-earning Employee of the Company on the last day of the Plan Year. An allocation also shall be made for any Participant who dies, retires or becomes disabled during the Plan Year. The Profit Sharing Contribution shall be allocated to each Participant eligible to receive a share of such contribution (except for those Participants who formerly participated in the NNS 401(k) Plan) in the proportion that the Compensation paid to each such Participant during the Plan Year bears to the Compensation paid to all such Participants. With respect to Participants who formerly participated in the NNS 401(k) Plan and whose accounts in that plan were transferred to the Plan pursuant to Section 5.6, any Profit Sharing Contribution shall be allocated among each such Participant who is otherwise eligible to receive a share of such contribution in the proportion that the Compensation paid to each such Participants during the Plan Years bears to the Compensation paid to all such Participants who formerly participated in the NNS 401(k) Plan.

(d) Any Company Contributions for a Plan Year which constitute Additional Company Contributions shall be held on an unallocated basis until allocated to Participants’ Deferral Accounts as provided under this Plan. Prior to allocation, these contributions shall not be adjusted for any income, gain or loss thereon, which shall be allocated separately pursuant to Section 6.13.

(e) Company Contributions in the form of Additional Company Contributions shall be allocated to Participants’ Deferral Accounts so as to allow the Plan to satisfy the nondiscrimination test set forth in Code section 401(k)(3)(A)(ii) and Section 5.2(d) of the Plan as applied to Elective Deferrals and the nondiscrimination test set forth in Code section 401(m)(2) and Section 5.3 of the Plan as applied to Matching Contributions. Subject to the limitations of Article XIII of this Plan and to the requirements of Code sections 401(k)(3)(A)(ii) and 401(m)(2), effective January 1, 1992, Additional Company Contributions shall be allocated as an equal dollar amount to Deferral Accounts of all Eligible Employees who are Nonhighly Compensated Employees who are taken into account in the nondiscrimination tests set forth in Sections 5.2 and 5.3 of the Plan.

(f) Company Contributions made pursuant to Section 6.13 shall not be allocated to Accounts of Participants, but (together with any gains or income thereon) shall be applied to defray Plan expenses.

(g) In no event shall amounts be allocated which would cause the limitation on Annual Additions set forth in Article XIII to be exceeded.

(h) Company Contributions in the form of Company Stock shall be allocated to the Accounts of the Participants based on the fair market dollar value of such contributed Company Stock as determined under the provisions of Section 6.11(b)(ii), unless a different valuation method shall be required under the applicable Treasury regulations.

6.11 Valuation of Accounts.

(a) As of each Valuation Date and within sixty (60) days after the removal or resignation of the Trustee, and at such other times as determined by the Plan Administrator, the Trustee shall value the assets of the Trust on the basis of fair market values.

(b) As soon as is reasonably possible after receipt of these valuations from the Trustee, the Plan Administrator shall value the Accounts of each Participant, Suspended Participant and Alternate Payee as of the applicable Valuation Date so as to reflect the current fair market value of each Account as of such Valuation Date. The valuation provisions of this Section 6.11 shall be applied and implemented in accordance with the following rules:

(i) If separate subaccounts have been established for separate investment alternatives, each subaccount shall be valued separately and the total value of a Participant’s Account(s) shall equal the total value of his interest in each of the respective subaccounts in which his Account(s) have been invested.

(ii) Company Stock allocated and credited to an Account or subaccount, or to a separate fund within the Trust Fund in which Participants’ Accounts or subaccounts are invested as provided in Section 4.6, as well as Company Stock held on an unallocated basis in the Trust Fund, shall be valued as of the applicable Valuation Date, according to the following rules:

(A) Company Stock acquired by the Trust Fund with cash shall initially be valued at the purchase price paid for such stock. On any subsequent Valuation Date, such Company Stock, as well as all other Company Stock held in, or contributed to, the Trust Fund, shall be valued in accordance with Section 6.11(b)(ii)(B) or 6.11(b)(ii)(C) below, as applicable.

(B) If any Company Stock does not consist of securities listed on a national securities exchange, or traded on a regular basis, as determined by the Company, in the over-the-counter market, the fair market value of such stock shall be determined using the formula price for such stock, as described in the August 24, 1987 Prospectus for Science Applications International Corporation (or the most recent prospectus that supersedes that prospectus), on the applicable Valuation Date. The Plan Administrator may at any time, and from time to time, change the method of determining the fair market value of Company Stock, provided that the replacement method is consistent with applicable provisions of ERISA and the Code. A Participant, Beneficiary or Alternate Payee shall have no right to have a particular valuation method applied (or continue to be applied) to his Account(s).

(C) If any Company Stock consists of securities listed on a national securities exchange, fair market value of such Company Stock shall be considered to be equal to the closing price of such Company Stock (as reported in the consolidated transaction reporting system, or if not so reported, as reported on the principal exchange market for such Company Stock by such exchange or on any system sponsored by such exchange) on the trading day immediately preceding the day applicable Valuation Date. If any Company Stock consists of securities traded on a regular basis, as determined by the Company, in the over-the-counter market, the fair market value of such Company Stock shall be considered to be equal to the average between the high bid price and the low asked price quoted by the automatic quotation system of a securities association registered under the federal securities laws for the trading day immediately preceding the applicable Valuation Date.

(iii) The fair market value of any guaranteed interest contract, trust or fund holding such a contract, or similar program entered into between an insurance company and the Plan shall be determined based on the principal amount of such contract or program, plus the amount of the guaranteed interest or other increase in value which is paid or credited to the Plan pursuant to such contract or program. The provisions of this subparagraph (iii) shall apply to any investment alternative established under Section 4.6 which is invested in such a contract or program.

(iv) To the extent that a Participant’s Account is invested in a regulated investment company offered as an investment alternative under the Trust, the value of that portion of the Account shall be valued, pursuant to rules prescribed by the Plan Administrator, based on the unit or share value of the regulated investment company on the applicable Valuation Date.

(c) The Company, the Plan Administrator and Trustee do not in any manner or to any extent whatsoever warrant, guarantee or represent that the value of a Participant’s Account shall at any time equal or exceed the amount previously contributed thereto, or that any valuation or accounting method or practice will continue to be applied.

(d) Allocation of Company Stock Received Pursuant to Stock Dividends, Splits, Recapitalizations, Etc. Any Company Stock received by the Trustee as a stock split, dividend, or as a result of a reorganization or other recapitalization of the Company shall be allocated as of the day on which the stock is received by the Trustee in the same manner as the Company Stock to which it is attributable is then allocated.

(e) Allocation of Stock Rights, Warrants or Options.

(i) In the event any rights, warrants or options are issued on Company Stock held in the Trust Fund, the Trustee shall exercise them for the acquisition of additional Company Stock as directed by the Plan Administrator and to the extent that cash is then available in the Trust Fund.

(ii) Any Company Stock acquired in this fashion shall be treated as Company Stock purchased by the Trustee for the net price paid and shall be allocated in the same manner as the funds used to purchase the Company Stock were or would be allocated under the provisions of this Plan, pursuant to directions of the Plan Administrator.

(iii) Any rights, warrants, or options on Company Stock which cannot be exercised for lack of cash may, as directed by the Plan Administrator, be sold by the Trustee and the proceeds allocated in accordance with the source of the Company Stock with respect to which the rights, warrants or options were issued.

(f) Allocation of Cash Dividends and Other Distributions Received in the Trust Fund.

(i) All cash dividends paid to the Trustee with respect to Company Stock that has been allocated to an Account (if any) as of the date the dividend is received by the Trustee shall be allocated to such Account. If the Company Stock in the Trust Fund is held in a Company Stock fund as an investment alternative pursuant to Section 4.6, such that Participants have an interest in such Company Stock only indirectly through an interest in such fund held in a subaccount, the cash dividends shall be allocated to such fund and shall thereafter be invested in accordance with the investment practices of such fund, and shall not be allocated directly to a Participants’ Account or subaccount.

(ii) All cash dividends paid to the Trustee with respect to unallocated Company Stock shall be allocated as provided in Section 6.13.

(iii) Other distributions received by the Trustee with respect to investments of the Trust shall be allocated to the applicable fund(s) established pursuant to Section 4.6, as prescribed by the Plan Administrator.

6.12 Allocation of Forfeitures. The treatment of all amounts that are forfeited by reason of the termination of the employment of a Participant shall be governed by the following rules, effective January 1, 1992:

(a) Forfeitures shall be used to offset the Company’s obligation to make Company Contributions and shall be allocated to the Matching Contribution Accounts of those Participants who are entitled to receive an allocation of Matching Contributions for the Plan Year in the manner prescribed in Section 6.10(b).

(b) No forfeitures shall be allocated to any Voluntary Account, Rollover Account, Deferral Account or Alternate Payee Account.

(c) The forfeitures to be allocated shall be the amount of forfeitures occurring since the next preceding allocation under this Section 6.12 and prior to the date prescribed by the Plan Administrator as the cutoff date for such allocation, which shall be a date falling between the Anniversary Date and the actual date in which the allocations are made. Such date may be changed from time to time by the Plan Administrator.

(d) Pending allocation, forfeitures shall be accounted for in the same manner as unallocated Company Contributions and shall not be adjusted for income, gain or loss on such forfeitures. Such income, gain or loss shall be considered and accounted for in the same fashion as income, gain or loss on unallocated Company Contributions.

(e) For periods prior to January 1, 1991, forfeitures occurring during a Plan Year were allocated in the same manner as Profit Sharing Contributions.

6.13 Allocation of Income or Loss on Unallocated Company Contributions; Company Contributions to Defray Plan Expenses. At the time Company Profit Sharing Contributions are allocated to Company Contribution Accounts, the income, gain or loss on unallocated Company Contributions (determined as of the end of the Plan Year preceding the actual allocation date), adjusted for any Plan expenses paid or accrued as of the end of the Plan Year preceding the actual allocation date (except for Plan expenses paid through Company Contributions pursuant to the following sentence), shall be allocated to those Participants eligible to receive an allocation of Profit Sharing Contributions for such Plan Year, pro rata, according to each such Participant’s entitlement to such allocation. The Company may, in its discretion, make a Plan contribution at any time for the purpose of defraying Plan expenses. Such contribution shall be used to defray Plan expenses and shall not be allocated to Accounts of Participants.

6.14 Accounting Procedures. The Plan Administrator shall establish accounting procedures for the purpose of making the allocations, valuations and adjustments to Accounts provided for in this Article VI, as well as the implementation of investment direction by Participants pursuant to Section 4.6 and transfers between or distributions from subaccounts established pursuant to Section 4.6(b). From time to time the Plan Administrator may modify such accounting procedures for the purpose of achieving equitable, nondiscriminatory, and administratively feasible allocations among the Accounts in accordance with the general concepts of the Plan and the provisions of this Article VI.

A Participant, Beneficiary or Alternate Payee shall have no contractual or other right to have a particular accounting procedure or convention apply, or continue to apply, and the Plan Administrator shall be free to alter any such procedure or convention without obligation to any Participant, Beneficiary or Alternate Payee, consistent with the requirements of Code section 411(d)(6).

6.15 Suspended Participants. The Accounts of each Suspended Participant shall be held intact and shall be valued on each Valuation Date as provided in Section 6.11, but shall not receive any allocation of Company Contributions; provided, however, that if the Participant completes, during the Plan Year in which he becomes a Suspended Participant, 1,000 or more Hours of Service during such Plan Year, his Company Contribution Account shall participate in the allocation of Profit Sharing Contributions for such Plan Year, if he otherwise would have been eligible for such an allocation.

6.16 Qualified Military Service. Effective December 12, 1994, notwithstanding any provision of this Plan to the contrary, Company Contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code.

6.17 Accounting for Interest of an Alternate Payee. In the event an Alternate Payee is awarded an interest in the Plan benefits of a Participant pursuant to a qualified domestic relations order, as defined in Section 14.2, such interest shall be separated into one or more separate Accounts and accounted for under rules prescribed by the Plan Administrator, pending distribution to the Alternate Payee.

ARTICLE VII

VESTING IN ACCOUNTS

7.1 No Vested Rights Except as Herein Specified. No Participant, Beneficiary or Alternate Payee shall have any vested right or interest to, or any right of payment of, any assets of the Trust Fund, except as provided in this Plan. Neither the making of any allocations nor the crediting of any amounts to the Account of a Participant, Beneficiary or Alternate Payee shall vest in any Participant, Beneficiary or Alternate Payee any right, title, or interest in or to any assets of the Trust Fund.

7.2 Participant’s Vested Interest—General Rule. Subject to the provisions of Section 7.3 and 7.6, the Vested Interest of each Participant or Suspended Participant in his Company Contribution Account shall be determined by multiplying the balance in each such account as of the applicable date by the Vested Percentage determined in accordance with the rules of Section 7.3 and the following schedule:

Years of Service	Vested Percentage
Less than three years	0
Three years but less than five years	50%
Five years or more	100%

7.3 Vested Percentage—Special Rules. The determination of a Participant’s or Suspended Participant’s Vested Percentage in his Company Contribution Account shall be subject to the following special rules:

(a) During an Employee’s period of employment with the Company or an Affiliated Company (including periods while on an approved leave of absence or a Maternity or Paternity absence), in the event of his death, Disability, attainment of Normal Retirement Age, or a judicial declaration of his mental incompetence, the Employee’s Vested Percentage shall become one hundred percent (100%), regardless of his number of Years of Service.

(b) For Plan Years beginning on and after January 1, 1992, the following rules shall apply:

(i) If a Participant terminates employment with the Company before becoming fully vested in his Accounts, and does not elect to receive a distribution, the nonvested portion of his Accounts shall be forfeited at the time the Participant incurs five consecutive Breaks in Service. If the Participant resumes employment with the Company prior to incurring five consecutive Breaks in Service, his Vested Percentage shall be determined as if he had not terminated employment.

(ii) If a Participant terminates employment with the Company before becoming fully vested in his Company Contribution Account, and voluntarily elects to receive a distribution at termination, the nonvested portion of such Participant’s Company Contribution Account shall be forfeited at the time the Participant incurs a Break in Service.

(iii) If the nonvested portion of a Participant’s Company Contribution Account is forfeited as described in clause (ii), and the Participant returns to employment prior to incurring five consecutive Breaks in Service, the amount forfeited shall be restored to his Company Contribution Account if the Participant repays to the Plan the full amount of the distribution attributable to contributions made by the Company before the earlier of (A) five years after the first date on which the Participant is subsequently reemployed by the Company, or (B) the date on which the Participant incurs five consecutive Breaks in Service. Reinstatement shall be made on the last day of the Plan Year coinciding with or following the Employee’s Reemployment Commencement Date. Restoration shall be made from available funds in the following order: first from forfeitures occurring on the last day of the Plan Year coinciding with or following the Employee’s Reemployment Commencement Date, and second, from extraordinary contributions made by the Company.

(iv) If a Participant terminates employment with the Company when the value of the Participant’s Distributable Benefit is $5,000 or less, the Participant shall receive such Distributable Benefit as soon as practicable following termination of employment. The nonvested portion of such Participant’s Accounts shall be forfeited at the date the Participant receives distribution of his Distributable Benefit. If the Participant resumes employment with the Company prior to incurring five consecutive Breaks in Services, and repays the amount distributed, as described in clause (iii), the nonvested portion shall be restored as provided in clause (iii). If a Participant has no vested interest in his Accounts, the Participant shall be deemed to have received a distribution of his Distributable Benefit.

(v) An Employee’s aggregate Years of Service shall not include any Years of Service not required to be taken into account under this Section 7.3(b) by reason of any prior Break in Service.

(c) An Employee’s Vested Percentage as of January 1, 1992 shall be equal to his Vested Percentage determined as of

December 31, 1991, under the terms of the Amended and Restated Plan as in effect on September 30, 1989.

(d) In the event of a divestiture of an operating group or division, the Plan Administrator or the Plan Administrator’s designee may, in their sole discretion, determine, with respect to Eligible Employees whose employment with the Company terminates as a result of such divestiture and in lieu of the otherwise applicable determination of Vested Percentage specified in this Article VII, (1) treat the Eligible Employees’ Vested Percentage as 100%, notwithstanding their Years of Service prior to termination; or (2) treat such Eligible Employees as Suspended Participants but credit Years of Service with the new employer to whom such group is divested for purposes of determining such Eligible Employees’ Vested Percentage. Any such determination for a particular group or division shall not bind the Company in any way with respect to any subsequent determination relating to a different group or division. In the event of a subsequent divestiture from the new employer, the Plan Administrator or the Plan Administrator’s designee may make a similar determination regarding vesting acceleration.

7.4 Nonforfeitable Accounts. The Vested Interest of each Participant in his Deferral Account, Voluntary Account and Rollover Contributions Account shall at all times be 100 percent.

7.5 Alternate Payee Accounts. In the event that an Alternate Payee is awarded an interest in the Accounts of a Participant whose Vested Percentage in any such Account is less than 100%, the Vested Percentage at any time of the Alternate Payee in that portion of the Alternate Payee Account attributable to such awarded interest shall be the same percentage as the Participant’s Vested Percentage in his Account at that time, determined in accordance with Sections 7.1 through 7.3.

7.6 Participants Vested Interest.

(a) Notwithstanding the above, effective January 1, 1997, the Vested Interest in the Company Contribution of each Participant actively employed on January 1, 1997 shall be at all times 100%.

(b) Notwithstanding the above, the Vested Interest in the Company Contribution of each Participant who formerly participated in the NNS 401(k) Plan and had accounts of that plan transferred to the Plan shall be at all times 100%.

ARTICLE VIII

PAYMENT OF PLAN BENEFITS

8.1 Retirement.

(a) A Participant who attains Normal Retirement Age shall be fully vested in his Accounts and shall be entitled to receive a distribution of his Distributable Benefit as of his Normal Retirement Date. The value of his Distributable Benefit shall be based on the value of his Account as of the Applicable Valuation Date.

(b) If the Participant continues in the service of the Company beyond his Normal Retirement Date with the consent of the Company consistent with applicable legal requirements, he shall continue to participate in the Plan in the same manner as Participants who have not reached their Normal Retirement Dates. At the subsequent termination of the Participant’s employment with the Company, his Distributable Benefit shall be based upon the value of his Accounts as of the Applicable Valuation Date determined with reference to his date of termination of employment as though that were his Normal Retirement Date.

8.2 Other Termination of Employment. A Participant who terminates employment with the Company for any other reason other than retirement on or after Normal Retirement Age, shall be entitled to receive a distribution of his Distributable Benefit as soon as reasonably practicable but in no event later than 120 days following the end of the Plan Year in which the Participant terminates his employment. A Participant shall be deemed to have terminated employment on the date the Plan Administrator determines the Participant has incurred a Disability. The value of his Distributable Benefit shall be based on the value of his Account as of the Applicable Valuation Date.

8.3 Withdrawals of Voluntary Contributions and from NNS Transfer Accounts; Hardship Withdrawals.

(a) A Participant (except a Participant who formerly participated in the NNS 401(k) Plan) shall be entitled to make a withdrawal from his Voluntary Account at any time, subject to procedures established by the Plan Administrator. A Participant who formerly participated in the NNS 401(k) Plan and had accounts in that plan transferred to the Plan, shall be entitled to make a withdrawal from his NNS Transfer After-Tax Account, NNS Transfer Employer Account, or NNS Transfer Rollover Account at any time, subject to procedures established by the Plan Administrator.

(b) Further, a Participant (except a Participant who formerly participated in the NNS 401(k) Plan), may withdraw amounts from his Deferral Account that are attributable to Elective Deferrals, excluding all earnings attributable thereto, upon incurring a financial hardship as determined by the Plan Administrator. A Participant who formerly participated in the NNS 401(k) Plan shall be entitled to make withdrawals from his Deferral Account and his NNS Transfer Deferral Account that are attributable to Elective Deferrals, excluding all earnings attributable thereto, upon incurring a financial hardship as determined by the Plan Administrator. A withdrawal will be deemed made on account of financial hardship only if the distribution is made on account of an immediate and heavy financial need and is necessary to satisfy such financial need. Any withdrawal made pursuant to this paragraph shall be made in accordance with rules prescribed by the Plan Administrator that are consistent with regulations under Code section 401(k), and the following rules:

(i) The determination of whether an Employee has an immediate and heavy financial need is to be made by the Plan Administrator on the basis of all relevant facts and circumstances. A distribution will be deemed to be made on account of an immediate and heavy financial need of the Employee if the distribution is on account of:

(A) Medical expenses of the Employee or his dependent(s) not covered by insurance;

(B) Purchase of the principal residence for the Employee;

(C) Payment of tuition for the next twelve months of post-secondary education for the Employee or his dependent(s);

(D) The need to prevent the eviction from the Employee’s principal residence or foreclosure on the mortgage of the Employee’s principal residence; or

(E) Other financial circumstances as the Plan Administrator may determine, consistent with applicable regulations and rulings of the Treasury Department and the Internal Revenue Service.

(ii) To receive a hardship withdrawal, the following requirements must first be met by the applicant:

(A) The applicant must sign the forms provided by the Plan Administrator and certify all information requested on that form;

(B) The applicant must have withdrawn, or must withdraw at the same time that an application for hardship withdrawal is submitted, all voluntary account balances in other Company retirement plans, if any;

(C) The applicant must have applied for all eligible loans from this Plan or from any other Company retirement plans which permit Participant loans;

(D) The hardship withdrawal normally cannot be less than $500.00;

(E) The applicant must suspend all Elective Deferrals for twelve (12) months after receiving the hardship withdrawal pursuant to rules prescribed by the Plan Administrator; and

(F) The maximum amount of Elective Deferrals for the calendar year following the year of the hardship withdrawal will be the maximum amount permitted by Code section 402(g) for such calendar year less the amount of any Elective Deferrals made by the Participant during the calendar year in which such Hardship withdrawal is made.

(iii) In the event that a Participant has elected to have his Deferral Account invested in more than one investment alternative, then the withdrawal shall be made pro rata from the subaccounts in which his Accounts are invested.

(iv) The timing of the payment of the withdrawal shall be made as soon as practicable following the request in accordance with the rules established by the Plan Administrator.

(c) Upon fifteen (15) days’ written notice to the Plan Administrator, and not more than once each Plan Year, a Participant may withdraw up to one hundred percent (100%) of the balance in his Voluntary Account as soon as administratively feasible following submission of the withdrawal request.

(d) Any withdrawal made under this Section 8.3 shall be subject to the restrictions on distributions set forth in Sections 8.6 through 8.8.

8.4 Withdrawals After Age 59 1/2. On or after a Participant reaches the age of 59 1/2, he may make unlimited withdrawals of any amount from any or all of his Accounts as set forth in Section 2.1.

8.5 Distributable Benefit.

(a) A Participant’s “Distributable Benefit” shall be his entire nonforfeitable interest in his Accounts. This amount shall be distributable in the forms described in Section 8.6, subject to the restrictions on distributions set forth in Sections 8.7 and 8.8.

(b) For purposes of determining the amount of Distributable Benefit that will be distributed to a Participant or Beneficiary pursuant to the rules of this Article VIII, the value of the Participant’s Accounts shall be determined in accordance with rules prescribed by the Plan Administrator. However, the value of the Participant’s Accounts shall be increased or decreased (as appropriate) by any contributions or distributions properly allocable under the terms of this Plan to his Accounts that occurred on or after the Applicable Valuation Date or for any other reason were not otherwise properly reflected in the valuation of his Account on such Valuation Date.

(c) Neither the Plan Administrator, the Company, nor the Trustee shall have any responsibility for any increase or decrease in the value of a Participant’s Account as a result of any valuation made under the terms of this Plan after the date of his termination of employment and before the date of the distribution of his Distributable Benefit to him or his Beneficiary. Also, neither the Plan Administrator, the Company, nor the Trustee shall have any responsibility for failing to make any interim valuation of a Participant’s Accounts between the date of distribution to the Participant of his Distributable Benefit and the immediately preceding Valuation Date, even though the Plan assets may have been revalued in that interim for a purpose other than to revalue the Accounts under this Plan.

8.6 Optional Forms of Payment.

(a) Each Participant may elect, with his spouse’s consent if required and subject to (b) below, to receive his Distributable Benefit in one of the following forms, or a combination of such forms, subject to the provisions of Sections 8.7 and 8.8:

(i) A single sum.

(ii) 10 or 15 year certain and life annuity.

(iii) Contingent annuity - 10 year certain and life annuity.

(iv) Flexible installment refund annuity.

(v) Installment refund annuity.

(b) Any distribution not made in a single sum shall be made over a term that does not exceed any one (or a combination) of the following periods:

(i) A period certain not extending beyond the life expectancy of the Participant.

(ii) A period certain not extending beyond the joint life and last survivor expectancy of the Participant and a designated Beneficiary.

(iii) The Participant’s life.

(iv) The lives of the Participant and the Participant’s designated Beneficiary.

(c) With respect to any Participant whose Plan Accounts contain no allocations made prior to January 1, 1992, the only available benefit option is a single sum distribution.

8.7 Direct Rollover.

(a) This Section 8.7 applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a “distributee’s” election under this Section 8.7, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an “eligible rollover distribution” paid directly to a “eligible retirement plan” specified by the distributee in a direct rollover.

(b) “Eligible rollover distribution” means any distribution of all or any portion of the balance of the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under section 401(a)(9) of the Code; any hardship distribution made under Code section 401(k)(2)(B)(i)(IV) for distributions after December 31, 1998;

and the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

(c) “Eligible retirement plan” means an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified trust described in section 401(a) of the Code, that accepts the distributee’s eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

(d) A “distributee” includes an employee or former employee. In addition, the employee’s or former employee’s surviving spouse and the employee’s or former employee’s spouse or former spouse who is an Alternate Payee are distributees with regard to the interest of the spouse or former spouse.

(e) A “direct rollover” is a payment by the Plan to the eligible retirement plan specified by the distributee.

8.8 Distribution Restrictions on Plan Account and Matching Account Notwithstanding the prior provisions of this Article VIII to the contrary, a Participant’s Plan Account and Matching Account Balances shall not be distributable earlier than:

(a) Upon termination of the Participant’s employment with the Company on or after the date he or she attains Normal Retirement Date or by reason of death;

(b) Upon a determination by the Committee that the Participant has become Disabled;

(c) Upon termination of the Participant’s employment with the Company and Affiliated Companies for any reason other than those specified in paragraph (a) above, but only if such termination constitutes a separation from service (within the meaning of Code section 401(k)(2)(B)(i)(I);

(d) Upon the Committee’s approval of the Participant’s application for a hardship or in-service withdrawal, but only to the extent provided in Section 8.7;

(e) In accordance with and to the limited extent provided in Sections 5.2(d) and 5.6(a);

(f) If and to the extent permitted by Code section 401(k)(10) in connection with the Company’s disposition of corporate assets or a subsidiary; and

(g) Upon the creation or recognition of an Alternate Payee’s right to all or a portion of a Participant’s Plan and Matching Contribution Accounts under a domestic relations order which the Committee determines is a qualified domestic relations order as provided in Section 14.2, but only as to the portion which is payable to the Alternate Payee.

8.9 Distribution Rules. The provisions of Section 8.8(a) shall apply to the Distributable Benefit of a Participant who does not elect, and has not previously elected, a life annuity under the Plan. The provisions of Section 8.8(b) shall apply to the Distributable Benefit of a Participant who elects, or has previously elected, a life annuity under the Plan.

(a)(i) Upon termination of employment with the Company for any reason other than death, a Participant who does not elect to receive a life annuity under the Plan shall be entitled to a single sum payment of his entire Distributable Benefit. Payment shall be made in the form and at the time determined under Sections 8.6 and 8.7.

(ii) If the Participant has a Distributable Benefit remaining at his death, and has not elected a life annuity under the Plan, the Participant’s benefit shall be paid to the Participant’s surviving spouse. If there is no surviving spouse, or if the surviving spouse has consented in a manner conforming to the requirements of a Qualified Election as described below to a different Beneficiary designation, the Participant’s Distributable Benefit shall be paid to the Participant’s designated Beneficiary. The Participant’s spouse may waive the spousal death benefit described above at any time, but the waiver shall not be effective unless it satisfies the requirements for a Qualified Election with respect to a Qualified Preretirement Survivor Annuity. The Plan Administrator shall direct the Trustee to pay out the Participant’s benefits in the form elected by the Beneficiary subject to the provisions of Sections 8.6 and 8.7.

(b)(i) If a married Participant who has elected to receive a life annuity under the Plan dies prior to his Annuity Starting Date, is survived by a spouse and has not made a Qualified Election within the Election Period, the Participant’s Distributable Benefit shall be used to provide a Qualified Preretirement Survivor Annuity providing for payments over the life of the Participant’s surviving spouse. The surviving spouse may elect to have distributions commence within a reasonable period after the Participant’s death or to defer distribution as provided in Section 8.6.

(ii) If a married Participant is alive on his Annuity Starting Date and does not make a Qualified Election within the Election Period, the Participant’s Distributable Benefit shall be used to provide a Qualified Joint and Survivor Annuity providing payments over the joint life of the Participant and the Participant’s spouse and the life of the survivor. The Participant shall designate on the form provided by the Plan Administrator the amount of the survivor annuity expressed as a percentage of the amount payable during the joint life of the Participant and his spouse. The Participant may elect to have such annuity distributed upon attainment of the earliest date on which the Participant may elect to receive retirement benefits.

(iii) If the Participant is unmarried on his Annuity Starting Date, or has certified that his spouse cannot be located, and does not make a Qualified Election within the Election Period, the Participant’s Distributable Benefit shall be used to provide a single life annuity providing payments over the life of the Participant.

(iv) Within the Applicable Notice Period, the Plan Administrator shall provide each Participant with a written explanation of the terms and conditions of the Qualified Preretirement Survivor Annuity and the Qualified Joint and Survivor Annuity; the Participant’s right to make, and the effect of, an election to waive such annuities; the requirement for spousal consent to the election to waive such annuities; the material features and optional forms of benefit; and the right to make, and the effect of, a revocation of an election to waive such annuities.

(v) If the Participant makes a Qualified Election within the Election Period, the Participant, or the Participant’s designated Beneficiary in the event of the Participant’s death, may elect to receive benefits in one of the forms described in Section 8.6.

(c) The following definitions shall apply with respect to this Section 8.9 in addition to the definitions in Article II of the Plan:

(i) “Annuity Starting Date” means the first day of the first period for which an amount is payable as an annuity or in any other form.

(ii) “Applicable Notice Period” means:

(A) For a Qualified Preretirement Survivor Annuity, whichever of the following periods ends last:

(1) The period beginning on the first day of the Plan Year in which the Employee attains age thirty-two (32) and ending with the close of the Plan Year preceding the Plan Year in which the Employee attains age thirty-five (35).

(2) A reasonable period ending after the individual becomes a Participant.

(3) Notwithstanding clause (i), a reasonable period ending after the date the Participant terminates employment with the Company, if the Participant terminates employment before attaining age thirty-five (35).

(B) For a Qualified Joint and Survivor Annuity, a reasonable period which shall not be less than thirty (30) days nor more than ninety (90) days before the Participant’s Annuity Starting Date.

(C) For purposes of clause (ii), a ”reasonable period” shall be the end of the two-year period beginning one year before the described event occurs and ending one year after that date. For purposes of clause (iii), a ”reasonable period” shall include the two-year period beginning one year before the Participant terminates employment with the Participating Employer and ending one year after such termination. If the Participant returns to employment with the Participating Employer, the Applicable Notice Period shall be redetermined.

(iii) “Election Period” means:

(A) For a Qualified Preretirement Survivor Annuity, the period which begins on the first day of the Plan Year in which the Participant attains age thirty-five (35) and ends on the date of the Participant’s death. If a Participant terminates employment with the Company before the first day of such period, the Election Period shall begin on the date on which the Participant terminates employment with the Company with respect to benefits previously accrued. A Participant who will not yet attain age thirty-five (35) as of the end the current Plan Year may make a special Qualified Election to waive the Qualified Preretirement Survivor Annuity for the period beginning on the date of such election and ending on the first day of the Plan Year in which the Participant will attain age thirty-five (35). Such election shall not be valid unless the Participant receives a written explanation of the Qualified Preretirement Survivor Annuity in terms similar to those described in subsection (c) above. Qualified Preretirement Survivor Annuity coverage shall be reinstated as of the first day of the Plan Year in which the Participant attains age thirty-five (35). Any waiver after such date must meet the requirements of a Qualified Election in order to be valid.

(B) For a Qualified Joint and Survivor Annuity, the ninety-day period ending on the Participant’s Annuity Starting Date.

(iv) “Qualified Election” means an election by a Participant to waive a Qualified Joint and Survivor Annuity or Qualified Preretirement Survivor Annuity which meets the following requirements:

(A) The Participant’s spouse consents in writing to the election.

(B) The election designates a specific Beneficiary, including any class of Beneficiaries or contingent Beneficiaries, which may not be changed without spousal consent, or the spouse expressly permits designations by the Participant without further spousal consent.

(C) The election designates a form of benefit payment that may not be changed without spousal consent (or the spouse expressly permits designation by the Participant without any further spousal consent). If it is established to the satisfaction of a Plan representative that there is no spouse, or that the spouse cannot be located, a waiver shall be deemed a Qualified Election.

(D) The spouse’s consent acknowledges the effect of the election.

(E) The spouse’s consent is witnessed by a Plan representative or a notary public.

(F) The Participant has received notice as described in clause (iv) within the Applicable Notice Period. Any consent made by a spouse to a Participant’s election to waive an annuity shall be effective only with respect to such spouse. A consent which permits designation by the Participant without any requirement of further consent by such spouse shall acknowledge that the spouse has the right to limit consent to a specific Beneficiary, and a specific form of benefit where applicable, and that the spouse voluntarily elects to relinquish either or both such rights. A revocation of a prior waiver may be made by a Participant without the consent of the spouse at any time before the commencement of benefits. The number of revocations shall not be limited.

(v) “Qualified Joint and Survivor Annuity” means an immediate annuity for the life of the Participant with a survivor annuity for the life of the spouse which is not less than 50 percent and not more than 100 percent of the amount of the annuity that is payable during the joint life of the Participant and the spouse. The percentage of the survivor annuity shall be 50 percent unless the Participant designates a different percentage.

(vi) “Qualified Preretirement Survivor Annuity” means an immediate annuity for the life of the surviving spouse of the Participant.

8.10 Designation of Beneficiary.

(a) Subject to the provisions of Section 8.10(e), each Participant shall have the right to designate a Beneficiary or Beneficiaries to receive his Distributable Benefit. This designation is to be made on the form prescribed by and delivered to the Plan Administrator or its delegate.

(b) Subject to the provisions of Section 8.10(e), a Participant shall have the right to change or revoke any such designation by filing a new designation or notice of revocation with the Plan Administrator. Subject to the provisions of Section 8.10(e), no notice to any Beneficiary nor consent by any Beneficiary shall be required to effect any such change or revocation.

(c) If a deceased Participant shall have failed to designate a Beneficiary, if the Plan Administrator shall be unable to locate a designated Beneficiary after reasonable efforts have been made, if for any reason the designation shall be legally ineffective, or if the Beneficiary shall have predeceased the Participant (and no legally effective contingent Beneficiary shall have been named), any distribution required to be made under the provisions of this Plan shall be payable to the Participant’s estate (except as provided in Section 8.10(e)), and the estate shall be considered the Beneficiary under this Plan.

(d) In the event that the deceased Participant was not a resident of Virginia at the date of his death, the Plan Administrator, in its discretion, may require the establishment of ancillary administration in Virginia. In the event that a Participant shall predecease his Beneficiary and on the subsequent death of the Beneficiary a remaining distribution is payable under the applicable provisions of this Plan, the distribution shall be payable to the Beneficiary’s estate.

(e) If a Participant shall be married at the time of his death, the designation by the Participant under Section 8.10 of a person other than the current spouse as his Beneficiary shall not take effect (and the entire Distributable Benefit shall be paid to such spouse) (i) unless the spouse of the Participant consents in writing to such designation, and the spouse’s consent acknowledges the effect of such designation and is witnessed by the Plan Administrator (or its delegate), a notary, or (ii) unless it is established to the satisfaction of the Plan Administrator that such consent is not required because there is no spouse, because the spouse cannot be located, or because of such other circumstances as the Secretary of the Treasury may by regulations prescribe.

(f) The Company, the Plan Administrator and the Trustee shall have no duty to determine whether a Beneficiary designation or spousal consent made pursuant to this Section 8.10 was an informed designation or consent or was freely given, and shall be entitled to rely upon the Beneficiary form filed with the Plan Administrator, as well as such other documents as may be required pursuant to Section 8.13, and shall be under no duty or obligation to protect the rights of a spouse or former spouse of a Participant, except as may be required by law.

8.11 Facility of Payment. If any payee under the Plan is a minor or if the Plan Administrator reasonably believes that any payee is legally incapable of giving a valid receipt and discharge for any payment due him, the Plan Administrator may have the payment, or any part thereof, made to the person (or persons or institution) whom it reasonably believes is caring for or supporting the payee, unless it has received due notice of claim therefor from a duly appointed guardian or committee of the payee. Any payment shall be a payment from the Accounts of the payee and shall, to the extent thereof, be a complete discharge of any liability under the Plan to the payee.

8.12 Distribution to Alternate Payees. If an Alternate Payee is entitled to a distribution of benefits from this Plan pursuant to a qualified domestic relations order, as defined in Section 14.2, the benefits payable to such Alternate Payee shall be distributed pursuant to such qualified domestic relations order under rules or procedures described by the Plan Administrator. If permitted by applicable law and regulations, the Plan Administrator may require or permit immediate distribution of such benefits to an Alternate Payee at any time following the determination by the Plan Administrator that such an order is a qualified domestic relations order. In the event that an Alternate Payee dies prior to receipt of the amounts due him from an Alternate Payee Account, such amounts shall be distributed to the estate of the Alternate Payee as soon as practicable following the date such amounts would have been distributed to such Alternate Payee.

8.13 Additional Documents.

(a) The Plan Administrator or Trustee, or both, may require (and rely upon) the execution and delivery of such documents, papers and receipts as the Plan Administrator or Trustee may determine necessary or appropriate in order to establish the fact of death of the deceased Participant and of the right and identity of any Beneficiary or other person or persons claiming any benefits under this Article VIII.

(b) The Plan Administrator or the Trustee, or both, may, as a condition precedent to the payment of death benefits hereunder, require an inheritance tax release and/or such security as the Plan Administrator or Trustee, or both, may deem appropriate as protection against possible liability for state or federal death taxes attributable to any death benefits.

8.14 Transfer of Distributed Company Stock—Right of First Refusal for SAIC and the Plan.

(a) Any Company Stock distributed from the Plan which is Class B Common stock shall be subject to a right of first refusal by Science Applications International Corporation (“SAIC”). The terms and conditions of the right of first refusal shall be those applied to Class A Common stock by the SAIC’s certificate of incorporation, as in effect from time to time.

(b) Any Company Stock distributed from the Plan, in addition to the right of first refusal imposed by the SAIC’s certificate of incorporation, shall also be subject to a right of first refusal in favor of the Plan, subordinate to that of SAIC, the terms and conditions of which (except for the right being in favor of the Plan) shall be the same as the SAIC right of first refusal, modified as necessary to comply with applicable Treasury regulations.

(c) In administering the rights of first refusal with respect to such Company Stock, the rights shall be modified, as necessary, to comply with applicable Treasury regulations.

ARTICLE IX

OPERATION AND ADMINISTRATION OF THE PLAN;

VOTING AND OTHER RIGHTS OF COMPANY STOCK

9.1 Plan Administration.

(a) The Plan Administrator has authority to control and manage the operation and administration of the Plan.

(b) For purposes of ERISA section 402(a), the Plan Administrator, the Trustee and any Investment Manager appointed pursuant to Section 9.3 shall be Named Fiduciaries of this Plan.

(c) The Plan Administrator shall cause to be maintained in its office for the purpose of inspection an accurate schedule listing the names of all persons from time to time serving as members of any committee to which the Plan Administrator delegates its duties and all Named Fiduciaries of the Plan.

9.2 Plan Administrator Powers. The Plan Administrator shall have all powers necessary to supervise the administration of the Plan and control its operations. In addition to any powers and authority conferred on the Plan Administrator elsewhere in the Plan or by law, the Plan Administrator shall have, by way of illustration but not by way of limitation, the following powers and authority:

(a) To allocate fiduciary responsibilities (other than trustee responsibilities) among the Named Fiduciaries and to designate one or more other persons to carry out fiduciary responsibilities (other than trustee responsibilities). However, no allocation or delegation under this Section 9.2(a) shall be effective until the person or persons to whom the responsibilities have been allocated or delegated agree to assume the responsibilities. The term “trustee responsibilities” as used herein shall have the meaning set forth in ERISA section 405(c). The preceding provisions of this Section 9.2(a) shall not limit the authority of the Plan Administrator to appoint one or more Investment Managers in accordance with Section 9.3:

(b) To designate agents to carry out responsibilities relating to the Plan, other than fiduciary responsibilities.

(c) To employ such legal, actuarial, medical, accounting, clerical, administrative and ministerial and other assistance as it may deem appropriate in carrying out the provisions of this Plan, including one or more persons to render advice with regard to any responsibility any Named Fiduciary or any other fiduciary may have under the Plan.

(d) To establish rules and regulations from time to time for the conduct of the Plan Administrator’s business and the administration and effectuation of this Plan.

(e) To administer, interpret, construe and apply this Plan and the Plan’s claims procedure and to decide all questions which may arise or which may be raised under this Plan by any employee, Participant, former Participant, Beneficiary, Alternate Payee or other person whatsoever, including but not limited to all questions relating to eligibility to participate in the Plan, the amount of service of any Participant, and the amount of benefits to which any Participant or his Beneficiary may be entitled on or after the Effective Date hereof.

(f) To determine the manner in which the assets of this Plan, or any part thereof, shall be distributed.

(g) To direct the Trustee, in writing, from time to time, to invest and reinvest the Trust Fund, or any part thereof, or to purchase, exchange, or lease any property, real or personal, which the Plan Administrator may designate. This shall include the right to direct the investment of all or any part of the Trust in any one security or any one type of securities permitted hereunder. Among the securities which the Plan Administrator may direct the Trustee to purchase are “employer securities” as defined in Code section 409(1) or any successor statute thereto.

(h) To select alternative investment options from which Participants may select from in determining investment of their Accounts, and to establish rules and procedures regarding such investment options.

(i) To satisfy accounting, auditing, record keeping, insurance, bonding and reporting and disclosure requirements.

(j) To perform or cause to be performed such further acts as it may deem to be necessary, appropriate or convenient in the efficient administration of the Plan.

Any action taken in good faith by the Plan Administrator in the exercise of authority conferred upon it by this Plan shall be conclusive and binding upon the Participants and their Beneficiaries and any Alternate Payees. All discretionary powers conferred upon the Plan Administrator shall be absolute, but shall be exercised in a uniform and nondiscriminatory manner.

9.3 Investment Manager.

(a) The Plan Administrator, by action reflected in the minutes thereof, may appoint one or more Investment Managers, as defined in ERISA section 3(38), to manage all or a portion of the assets of the Plan.

(b) An Investment Manager shall discharge its duties in accordance with applicable law and in particular in accordance with ERISA section 404(a)(1).

(c) An Investment Manager, when appointed, shall have full power to manage the assets of the Plan for which it has responsibility, and neither the Company nor the Plan Administrator shall thereafter have any responsibility for the management of those assets, except to the extent such power or responsibility shall have been reserved to the Company or Plan Administrator in the documents governing the relationship between or among the Plan, the Company and the Investment Manager.

9.4 Periodic Review.

(a) At periodic intervals, not less frequently than annually, the Plan Administrator shall review the long-run and short-run financial needs of the Plan and shall determine a funding policy for the Plan consistent with the objectives of the Plan and the minimum funding standards of ERISA, if applicable. In determining the funding policy, the Plan Administrator shall take into account, at a minimum, not only the long-term investment objectives of the Trust Fund consistent with the prudent management of the assets thereof, but also the short-run needs of the Plan to pay benefits.

(b) All actions taken by the Plan Administrator with respect to the funding policy of the Plan, including the reasons therefor, shall be fully reflected in the minutes of the Plan Administrator’s actions.

9.5 Reliance Upon Documents and Opinions.

(a) The Plan Administrator, the Board of Directors, the Company and any Employee of the Company delegated under the provisions hereof to carry out any fiduciary responsible under the Plan (“Delegated Fiduciary”), shall be entitled to rely upon any tables, valuations, computations, estimates, certificates and reports furnished by any consultant, or firm or corporation which employs one or more consultants, upon any opinions furnished by legal counsel, and upon any reports furnished by the Trustee. The Plan Administrator, the Board of Directors, the Company and

any Delegated Fiduciary shall not be liable in any manner whatsoever for anything done or action taken or suffered in reliance from any such consultant or firm or corporation which employs one or more consultants, trustee, or counsel.

(b) Any and all such things done or actions taken or suffered by the Plan Administrator, the Board of Directors, the Company and any Delegated Fiduciary shall be conclusive and binding on all Employees, Participants, Beneficiaries, Alternate Payees and any other persons whomsoever, except as otherwise provided by law.

(c) The Plan Administrator and any Delegated Fiduciary may, but are not required to, rely upon all records of the Company with respect to any matter or thing whatsoever, and may likewise treat those records as conclusive with respect to all Employees, Participants, Beneficiaries, and any other persons whomsoever, except as otherwise provided by law.

9.6 Requirement of Proof. The Plan Administrator or the Company may, in its (or their) sole discretion, require satisfactory proof of any matter under this Plan from or with respect to any Employee, Participant, Beneficiary or Alternate Payee, and no benefits under this Plan need be paid until the required proof shall be furnished.

9.7 Multiple Fiduciary Capacity. Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan.

9.8 Limitation on Liability.

(a) Except as provided in Part 4 of Title I of ERISA, neither the Company, the Board of Directors (or any member thereof), nor the Plan Administrator shall be subject to any liability with respect to his duties under the Plan unless he or it acts fraudulently or in bad faith.

(b) Neither the Company, the Board of Directors (or any member thereof) nor the Plan Administrator shall be liable for any breach of fiduciary responsibility resulting from the act or omission of any other fiduciary or any person to whom fiduciary responsibilities have been allocated or delegated, except as provided in Part 4 of Title I of ERISA.

(c) Neither the Company, the Board of Directors (or any member thereof), the Plan Administrator, nor the Trustee shall be liable to the extent relief from liability is provided pursuant to ERISA section 404(c).

(d) The Company in this Plan document does not intend to create additional fiduciary liability, or to characterize actions or responsibilities as fiduciary in nature, beyond that required by ERISA or other applicable law.

9.9 Indemnification.

(a) To the extent permitted by law, the Company hereby indemnifies each member of the Board of Directors, and any Employee of the Company with duties under the Plan, against expenses (including any amount paid in settlement) reasonably incurred by him in connection with any claims against him by reason of his conduct in the performance of his duties under the Plan, except in relation to matters as to which he acted fraudulently or in bad faith in the performance of such duties. The preceding right of indemnification shall pass to the estate of such a person.

(b) The preceding right of indemnification shall be in addition to any other right to which the Board of Directors or other person may be entitled as a matter of law or otherwise.

9.10 Allocation of Fiduciary Responsibility.

(a) ERISA section 405(c) permits the division, allocation and delegation among Plan fiduciaries of the fiduciary responsibilities owed to the Plan Participants and Beneficiaries. Under this concept, each fiduciary, including a Named Fiduciary, is accountable only for its own functions, except to the extent of his co-fiduciary liability under ERISA section 405. It is the intent of the Company in establishing this Plan to comply with Section 405(c) and to have the limitation on liability set forth in ERISA section 405(c)(2) apply to the maximum extent allowed by law.

(b) Pursuant to ERISA section 405(c), the authority to control and manage the operation and administration of the Plan is allocated to the Plan Administrator. Except to the extent expressly provided to the contrary in this Plan document, and the Trust Agreement, the responsibilities allocated to the Plan Administrator include:

(i) Responsibilities identified as Plan Administrator authority and powers in Sections 9.2(a) - (j); and

(ii) Responsibilities identified elsewhere in this Plan document as applicable to the Plan Administrator.

(c) The Board of Directors is allocated the following responsibilities, acting with the advice and assistance of the Plan Administrator:

(i) Appointing the Trustee;

(ii) Adopting Plan amendments;

(iii) Determining the amount of Company Contributions;

(iv) Determining whether to terminate the Plan or suspend contributions thereto;

(v) Determining which Affiliated Companies shall participate in the Plan, and the conditions on which any such Affiliated Company shall participate;

(vi) Determining the form of Company Contributions; and

(vii) Performing those duties specifically allocated to it elsewhere in this Plan document.

(d) The Trustee shall have only those responsibilities which have been specifically allocated to it under this Plan document and related Trust Agreement, plus any “trustee responsibilities,” under ERISA section 405(c), which may not legally be allocated to another person or fiduciary. Any Investment Manager appointed pursuant to Section 9.3 may be granted exclusive authority and discretion to manage and control all or any portion of the assets of the Plan, subject to such limitations as may be provided in the documents governing the relationship between or among the Plan, the Company (if applicable) and the Trustee or Investment Manager.

9.11 Prohibition Against Certain Actions.

(a) To the extent prohibited by law, in administering this Plan the Plan Administrator shall not discriminate in favor of any class of Employees and particularly it shall not discriminate in favor of Highly Compensated Employees.

(b) The Plan Administrator shall not cause the Plan to engage in any transaction that constitutes a nonexempt prohibited transaction under Code section 4975(c) or ERISA section 406(a).

(c) All individuals who are fiduciaries with respect to the Plan (as defined in ERISA section 3(21)) shall discharge their fiduciary duties in accordance with applicable law, and in particular, in accordance with the standards of conduct contained in ERISA section 404.

9.12 Bonding and Insurance.

(a) Except as provided in ERISA section 412, as may be required under any other applicable law, or as may be required by the Plan Administrator in its sole discretion, no bond or other security shall be required by any member of any fiduciary under this Plan.

(b) For purposes of satisfying its indemnity obligations under Section 9.9, the Company may (but need not) purchase and pay premiums for one or more policies of insurance. However, this insurance shall not release the Company of its liability under the indemnification provisions.

9.13 Voting and Other Rights of Company Stock.

(a) All voting rights of Company Stock held in the Trust Fund shall be exercised in accordance with the following provisions:

(i) Each Participant (which term shall include, for purposes of this Section 9.13, Beneficiaries and Alternate Payees having an interest in an Account or fund holding Company Stock) shall be given the opportunity to instruct the Trustee confidentially on a form prescribed and provided by the Company as to how to vote those shares (including fractional shares) of Company Stock allocated to his Account(s) under the Plan (directly or indirectly through an interest in a Company Stock fund) on the date immediately preceding the record date for the meeting of shareholders of the Company. The Trustee shall not divulge to the Company the instructions of any Qualified Holder. The Company may require verification of the Trustee’s compliance with such confidential voting instructions by an independent auditor elected by the Company.

(ii) All Participants entitled to direct such voting shall be notified by the Plan Administrator (or the Company, pursuant to its normal communications with shareholders) of each occasion for the exercise of these voting rights within a reasonable time (but not less than the time period that may be required by any applicable state of federal law) before these rights are to be exercised. The notification shall include all information distributed by the Company to other shareholders regarding the exercise of such rights.

(iii) The Participants shall be so entitled to direct the voting of fractional shares (or fractional rights to shares). However, the Plan Administrator may, to the extent possible, direct the Trustee to vote the combined fractional shares (or fractional rights to shares) so as to reflect the aggregate direction of all Qualified Holders giving directions with respect to fractional shares (or fractional rights to shares).

(iv) In the event that a Participant shall fail to direct the Trustee, in whole or in part, as to the exercise of voting rights arising under any Company Stock allocated to his Account, then these voting rights, together with voting rights as to shares of Company Stock which have not been allocated, shall be exercised by the Trustee in the same proportion as the number of shares of Company Stock for which the Trustee has received direction in such matter (e.g., to vote for, against or abstain from voting on a proposal, or to grant or withhold authority to vote for a director or directors), and the Trustee shall have no discretion in such matter.

(v) Except as provided in paragraph (b) below, all rights (other than voting rights) of Company Stock held in the Trust Fund shall be exercised in the same manner and to the same extent as provided above with respect to the voting rights of the Company Stock, subject to the rules prescribed by the Plan Administrator, which rules, among other matters, may prescribe that no action shall be taken with respect to shares as to which no direction is received from Qualified Holders. The Trustee shall have no discretion with respect to the exercise of any such rights.

(vi) Neither the Plan Administrator nor the Trustee shall make any recommendation to any Qualified Holder regarding the exercise of the Participant’s voting rights or any other rights under the provisions of this Section 9.13, nor shall the Plan Administrator or Trustee make any recommendation as to whether any such rights should or should not be exercised by the Participant.

(b) All responses to tender and exchange for Company Stock offers shall be made in accordance with the following provisions:

(i) Each Participant shall be given the opportunity, to the extent that shares of Company Stock are allocated to his Account, to direct the Trustee in writing as to the manner in which to respond to a tender or exchange offer with respect to Company Stock, and the Trustee shall respond in accordance with the instructions so received. The Trustee shall not divulge to the Company the instructions of any Participant. The Plan Administrator shall utilize its best efforts to timely distribute or cause to be distributed to each Participant such information as will be distributed to shareholders of the Company in connection with any such tender or exchange offer, together with a form addressed to the Trustee requesting confidential instructions on whether or not such shares will be tendered or exchanged. If the Trustee shall not receive timely direction from a Participant as to the manner in which to respond to such a tender or exchange offer, the Trustee shall not tender or exchange any shares of Company Stock with respect to which such Participant has the right of direction, and the Trustee shall have no discretion in such matter.

(ii) Unallocated shares of Company Stock and shares of Company Stock held by the Trustee pending allocation to Participants’ Accounts shall be tendered or exchanged (or not tendered or exchanged) by the Trustee in the same proportion as shares with respect to which Participants have been given the opportunity to direct the Trustee pursuant to paragraph (i) above are tendered or exchanged, and the Trustee shall have no discretion in such matter.

9.14 Plan Expenses.

(a) Except as provided in Section 9.14(b), all expenses incurred in the establishment, administration and operation of the Plan, to the extent these expenses are not paid by the Company, shall be charged to the Trust Fund and accounted for pursuant to the provisions of Article VI.

(b) Costs or expenses which are particular to a specific asset or group of assets in the Trust Fund, such as interest and brokerage charges which are included in the cost of securities purchased by the Trustee (or charged to proceeds in the case of sales), as determined by the Plan Administrator, shall be charged or allocated in a fair and equitable manner to the Accounts, subaccounts or funds to which those assets are allocated pursuant to rules prescribed by the Plan Administrator.

ARTICLE X

MERGER OF COMPANY: MERGER OF PLAN

10.1 Effect of Reorganization or Transfer of Assets. In the event of a consolidation, merger, sale, liquidation, or other transfer of the operating assets of the Company to any other company, the ultimate successor or successors to the business of the Company shall automatically be deemed to have elected to continue this Plan in full force and effect, in the same manner as if the Plan had been adopted by resolution of its board of directors, unless the successor(s), by resolution of its board of directors, shall elect not to so continue this Plan in effect, in which case the Plan shall automatically be deemed terminated as of the applicable effective date set forth in the board resolution.

10.2 Merger Restriction. This Plan and its related Trust shall not in whole or in part merge or consolidate with, or transfer its assets or liabilities to any other plan or trust unless each affected Participant in this Plan would receive a benefit immediately after the merger, consolidation, or transfer (if the Plan then terminated) which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had then terminated).

ARTICLE XI

PLAN TERMINATION AND

DISCONTINUANCE OF CONTRIBUTIONS

11.1 Plan Termination.

(a) Subject to the following provisions of this Section 11.1, the Company may terminate the Plan and the Trust agreements at any time and for any reason by an instrument in writing executed in the name of the Company by an officer or officers duly authorized to execute such an instrument, and delivered to the Trustee. The Company expressly disavows any contractual obligation, implied or otherwise, to continue this Plan.

(b) The Plan and Trust agreements may terminate if the Company merges into any other corporation, if as a result of the merger the entity of the Company ceases, and the Plan is terminated pursuant to the rules of Section 10.1.

(c) Upon and after the effective date of the termination, the Company shall make no further contributions under the Plan and no contributions need be made by the Company applicable to the Plan Year in which the termination occurs, except as may otherwise be required by law.

(d) The rights of all affected Participants to benefits accrued to the date of termination of the Plan, to the extent funded as of the date of termination, shall automatically become fully vested as of that date.

11.2 Discontinuance of Contributions.

(a) The Company by resolution of its Board of Directors may discontinue contributions to the Plan at any time and for any reason in the Board’s sole discretion. Upon and after the effective date of this discontinuance, the Company shall make no further Company contributions under the Plan and no Company contributions need be made by the Company with respect to the Plan Year in which the discontinuance occurs, except as may otherwise be required by law.

(b) The discontinuance of Company contributions on the part of the Company shall not terminate the Plan as to the funds and assets then held by the Trustee, or operate to accelerate any payments of distributions to or for the benefit of Participants, Beneficiaries or Alternate Payees, and the Trustee shall continue to administer the Trust Fund in accordance with the provisions of the Plan until all of the obligations under the Plan shall have been discharged and satisfied.

(c) However, if this discontinuance of Company contributions shall cause the Plan to lose its status as a qualified plan under Code section 401(a), the Plan shall be terminated in accordance with the provisions of this Article XI.

(d) On and after the effective date of a discontinuance of Company contributions, the rights of all affected participants to benefits accrued to that date, to the extent funded as of that date, shall automatically become fully vested as of that date.

11.3 Rights of Participants. In the event of the termination of the Plan, for any cause whatsoever, all assets of the Plan, after payment of expenses, shall be used for the exclusive benefit of Participants and their Beneficiaries and no part thereof shall be returned to the Company, except as provided in Section 4.7 of this Plan or as otherwise permitted by law.

11.4 Trustee’s Duties on Termination.

(a) Upon termination of the Plan, the Plan Administrator shall determine whether to continue the Trust, to distribute the assets of the Trust to Participants, Beneficiaries and Alternate Payees, to transfer the assets in the Trust to another qualified plan maintained by the Company, or to take other action consistent with applicable law.

(b) If so directed by the Plan Administrator upon termination of this Plan, the Trustee shall proceed as soon as possible to reduce all of the assets of the Trust Fund to cash and/or common stock and other securities in such proportions as the Plan Administrator shall determine (after approval by the Internal Revenue Service, if necessary or desirable, with respect to any portion of the assets of the Trust Fund held in common stock or securities of the Company). After first deducting the estimated expenses for liquidation and distribution chargeable to the Trust Fund, and after setting aside a reasonable reserve for expenses and liabilities (absolute or contingent) of the Trust, the Plan Administrator shall make the allocations required under Article VI, where applicable, with the same effect as though the date of completion of liquidation were an Anniversary Date of the

Plan. Following these allocations, the Trustee shall promptly, after receipt of appropriate instructions from the Plan Administrator, distribute in accordance with such instructions to each former Participant, or Beneficiary or Alternate Payee, a benefit equal to the amount credited to his Accounts as of the date of completion of the liquidation.

(c) The Trustee and the Plan Administrator shall continue to function as such for such period of time as may be necessary for the winding up of this Plan and for the making of distributions in accordance with the provisions of this Plan.

11.5 Partial Termination.

(a) In the event of a partial termination of the Plan within the meaning of Code section 411(d)(3), the interest of affected Participants in the Trust Fund, as of the date of the partial termination, shall become nonforfeitable as of that date.

(b) That portion of the assets of the Plan affected by the partial termination shall be used exclusively for the benefit of the affected Participants and their Beneficiaries, and no part thereof shall otherwise be applied.

(c) With respect to Plan assets and Participants affected by a partial termination, the Plan Administrator and the Trustee shall follow the same procedures and take the same actions prescribed in this Article XI in the case of a total termination of the Plan.

11.6 Failure to Contribute. The failure of the Company to contribute to the Trust in any year, shall not, in and of itself, constitute a complete discontinuance of contributions to the Plan.

ARTICLE XII

APPLICATION FOR BENEFITS

12.1 Application for Benefits; Claims Procedure. The Plan Administrator may require any person claiming benefits under the Plan to submit an application therefor, together with such documents and information as the Plan Administrator may require. In the case of any person suffering from a disability which prevents the claimant from making personal application for benefits, the Plan Administrator may, in its discretion, permit another person acting on his behalf to submit the application.

12.2 Action on Application.

(a) Within ninety (90) days following receipt of an application and all necessary documents and information, the Plan Administrator’s authorized delegate reviewing the claim shall furnish the claimant with written notice of the decision rendered with respect to the application.

(b) In the case of a denial of the claimant’s application, the written notice shall set forth:

(i) The specific reasons for the denial, with reference to the Plan provisions upon which the denial is based;

(ii) A description of any additional information or material necessary for perfection of the application (together with an explanation why the material or information is necessary); and

(iii) An explanation of the Plan’s claim review procedure.

(c) A claimant who wishes to contest the denial of his application for benefits or to contest the amount of benefits payable to him shall follow the procedures for an appeal of benefits as set forth in Section 12.3 below, and shall exhaust such administrative procedures prior to seeking any other form of relief.

12.3 Appeals.

(a)(i) A claimant who does not agree with the decision rendered with respect to his application may appeal the decision to the Plan Administrator.

(ii) The appeal shall be made, in writing, within sixty-five (65) days after the date of notice of the decision with respect to the application.

(iii) If the application has neither been approved nor denied within the ninety-day period provided in Section 12.2 above, then the appeal shall be made within sixty-five days (65) after the expiration of the ninety-day period.

(b) The claimant may request that his application be given full and fair review by the Plan Administrator. The claimant may review all pertinent documents and submit issues and comments in writing in connection with the appeal.

(c) The decision of the Plan Administrator shall be made promptly, and not later than sixty (60) days after the Plan Administrator’s receipt of a request for review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered as soon as possible, but not later than one hundred twenty (120) days after receipt of a request for review.

(d) The decision on review shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant with specific reference to the pertinent Plan provisions upon which the decision is based.

ARTICLE XIII

LIMITATIONS ON ANNUAL ADDITIONS

13.1 Maximum Annual Additions. The Annual Additions of a Participant shall not exceed the maximum permissible amount specified in Code section 415(c)(1). To the extent necessary to reduce an excess amount in a Participant’s Accounts, the Plan Administrator may distribute such Participant’s Elective Deferrals to the Participant. Any such amounts shall be disregarded for purposes of the nondiscrimination test in Section 5.2 of the Plan and for purposes of determining whether the Participant has any Excess Deferrals for the Plan Year.

13.2 Effect of Participation in Other Company Plans.

If a Participant in this Plan is also a Participant in another defined contribution plan maintained by the Company, the aggregate Annual Additions of the Participant under this Plan and such other plan(s) shall not exceed the maximum permissible amount specified in Code section 415(c)(1). The Plan Administrator shall prescribe such rules as may be necessary or appropriate with respect to applying this limit to the respective plans involved so as to ensure that the aggregate limit or Annual Additions is not exceeded.

13.3 Incorporation by Reference of Code Section 415. In order to ensure compliance with Code section 415, the Plan hereby incorporates said Section by reference as though it were set out as part of this Plan. In applying Code section 415 to this Plan, the Plan shall include each grandfather or transition rule provided by such Section or any law amending such Section, in order to allow the largest benefit otherwise payable hereunder, or under other plans maintained by the Company, to be paid.

13.4 No Contractual Right to Excess Contributions. If, in order to comply with the limitations of this Article XIII, it becomes necessary to reduce a Participant’s Account(s), to reduce or reallocate amounts previously allocated to such Accounts, or otherwise, such action(s) may be taken by the Plan Administrator and Trustee free of any contractual obligation to the Participant (or Beneficiary) affected based on prior Account balances or allocations.

ARTICLE XIV

RESTRICTION ON ALIENATION; PARTICIPANT LOANS

14.1 General Restrictions Against Alienation. Except as otherwise provided by law and as otherwise provided by Sections 14.2 and 14.3:

(a) The interest of any Participant, Beneficiary or Alternate Payee in the income, benefits, payments, claims or rights hereunder, or in the Trust Fund shall not in any event be subject to sale, assignment, hypothecation, or transfer. Each Participant, Beneficiary or Alternate Payee is prohibited from anticipating, encumbering, assigning, or in any manner alienating his interest under the Trust Fund, and is without power to do so, except as may otherwise be provided for in the Trust Agreement. The interest of any Participant, Beneficiary or Alternate Payee shall not be liable or subject to his debts, liabilities, or obligations, now contracted, or which may be subsequently contracted. The interest of any Participant, Beneficiary or Alternate Payee shall be free from all claims, liabilities, bankruptcy proceedings, or other legal process now or hereafter incurred or arising; and the interest or any part thereof, shall not be subject to any judgment rendered against the Participant, Beneficiary or Alternate Payee.

(b) In the event any person attempts to take any action contrary to this Article XIV, that action shall be void and the Company, the Plan Administrator, the Trustee and all Participants, their Beneficiaries and Alternate Payees may disregard that action and are not in any manner bound thereby, and they, and each of them separately, shall suffer no liability for any disregard of that action, and shall be reimbursed on demand out of the Trust Fund for the amount of any loss, cost or expense incurred as a result of disregarding or of acting in disregard of that action.

(c) The preceding provisions of this Section 14.1 shall be interpreted and applied by the Plan Administrator in accordance with the requirements of Code section 401(a)(13) as construed and interpreted by authoritative judicial and administrative rulings and regulations.

14.2 Nonconforming Distributions Under Court Order. Benefits shall be paid to an Alternate Payee if such payment is required pursuant to a qualified domestic relations order, as defined in Code sections 401(a)(13) and 414(p).

In the event that the Plan receives a domestic relations order, the Plan Administrator or its delegate shall promptly notify the Participant and any Alternate Payee (i.e., spouse, former spouse, child or other dependent of a participant who is recognized by a domestic relations order as having a right to receive all, or a portion of, the benefits payable under the Plan with respect to such Participant) of the receipt of such order and the Plan’s procedures for determining the qualified status of such orders, and within a reasonable period of time after receipt of such order, the Plan Administrator shall determine whether such order is a qualified domestic relations order and notify the Participant and each Alternate Payee of such determination. In determining the qualified status of a domestic relations order and in administering distributions under such qualified orders, the Plan Administrator shall follow the following procedures:

(a) When the Plan receives a domestic relations order affecting Plan benefits, the Plan Administrator or its delegate shall promptly notify each person specified in the order as entitled to benefits under the Plan (using the address(es) included in the domestic relations order) of the Plan procedure as set forth herein (and as supplemented, if necessary, by Plan Administrator procedures).

(b) The Plan shall permit an Alternate Payee to designate a representative for receipt of copies of notices that are sent to the Alternate Payee with respect to a domestic relations order.

(c) The Plan Administrator shall review any domestic relations order to determine if it satisfies the requirements of being a qualified domestic relations order. In making such determination, the Plan Administrator may seek the advice of legal counsel to the Plan and may rely upon the legal opinion of such counsel in determining the qualified status of domestic relations orders and appropriate measures to resist or implement such orders. The Plan Administrator may, but need not, enter an appearance on behalf of the Plan in the domestic relations lawsuit, if any, and may pursue such legal remedies as may be desirable for resisting unqualified orders or in modifying proposed orders.

(d) During any period in which the issue of whether a domestic relations order is a qualified domestic relations order is being determined by the Plan Administrator, by a court of competent jurisdiction, or otherwise, the Plan Administrator shall segregate in a separate account in the Plan or in an escrow account the amounts, if any, which would have been payable to the Alternate Payee during such period if the order had been determined to be a qualified domestic relations order. If, within eighteen (18) months it is determined that the order is not a qualified domestic relations order or the issue as to whether such order is a qualified domestic relations order is not resolved, than the Plan Administrator shall pay the segregated amounts (plus any interest thereon) to the person or persons who would have been entitled to such amounts if there had been no order. Any determination that an order is a qualified domestic relations order which is made after the close of the aforementioned eighteen (18) month period shall be applied prospectively only, should there be any undistributed benefits of the Participant to which the order related.

(e) If the Plan Administrator or other fiduciary of the Plan acts in accordance with the foregoing procedures in treating a domestic relations order as being (or not being) a qualified domestic relations order or taking action to segregate an account and ultimately make payment thereof in accordance with subparagraph (d) above, then the Plan’s obligations to the Participant and each Alternate Payee shall be discharged to the extent of any payment made pursuant to such act.

14.3 Authorized Participant Loans. The Plan Administrator may authorize one loan from the Trust Fund to Participants (including, for this purpose, Suspended Participants) pursuant to rules prescribed by the Plan Administrator, except with respect to Participants who formerly participated in the NNS 401(k) Plan. Such Participants who formerly participated in the NNS 401(k) Plan will be permitted to maintain up to two loans if such loans are outstanding as of September 1, 1999, but after such loans are repaid, such Participants will only be entitled to one loan from the Trust Fund pursuant to the rules prescribed by the Plan Administrator. These rules shall be designed to ensure that these Participant loans satisfy the requirements of Code sections 4975(d)(1), 72(p), and any other provision of law that is, or may become applicable. These rules shall provide that:

(a) The loans are available to all Participants on a reasonably equivalent basis.

(b) The loans are not made available to Highly Compensated Employees in amounts greater than the amounts made available for other Employees. For this purpose, the rules prescribed by the Plan Administrator may restrict the amount of the loan to a percentage of the Participant’s Account balance or to use different percentages depending upon the amount of the loan, provided the percentages are applicable to all Participants. The Plan Administrator may also prescribe rules pursuant to which the portion of an individual’s Account that is invested in Company Stock (or a fund within the Trust to which Company Stock is allocated) may (or may not) be taken into account in determining the maximum loan he may obtain.

(c) The loans bear a reasonable rate of interest.

(d) The loans are adequately secured. For this purpose, the amount of the security must be at least equal to the amount of the loan. The rules to be prescribed by the Plan Administrator may permit a Participant to use some or all of his interest under the Plan as security for the loan, provided that the Participant’s interest in his Accounts attributable to Company Stock may not be used as collateral for a loan.

(e) If the loan, or a loan from another qualified retirement plan maintained by the Company, is to be secured by some or all of the Participant’s Accounts under the Plan, the Participant and his spouse, if any, must consent to the loan and the possible reduction in the Accounts in the event of a set-off of the loan against the Account balances as a result of nonpayment of the loan. Such consent must be given in writing within a ninety-day period before the Plan Administrator makes the loan. In the event the Participant defaults on the loan and Participant’s Accounts are security for the loan, the Account balances will not be used to satisfy the loan obligation prior to the earlier of the Participant’s termination of employment with the Company or an event resulting in a permissible distribution of his Accounts under the Plan.

(f) The loan must state the date upon which the loan must be repaid, which may not exceed five years (except in the case of loans used to acquire a dwelling unit which, within a reasonable time after the loan is made, is to be used as the principal residence of the Participant). The loan must be repayable in substantially level payments, with payments not less frequently than quarterly. However, if a Participant is on an approved, unpaid leave of absence, the loan repayments may be suspended for a period not longer than one year. In the case of this exception to the level payments requirement, the loan must be repaid within the five year period and the remaining installment payments cannot be less than those required under the terms of the original loan. Notwithstanding the foregoing, loan repayments will be suspended under this Plan as permitted under Section 414(u)(4) of the Code.

(g) In connection with the making of any loan to a Participant pursuant to the provisions of this Section 14.3, the Participant receiving such a loan may be required to execute such documents as may be required by the Plan Administrator and/or Trustee.

(h) The amount of the loan may not exceed the lesser of:

(i) $50,000 (reduced by the excess of the highest outstanding balance of loans from the Plan during the one-year period ending on the date preceding the date on which such loan is made); or

(ii) One-half of the present value of the Participant’s vested interest in his Accounts. For purposes of this Section 14.3(h), the Participant’s vested interest and outstanding loan balances in all qualified employer plans (as such term is defined in Code section 72(p)(3)) of the Company shall be aggregated to determine whether a loan shall be permissible hereunder and the maximum permissible amount thereof.

The decision as to whether or not any Participant Loans shall be made under this Section 14.3 shall be made in the sole discretion of the Plan Administrator, and the Participant shall not have a contractual right to obtain a loan hereunder.

(i) In the event the Participant dies prior to distribution of his Distributable Benefit, the amount payable to his Beneficiary or spouse, as applicable, shall be reduced by the amount of the security interest in the Participant’s vested interest held by the Plan by reason of a loan outstanding to such Participant.

(j) If a Participant is subject to the requirements of Section 8.6(a), a loan shall be granted to a Participant only if the Participant obtains the consent of his spouse, if any, to use his Accounts as security for the loan. Spousal consent shall be obtained no earlier than the beginning of the 90-day period that ends on the date the loan is to be secured. The consent must be in writing, must acknowledge the effect of the loan and must be witnessed by a plan representative or notary public. Such consent shall thereafter be binding with respect to the consenting spouse or any subsequent spouse with respect to that loan. A new consent shall be required if the Participant’s Accounts are used for renegotiation, extension, renewal or other revision of the loan.

ARTICLE XV

PLAN AMENDMENTS

15.1 Amendments. The Board of Directors in its sole discretion may at any time, and from time to time, amend the Plan by an instrument in writing executed in the name of the Company by an officer or officers duly authorized to execute such instrument, and delivered to the applicable Trustee. However, except as provided in Section 15.2 no amendment shall be made at any time, the effect of which would be:

(a) To cause any assets of the Trust Fund to be used for or diverted to purposes other than providing benefits to the Participants and their Beneficiaries, and defraying reasonable expenses of administering the Plan, except as provided in Section 4.7 or as otherwise permitted by law;

(b) To have any retroactive effect so as to deprive any Participant or Beneficiary of any benefit to which he would be entitled under this Plan if his employment were terminated immediately before the amendment; or

(c) To increase the responsibilities or liabilities of a Trustee or an Investment Manager without its written consent.

15.2 Retroactive Amendments. The Plan may be amended prospectively or retroactively (as provided in Code section 401(b)) to make the Plan conform to any provision of ERISA, any Code provisions dealing with tax-qualified employees’ trusts, or any regulation under either.

ARTICLE XVI

TOP-HEAVY PROVISIONS

16.1 Application. If the Plan is or becomes top heavy in any Plan Year, the provisions of this Article XVI will supersede any conflicting provisions in the Plan.

16.2 Criteria. The Plan shall be top heavy for any Plan Year if any of the following conditions exist:

(a) The Top-Heavy Ratio for the Plan exceeds 60% and this Plan is not part of any Required Aggregation Group or Permissive Aggregation Group of Plans.

(b) This Plan is part of a Required Aggregation Group of plans, but not part of a Permissive Aggregation Group, and the Top-Heavy Ratio for the group of plans exceeds 60%.

(c) This Plan is a part of a Required Aggregation Group and part of a Permissive Aggregation Group of plans and the Top-Heavy Ratio for the Permissive Aggregation Group exceeds 60%.

16.3 Definitions. For purposes of this Article XVI, the following terms shall have the following meanings:

(a) Determination Date: With respect to any Plan Year, (i) the Determination Date shall be the last day of the preceding Plan Year, or (ii) in the case of the first Plan Year of the Plan, the last day of such Plan Year.

(b) Key Employee: Any Employee or former Employee (and the Beneficiaries of such Employees) who, pursuant to the rules of Code section 416(i) and the regulations thereunder, is or was:

(i) An officer of the Company having an annual Compensation greater than 50% of the dollar limitation under Code section 415(b)(1)(A);

(ii) One of the ten Employees having annual Compensation from the Company of more than the dollar limitation under Code section 415(c)(1)(A), and owning (or considered as owning) under Code section 318 the largest interest in the Company;

(iii) A 5% Owner of the Company; or

(iv) A 1% Owner of the Company having annual Compensation from the Company of more than $150,000.

The determination period is the Plan Year containing the Determination Date and the four preceding Plan Years.

(c) Permissive Aggregate Group: The Required Aggregation Group of plans plus any other plan or plans of the Company that, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Code sections 401(a)(4) and 410, and which are designated by the Company to constitute a Permissive Aggregate Group.

(d) Required Aggregation Group: (1) Each plan of the Company in which a Key Employee is a Participant or was a Participant at any time during the determination period (regardless of whether the Plan has terminated) and (2) any other qualified plan of the Company that enables a plan described in (1) to meet the requirements of Code section 401(a)(4) or 410.

(e) Top-Heavy Ratio:

(i) If the Company maintains one or more defined contribution plans (including any Simplified Employee Pension) and the Company has not maintained any defined benefit plan that during the five-year period ending on the Determination Date has or has had accrued benefits, the Top-Heavy Ratio for this Plan alone or for the Required Aggregation Group or Permissive Aggregation Group, as appropriate, is a fraction, the numerator of which is the sum of the Account balances of Key Employees as of the Determination Date (including any part of any Account balance distributed in the five-year period ending on the Determination Date), and the denominator of which is the sum of all Account balances (including any part of any Account balance distributed in the five-year period ending on the Determination Date), both computed in accordance with Code section 416 and regulations thereunder. Both the numerator and denominator of the Top-Heavy Ratio are adjusted to reflect any contributions not actually made as of the Determination Date, but which is to be taken into account on that date under Code section 416 and regulations thereunder.

(ii) If the Company maintains one or more defined contribution plans (including any Simplified Employee Pension) and the Company maintains or has maintained one or more defined benefit plans that during the five-year period ending on the Determination Date has or has had any accrued benefits, the Top-Heavy Ratio for any Required or Permissive Aggregation Group, as appropriate, is a fraction, the numerator of which is the sum of Account balances under the aggregated defined contribution plan or plans for all Key Employees determined in accordance with (1) above and the present value of accrued benefits under the aggregated defined benefit plan or plans for all Key Employees as of the Determination Date, and the denominator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all Participants determined in accordance with (1) above, and the present value of accrued benefits under the defined benefit plan or plans for all Participants as of the Determination Date, all determined in accordance with Code section 416 and the regulations thereunder. The accrued benefits under a defined benefit plan in both the numerator and denominator of the Top-Heavy Ratio are adjusted for any distribution of an accrued benefit made in the five-year period ending on the Determination Date. Solely for the purpose of determining if the Plan, or any other plan included in a Required Aggregation Group is top-heavy (within the meaning of Code section 416(g)), the accrued benefit of an Employee other than a Key Employee shall be determined under (i) the method, if any, that uniformly applies for accrual purposes under all plans maintained by the Company and any Affiliated Companies or (ii) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate of Code section 411(b)(1)(C).

(iii) For purposes of (i) and (ii) above, the value of Account balances and the present value of accrued benefits will be determined as of the most recent Valuation Date that falls within or ends with the 12-month period ending on the Determination Date, except as provided in Code section 416 and regulations thereunder for the first and second Plan Years of a defined benefit plan. The Account balances and accrued benefits of a Participant (A) who is not a Key Employee but who was a Key Employee in a prior year or (B) who has not been credited with at least one Hour of Service with any Company maintaining the Plan at any time during the five-year period ending on the Determination Date will be disregarded. The calculation of the Top-Heavy Ratio, and the extent to which distributions, rollovers and transfers are taken into account, will be made in accordance with Code section 416 and regulations thereunder. Voluntary deductible contributions will not be taken into account in computing the Top-Heavy Ratio. When aggregating plans, the value of Account balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year.

(iv) For purposes of establishing the present value in order to compute the Top-Heavy Ratio any benefit shall be discounted only for mortality and interest based on the interest rate that would be used as of the date of distribution by the Pension Benefit Guaranty Corporation to determine the present value of a lump-sum distribution on Plan termination.

(f) Valuation Date: The date described in Section 2.1 as of which Account balances or accrued benefits are valued for purposes of calculating the Top-Heavy Ratio.

16.4 Adjustment to Fractions. In any Plan Year in which the Plan is Top-Heavy, in applying the limitations of Code section 415, the denominator of the Defined Benefit Fraction shall be computed using 100% of the dollar limitation instead of 125%, and the maximum aggregate amount used with respect to the denominator of the Defined Contribution Fraction shall be computed by using 100% of the dollar limitation instead of 125%.

16.5 Vesting Requirements. If the Plan is determined to be a Top-Heavy Plan in any Plan Year, then a Participant’s right to his Accounts derived from Company Contributions, determined as of the end of such Plan Year, shall vest in accordance with the following schedule, unless a more rapid vesting schedule is then in effect under the terms of the Plan:

Years of Vesting Service	Vesting Percentage
2	20%
3	40%
4	60%
5	80%
6 or more	100%

If the Plan ceases to be a Top-Heavy Plan in any Plan Year, then the vesting schedule set forth in Article VII shall apply for such Plan Year with respect to any portion of a Participant’s Accounts that is forfeitable as of the beginning of such Plan Year; provided, however, that a Participant with five or more years of vesting service shall be given the option of remaining under the vesting schedule set forth above.

16.6 Minimum Contribution. If this Plan is a Top-Heavy Plan in any Plan Year, the Company Contributions for such year for each “participant” (as defined for the purpose of providing mandatory minimum contributions under regulations) who is not a Key Employee shall not be less than three percent (3%) of such participant’s compensation. If, however, the Plan does not enable a defined benefit plan to meet the requirements of Section 401(a)(4) or 410, the Company Contributions shall not exceed that percentage of each participant’s compensation which is equal to the highest percentage of compensation at which Company Contributions are made for the Plan Year for any Key Employee (a) under the Plan or (b) if the Plan is part of an Aggregation Group, under any defined contribution plan in such Group. The percentage of compensation at which Company Contributions are made for a Key Employee shall be computed without regard to compensation in excess of the ceiling on includable compensation set forth in Section 16.7 of this Article XVI. For Plan Years beginning before January 1, 1989, for purposes of this Section 16.6, Company Contributions attributable to a salary reduction or similar arrangement and contributions made pursuant to Chapter 21 of Title II of the Social Security Act shall be disregarded. For Plan Years beginning after December 31, 1988, Company Contributions attributable to a salary reduction or similar arrangement made by Employees other than Key Employees shall not be taken into account under this Section 16.6.

l6.7 Ceiling on Includable Compensation. If this Plan is determined to be a Top-Heavy Plan in any Plan Year, then only the first $150,000 of a Participant’s Compensation shall be taken into account in determining the allocation to the Accounts of such Participant for the Plan Year. The $150,000 limit shall automatically be adjusted for such Plan Years and to such extent as is permitted by the Secretary of the Treasury.

ARTICLE XVII

MISCELLANEOUS

17.1 No Enlargement of Employee Rights.

(a) This Plan is strictly a voluntary undertaking on the part of the Company and shall not be deemed to constitute a contract between the Company and any Employee, or to be consideration for, or an inducement to, or a condition of, the employment of any Employee.

(b) Nothing contained in this Plan or the Trust shall be deemed to give any Employee the right to be retained in the employ of the Company or to interfere with the right of the Company to discharge or retire any Employee at any time.

(c) No Employee, or any other person, shall have any right to or interest in any portion of the Trust Fund other than as specifically provided in this Plan, and no Employee or any other person shall be entitled to rely upon any representations, whether oral or in writing, including representations made in the summary plan description, any prospectus or other document, which are inconsistent with this Plan document.

17.2 Mailing of Payments; Lapsed Benefits.

(a) All payments under the Plan shall be delivered in person or mailed to the last address of the Participant or Beneficiary furnished pursuant to Section 17.3 below.

(b) In the event that a benefit is payable under this Plan to a Participant or Beneficiary and after reasonable efforts such individual cannot be located for the purpose of paying the benefit during a period of three consecutive years following the date payment would otherwise have been made, the benefit shall be forfeited and allocated in the same manner as Additional Company Contributions. If the Participant or Beneficiary later makes a valid claim for the benefit, the claim shall be paid pursuant to directions by the Plan Administrator.

(c) For purposes of this Section 17.2, the term “Beneficiary” shall include any person entitled under Section 8.10 to receive the interest of a deceased Participant or deceased designated Beneficiary and shall also include an Alternate Payee.

(d) The Accounts of a Participant shall continue to be maintained until the amounts in the Accounts are paid to the Participant or his Beneficiary. In the event that the Plan is terminated and the Plan Administrator directs the Trustee to the Trust and distribute the assets of the Trust Fund, the following rules shall apply:

(i) All Participants and Beneficiaries (including Participants and Beneficiaries who have not previously claimed their benefits under the Plan) shall be notified of their right to receive a distribution of their interests in the Plan.

(ii) All Participants and Beneficiaries shall be given a reasonable length of time, which shall be specified in the notice, in which to claim their benefits.

(iii) All Participants (and their Beneficiaries) who do not claim their benefits within the designated time period shall be presumed to be dead. The Accounts of such Participants shall be forfeited at such time. These forfeitures shall be disposed of according to rules prescribed by the Plan Administrator, which rules shall be consistent with applicable law. Alternatively the Plan Administrator may, but shall not be required to, deposit such funds in an applicable state unclaimed property or similar fund, pursuant to applicable state law.

(iv) The Plan Administrator shall prescribe such rules as it may deem necessary or appropriate with respect to the notice, deposit or forfeiture rules stated above.

(e) Should it be determined that the preceding rules relating to forfeiture of benefits upon Plan termination are inconsistent with any of the provisions of the Code and/or ERISA, these provisions shall become inoperative without the need for a Plan amendment and the Plan Administrator shall prescribe rules that are consistent with the applicable provisions of the Code and/or ERISA.

17.3 Addresses. Each Participant shall be responsible for furnishing the Plan Administrator with his correct current address and the correct current name and address of his Beneficiary or Beneficiaries.

17.4 Notices and Communications.

(a) All applications, notices, designations, elections, and other communications from Participants, Beneficiaries and Alternate Payees shall be in writing, on forms prescribed by the Plan Administrator and shall be mailed or delivered to the office designated by the Plan Administrator, and shall be deemed to have been given when received by that office.

(b) Each notice, report, remittance, statement and other communication directed to a Participant, Beneficiary or Alternate Payee shall be in writing and may be delivered in person or by mail. An item shall be deemed to have been delivered and received by the Participant, Beneficiary or Alternate Payee when it is deposited in the United States mail with postage prepaid, addressed to the Participant, Beneficiary or Alternate Payee at his last address of record with the Plan Administrator.

17.5 Reporting and Disclosure. The Plan Administrator shall be responsible for the reporting and disclosure of information required to be reported or disclosed by the Plan Administrator pursuant to ERISA or any other applicable law.

17.6 Governing Law. All legal questions pertaining to the Plan shall be determined in accordance with the provisions of ERISA and, to the extent not preempted by ERISA, the laws of the State of Virginia. All contributions made hereunder shall be deemed to have been made in Virginia.

17.7 Interpretation.

(a) Article and Section headings are for convenient reference only and shall not be deemed to be part of the substance of this instrument or in any way to enlarge or limit the content of any Article or Section. Unless the context clearly indicates otherwise, masculine gender shall include the feminine, and the singular shall include the plural and the plural the singular.

(b) The provisions of this Plan shall in all cases be interpreted in a manner that is consistent with this Plan satisfying the requirements of Code section 401(a).

17.8 Withholding For Taxes. Any payments out of the Trust Fund may be subject to withholding for taxes as may be required by any applicable federal or state law.

17.9 Limitation on Company, Plan Administrator and Trustee Liability. Any benefits payable under this Plan shall be paid or provided for solely from the Trust Fund and neither the Company, the Plan Administrator nor the Trustee assume any responsibility for the sufficiency of the assets of the Trust to provide the benefits payable hereunder.

17.10 Successors and Assigns. This Plan and the Trust established hereunder shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns.

17.11 Counterparts. This Plan document may be executed in any number of identical counterparts, each of which shall be deemed a complete original in itself and may be introduced in evidence or used for any other purpose without the production of any other counterparts.

17.12 No Implied Rights or Obligations. The Company, in establishing and maintaining this Plan as a voluntary and unilateral undertaking, expressly disavows the creation of any rights in Employees, Participants, Beneficiaries or Alternate Payees or any obligations on the part of the Company or the Plan Administrator, except as expressly provided herein.

IN WITNESS WHEREOF, in order to record the adoption of this document, AMSEC LLC has caused this instrument to be executed by its duly authorized officer this              day of                     , 20        .

AMSEC LLC
a Delaware Limited Liability Company

By:

AMSEC EMPLOYEES 401(k) PROFIT SHARING PLAN

Amendment No. 1

Efective as of January 1, 1997, or such other dates as noted herein, the AMSEC EMPLOYEES 401(k) PROFIT SHARING PLAN (the “Plan”) is hereby amended as follows:

1. The second sentence of Section 1.1 is amended to read as follows:

This document amends and restates the Plan in its entirety, effective as of January 1, 1997, except where a different date is specifically provided.

2. The definition of “Compensation “ in Section 2.19 is amended to add to subsections (a), (b), and (c) a reference to Code section 132(f)(4) and reads as follows:

2.19 Compensation.

(a) For purposes of determining the allocation of Profit Sharing Contributions pursuant to Sections 4.3 and 6.10(e) and the amount of the Participant’s permissible Elective Deferrals under Section 5.2, “Compensation” shall mean the amounts described in subsection (b) below paid by the Company during a Plan Year by reason of services performed by an Employee less any compensation paid by reason of services performed during any period in which the Employee is not a Participant under this Plan, but including any elective contributions that are made by the Company on behalf of an Employee pursuant to an arrangement described in Code sections 125, 132(f)(4), 402(a)(8), 402(h) or 403(b).

(b) For purposes of applying the limitation on Annual Additions pursuant to Article XIII of the Plan, “Compensation” shall mean a Participant’s earned income, wages, salaries and fees for professional services and other amounts received for personal services actually rendered in the course of employment with the Company (including, but not limited to, commissions paid salespersons, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips and bonuses), and excluding the following:

(i) Company contributions to a plan of deferred compensation that are not includable in the Employee’s gross income for the taxable year in which contributed, or Company contributions under a simplified employee pension (within the meaning of Code section 408(k)) to the extent such contributions are excludable from gross income by the Employee, or any distributions from a plan of deferred compensation;

(ii) Amounts realized from the exercise of a nonqualified stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

(iii) Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified or incentive stock option; and

(iv) Other amounts that received special tax benefits, or Company contributions (whether or not under a salary reduction agreement) towards the purchase of an annuity described in Code section 403(b) (whether or not the amounts are actually excludable from the gross income of the Employee).

Notwithstanding the foregoing, effective for Plan Years beginning after December 31, 1997, “Compensation” for purposes of this subsection 2.19(b) shall include Elective Deferrals under Code section 402(g)(3) and amounts contributed under Code sections 125 and 132(f)(4) by the Company at the Employee’s election that are not included in the Employee’s gross income.

(c) For purposes of determining whether an Employee is a Highly Compensated Employee, “Compensation” shall be “Compensation” as defined in subsection (b) above, but determined without regard to Code sections 125, 132(f)(4), 402(e)(3) and 402(h)(1)(B), and, in the case of Company Contributions made pursuant to a salary reduction agreement, without regard to Code section 403(b). Thus, Compensation for purposes of this subsection 2.19(c) includes elective or salary reduction contributions to any Company section 125 flex plans, section 132(f)(4) transit reimbursement arrangements, this Plan, or any tax-sheltered annuity, even for periods prior to January 1, 1998 (when such items are also includible under subsection 2.19(b)).

3. The second sentence of Section 2.25 is amended to read as follows:

The effective date of this amendment and restatement of the Plan is January 1, 1997, except where a different Effective Date is specified.

4. Section 2.35(a)(ii)(B) is amended to read as follows:

If the Employer so elects by Plan amendment, any Employee in the “top-paid group” of Employees for such preceding Plan Year.

5. Section 5.2(c) is amended to add a new second sentence to read as follows:

If a Participant’s Elective Deferrals to this Plan exceed the limitation described in the preceding sentence, the Excess Deferral may be distributed to such Participant as permitted by Code section 402(g)(A)(ii).

6. Section 5.3(i) is amended effective December 31, 2001 by adding a new final sentence to read as follows:

Effective for Plan Years ending on or before December 31, 2001, the provisions of Reg. section 1.401(m)-2(b) shall apply for the purpose of applying the test for multiple use of the alternative limitation.

7. Section 6.16 is amended to add the clause “Effective December 12, 1994” to the beginning of this Section.

AMSEC EMPLOYEES 401(k) PROFIT SHARING PLAN

Amendment No. 2

Effective as of January 1, 2002, or such other dates as noted herein, the AMSEC Employees 401(k) Profit Sharing Plan (the “Plan”) is hereby amended as follows:

1. Section 2.1(a) is amended to include a reference to Catch-up Contributions and reads as follows in its entirety:

(a) The Deferral Account maintained for each Participant who has made Elective Deferrals or Catch-up Contributions to the provisions of Section 5.1.

2. A new Section 2.13A is added to read as follows in its entirety:

2.13A Catch-up Contribution. “Catch-up Contribution” shall mean a contribution paid to the Trustee by the Company at the election of a Participant who has attained age 50 before the last day of the Plan Year as provided in Section 5.1. Effective as of January 1, 2002, an eligible Participant may elect to make a Catch-up Contribution to be withheld from his or her Compensation by the Company in lieu of receiving such amount as current Compensation. Such amount shall be nonforfeitable when made. Catch-up Contributions shall be made in accordance with, and subject to the limitations of, section 414(v) of the Code. Catch-up Contributions shall not be taken into account for purposes of complying with the required limitations of Section 402(g) and 415(c) of the Code. The Plan shall not be treated as failing to satisfy the provisions of section 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416 of the Code, as applicable, by reason of the making of such Catch-up Contributions.

3. A new Section 2.14A is added to read as follows in its entirety:

2.14A Committee. “Committee” shall mean the AMSEC Retirement Plans Committee described in Article IX.

4. Section 2.16 is amended to include a reference to Catch-up Contributions and reads as follows in its entirety:

2.16 Company Contributions. “Company Contributions” shall mean all amounts (whether in cash or other property, including Company Stock) paid by the Company into the Trust Fund established and maintained under the provisions of this Plan for the purpose of providing benefits for Participants and their Beneficiaries, and shall include Elective Deferrals, Profit Sharing Contributions, Matching Contributions, Additional Company Contributions, Catch-up Contributions and any contributions to pay Plan expenses as provided in Section 6.13.

5. Effective as of January 1, 2002, the last paragraph of Section 2.19(b) is amended to refer to Catch-up Contributions to read as follows in its entirety:

“Notwithstanding the foregoing, effective for Plan Years beginning after December 31, 1997, “Compensation” for purposes of this subsection 2.19(b) shall include Elective Deferrals under Code section 402(g)(3), Catch-up Contributions under Code section 414(v), and amounts contributed under Code sections 125 and 132(f)(4), by the Company at the Employee’s election that are not included in the Employee’s gross income.”

6. Section 2.19(e) is amended to read as follows in its entirety:

(e) The amount considered as “Compensation” for any purpose hereunder shall be limited to $200,000 or such other amount as provided by Code section 401(a)(17), as adjusted from time to time.

7. Section 2.21 is amended to include a reference to Catch-up Contributions and reads as follows in its entirety:

2.21 Deferral Account. “Deferral Account” shall mean the Account opened up and maintained for each Employee who has made Elective Deferrals and, effective as of January 1, 2002, Catch-up Contributions pursuant to Section 5.1.

8. Section 2.26 is amended to include a reference to Catch-up Contributions and reads as follows in its entirety:

2.26 Elective Deferrals. “Elective Deferrals” shall mean contributions paid over by the Company to the Trustee at the election of a Participant in lieu of cash Compensation pursuant to Section 5.1. No amount that was designated or treated at the time of deferral or contribution as a Catch-up Contribution shall be treated as an Elective Deferral.

9. Section 2.58 is amended to include a reference to Catch-up Contributions and reads as follows in its entirety:

2.58 Profit Sharing Contribution. “Profit Sharing Contribution” shall mean the contributions paid by the Company (other than Additional Company Contributions, Elective Deferrals, Catch-up Contributions or Matching Contributions) to the Trustee as provided in Article IV.

10. Section 2.62 is amended to read as follows in its entirety:

2.62 Rollover Contribution. “Rollover Contribution” shall mean a contribution to the Plan by an Eligible Employee of amounts which qualify for exclusion from gross income (a) pursuant to Code section 402(a), subject to the timing, maximum amount limitations, and other requirements of Code section 402(a), and (b) effective January 1, 2002, from an annuity contract described in Code section 403(b), and an eligible plan described in Code section 457(b) that is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state. Effective January 1, 2002 an Eligible Employee may also be the surviving spouse.

11. Section 3.2 is amended by adding the following paragraphs (d) and (e) to the end thereof to read as follows:

(d) The Committee may adopt rules and procedures regarding the actual pay period in which Elective Deferrals and Catch-up Contributions commence to be deducted from Compensation to accommodate administrative and payroll practices and issues.

(e) Notwithstanding the foregoing provisions of Section 3.2(c) to the contrary, the entry date for such Eligible Employees may be deferred by the Committee in the exercise of its discretion to allow a reasonable period of time for administrative procedures to become effective with respect to such Eligible Employees.

12. Section 4.3 is amended by adding the phrase “and, if applicable, Catch-up Contributions” to the end of the first sentence.

13. Section 5.1 is amended to include references to the Committee and Catch-up Contributions and reads as follows in its entirety:

“At dates established by the Committee, each Participant may elect, on forms prescribed by the Committee, to defer the receipt of a portion of his Compensation for that Plan Year, and to have the deferred amount contributed directly by the Company to the Trust Fund as Elective Deferrals and, if and to the extent applicable, Catch-up Contributions.”

14. Section 5.2(c) is amended to include a reference to Catch-up Contributions, and to the dollar limitation imposed by reference to Code section 402(g), and reads as follows in its entirety:

“The maximum amount of Elective Deferrals contributed on behalf of a Participant under the Plan shall not exceed the maximum amount permitted pursuant to Code section 402(g) (multiplied by the Adjustment Factor) during any calendar year. If a Participant’s Elective Deferrals to this Plan exceed the limitation described in the preceding sentence, the Excess Deferral may be recharacterized, to the extent permissible, as Catch-up Contributions pursuant to Code section 4.14(v) and, if not so recharacterized, then distributed to such Participant as Permitted by Code section 402(g)(A)(ii). If, during a calendar year, (i) the Employee participates in this Plan and one or more other plans with a qualified cash or deferred arrangement described in Code sections 401(k), 408(k)(6), or 403(b), (ii) the Employee’s Elective Deferrals under all such plans (including this Plan) exceed the maximum amount permitted pursuant to Code section 402(g) (multiplied by the Adjustment Factor), and (iii) all or any portion of such Employee’s Elective Deferrals under this Plan constitute Excess Deferrals by virtue of an allocation and notification by the Employee pursuant to Code section 402(g)(2)(A)(i), then to the extent such Excess Deferrals are not recharacterized as Catch-up Contributions pursuant to Code section 414(v), they shall be distributed to such Employee as permitted by Code section 402(g)(2)(A)(ii).”

15. Section 6.1 is amended by adding the clause “and, if eligible, Catch-up Contributions” to the end thereof.

16. Section 6.10(a) is amended to include a reference to Catch-up Contributions and reads as follows in its entirety:

(a) All Company Contributions on account of Elective Deferrals and Catch-up Contributions shall be allocated to Participants’ Deferral Accounts as soon as practicable following their contribution to the Trust, but in no event later than ninety (90) days after such amounts were deferred.

17. Section 8.3(b)(ii)(E) is modified by substituting the suspension period “six (6) months” for the period “twelve (12) months” effective for hardship withdrawals made on and after January 1, 2002.

18. Section 8.6 is modified to read as follows in its entirety:

8.6 Optional Forms of Payment.

(a) Subject to Section 8.6(d), each Participant may elect, with his spouse’s consent if required and subject to (b) below, to receive his Distributable Benefit in one of the following forms, or a combination of such forms, subject to the provisions of Sections 8.7 and 8.8:

(i) A single sum.

(ii) l0 or l5 year certain and life annuity.

(iii) Contingent annuity - l0 year certain and life annuity.

(iv) Flexible installment refund annuity.

(v) Installment refund annuity.

(b) Any distribution not made in a single sum shall be made over a term that does not exceed any one (or a combination) of the following periods:

(i) A period certain not extending beyond the life expectancy of the Participant.

(ii) A period certain not extending beyond the joint life and last survivor expectancy of the Participant and a designated Beneficiary.

(iii) The Participant’s life.

(iv) The lives of the Participant and the Participant’s designated Beneficiary.

(c) With respect to any Participant whose Plan Accounts contain no allocations made prior to January 1, 1992, the only available benefit option is a single sum distribution.

(d) Any distribution form under the Plan other than a lump-sum option shall be eliminated at the “effective time” described below. Thereafter, the only distribution form permitted with respect to amounts in a Participant’s Account shall be a lump-sum distribution; provided, however, that any payment in a lump-sum shall be made in a manner that is otherwise identical to the distribution form that is being eliminated, including, by way of illustration, the date or event as of which such distribution form was available and without imposing any condition on eligibility for such lump-sum distribution form that did not apply to such distribution form.

The “effective time” that a distribution form is eliminated as described in paragraph (d) above shall be the earliest of the following dates:

(1) the 90th day following notice to affected Participants in the form of a summary of material modifications or an updated summary plan description; or

(2) January 1, 2004.

19. The hardship exception for an “Eligible rollover distribution” in Section 8.7(b) is modified for hardship distributions made effective on and after January 1, 2002 by deleting the phrase “under Code section 401(k)(2)(B)(i)(IV)” and substituting “December 31, 2001” for the date “December 31, 1998.”

20. The introductory paragraph of Section 8.9 immediately preceding paragraph (a) is amended to read as follows:

8.9 Distribution Rules. Until the “effective time” as described in Section 8.6(d), the provisions of Section 8.9(a) shall apply to the Distributable Benefit of a Participant who does not elect, and has not previously elected, a life annuity under the Plan. The provisions of Section 8.9(b) shall apply to the Distributable Benefit of a Participant who elects (prior to the “effective time” as described in Section 8.6(d)), or has previously elected, a life annuity under the Plan.

21. Section 9.1(a) is amended to permit delegation to the Committee and reads as follows in its entirety:

9.1 Plan Administration. The Plan Administrator has authority to control and manage the operation and administration of the Plan, except that the Plan Administrator may delegate certain administrative and operational powers to the Committee.

22. The last paragraph of Section 9.2 shall be amended to read as follows:

“Any action taken in good faith by the Plan Administrator or the Committee in the exercise of authority conferred upon it by this Plan shall be conclusive and binding upon the Participants and their Beneficiaries and any Alternate Payees. All discretionary powers conferred upon the Plan Administrator shall be absolute, but shall be exercised in a uniform and nondiscriminatory manner.”

23. Section 9.5 is amended to read as follows in its entirety:

9.5 Reliance Upon Documents and Opinions.

(a) The Plan Administrator, the Board of Directors, the Company, the members of the Committee, and any Employee of the Company delegated under the provisions hereof to carry out any fiduciary responsible under the Plan (“Delegated Fiduciary”), shall be entitled to rely upon any tables, valuations, computations, estimates, certificates and reports furnished by any consultant, or firm or corporation which employs one or more consultants, upon any opinions furnished by legal counsel, and upon any reports furnished by the Trustee. The Plan Administrator, the Board of Directors, the Company, the members of the Committee, and any Delegated Fiduciary shall not be liable in any manner whatsoever for anything done or action taken or suffered in reliance from any such consultant or firm or corporation which employs one or more consultants, trustee, or counsel.

(b) Any and all such things done or actions taken or suffered by the Plan Administrator, the Board of Directors, the Company, the members of the Committee, and any Delegated Fiduciary shall be conclusive and binding on all Employees, Participants, Beneficiaries, Alternate Payees and any other persons whomsoever, except as otherwise provided by law.

(c) The Plan Administrator, the members of the Committee and any Delegated Fiduciary may, but are not required to, rely upon all records of the Company with respect to any matter or thing whatsoever, and may likewise treat those records as conclusive with respect to all Employees, Participants, Beneficiaries, and any other persons whomsoever, except as otherwise provided by law.

24. Sections 9.8(a), (b) and (c) are amended to read as follows in their entirety:

(a) Except as provided in Part 4 of Title I of ERISA, neither the Company, the Board of Directors (or any member thereof), the Committee (or any member thereof) nor the Plan Administrator shall be subject to any liability with respect to his duties under the Plan unless he or it acts fraudulently or in bad faith.

(b) Neither the Company, the Board of Directors (or any member thereof), the Committee (or any member thereof) nor the Plan Administrator shall be liable for any breach of fiduciary responsibility resulting from the act or omission of any other fiduciary or any person to whom fiduciary responsibilities have been allocated or delegated, except as provided in Part 4 of Title I of ERISA.

(c) Neither the Company, the Board of Directors (or any member thereof), the Committee (or any member thereof), the Plan Administrator, nor the Trustee shall be liable to the extent relief from liability is provided pursuant to ERISA section 404(c).

25. Section 9.10(c)(ii) is amended to read as follows:

(ii) Adopting Plan amendments (except as otherwise provided in Section 15.1);

26. Sections 9.11(a) and (b) are modified to read as follows:

(a) To the extent prohibited by law, in administering this Plan, neither the Plan Administrator nor the Committee shall discriminate in favor of any class of Employees and particularly neither shall discriminate in favor of Highly Compensated Employees.

(b) Neither the Plan Administrator nor the Committee shall cause the Plan to engage in any transaction that constitutes a nonexempt prohibited transaction under Code section 4975(c) or ERISA section 406(a).

27. New Sections 9.15 through 9.19 are added to the Plan to read as follows in their entirety:

9.15 Committee Procedure.

(a) A majority of the members of the Committee as constituted at any time shall constitute a quorum, and any action by a majority of the members present at any meeting, or authorized by a majority of the members in writing without a meeting, shall constitute the action of the Committee.

(b) The Committee may designate certain of its members as authorized to execute any document or documents on behalf of the Committee, in which event the Committee shall notify the Trustee of this action and the name or names of the designated members. The Trustee, Company, Board of Directors, Plan Administrator, Participants, Beneficiaries, and any other party dealing with the Committee may accept and rely upon any document executed by the designated members as representing action by the Committee until the Committee shall file with the Trustee a written revocation of the authorization of the designated members.

9.16 Compensation of Committee.

(a) Members of the Committee shall serve without compensation unless the Board of Directors shall otherwise determine. However, in no event shall any member of the Committee who is an Employee receive compensation from the Plan for his services as a member of the Committee.

(b) All members shall be reimbursed for any necessary or appropriate expenditures incurred in the discharge of duties as members of the Committee.

(c) The compensation or fees, as the case may be, of all officers, agents, counsel, the Trustee, or other persons retained or employed by the Committee shall be fixed by the Committee.

9.17 Resignation and Removal of Members. Any member of the Committee may resign at any time by giving written notice to the other members and to the Board of Directors effective as therein stated. Any member of the Committee may, at any time, be removed by the Board of Directors.

9.18 Appointment of Successors.

(a) Upon the death, resignation, or removal of any Committee member, the Board of Directors may appoint a successor.

(b) Notice of appointment of a successor member shall be given by the Secretary of the Company in writing to the Trustee and to the members of the Committee.

9.19 Records. The Committee shall keep a record of all its proceedings and shall keep, or cause to be kept, all such books, accounts, records or other data as may be necessary or advisable in its judgment for the administration of the Plan and to properly reflect the affairs thereof.

28. The second sentence of Section 13.1 is amended to include a reference to Catch-up Contributions and reads as follows in its entirety:

“To the extent necessary to reduce an excess amount in a Participant’s Accounts, the Plan Administrator may distribute such Participant’s Elective Deferrals and, if applicable, Catch-up Contributions to the Participant.”

29. A new Section 14.3(k) is added to describe the loan rules that may be promulgated by the Committee and reads as follows in its entirety:

(k) In addition to the foregoing, the loan rules promulgated by the Committee shall include the following:

(i) The identity of the person or positions authorized to administer the Participant loan program;

(ii) The procedures for applying for a loan;

(iii) The basis on which loans will be approved or denied;

(iv) Limitations on the types and amounts of loans offered;

(v) The procedure for determining a reasonable rate of interest;

(vi) The types of collateral which may secure a Participant loan; and

(vii) The events constituting default and the steps that will be taken to preserve Plan assets in the event of such default.

(viii) Notwithstanding the foregoing provisions of this section 14.3, loan repayments may be suspended in accordance with Code section 414(u)(4).

30. The first paragraph of Section 15.1 is amended to authorize the Committee to adopt certain Plan amendments, and reads as follows in its entirety:

“The Board of Directors in its sole discretion may at any time, and from time to time, amend the Plan by an instrument in writing executed in the name of the Company by an officer or officers duly authorized to execute such instrument, and delivered to the applicable Trustee. Notwithstanding the foregoing, effective as of January 1, 2002 the Committee shall have the power to amend the Plan as described in the preceding sentence to (i) comply with changes required by the IRS as a condition to the issuance of a favorable determination of the qualified status of the Plan under Code section 401(a) or otherwise preserve its status as a qualified plan; or (ii) provide rules of administrative convenience or clarify Plan operations so long as such administrative or clarifying changes would not cause the Company to incur additional material costs to operate the Plan. However, except as provided in Section 15.2 no amendment shall be made at any time, the effect of which would be:”

31. Section 16.3(b) is amended to read as follows in its entirety:

(b) Key Employee: Any Employee or former Employee (and the Beneficiaries of such Employees) who, pursuant to the rules of Code section 416(i) and the Regulations thereunder, is or was:

(i) An officer of the Company having an annual Compensation greater than 50% of the dollar limitation under Code section 415(b)(1)(A) (for Determination Dates on and after January 1, 2002, Compensation of greater than $130,000 (as adjusted under Code section 416(i)(1)));

(ii) For Determination Dates on or before December 31, 2001, one of the ten Employees having annual Compensation from the Company of more than the dollar limitation under Code section 415(c)(1)(A), and owning (or considered as owning) under Code section 318 the largest interest in the Company;

(iii) A 5% Owner of the Company; or

(iv) A 1% Owner of the company having Annual Compensation from the Company of more than $150,000.

The determination period is the Plan Year containing the Determination Date and the four preceding Plan Years. Effective January 1, 2002, the five-year look-back period is reduced to a one-year period ending on the Determination Date, with the exception of any distribution made for a reason other than separation from service, death, or disability.

32. A new Section 17.4(c) is added to the Plan to permit paperless communications and reads as follows in its entirety:

(c) Notwithstanding any provision of the Plan to the contrary, including the preceding paragraphs (a) and (b) of this section 17.4, the Committee in its absolute discretion may accept or require applications, notices, designations, elections and other communications (“communication”) given by facsimile, telex, telegram, telephone or any form of electronic communication that the Committee reasonably believes in good faith to be genuine. If the Committee chooses to accept one or more alternative methods of communication, the Company, any Affiliated Company, any Participant or Beneficiary or any other person providing communication to the Committee will be required to follow reasonable procedures adopted by the Committee for written confirmation. In addition, the Committee may record oral instructions. If any person providing communication to the Committee fails or refuses to comply with the Committee’s confirmation procedures, the Committee will be entitled to refuse to comply with such communications without incurring any liability for such refusal.

33. Effective as of January 1, 2002, Section 17.9 is amended to add the words “, the Committee” immediately following the words “the Plan Administrator.”

AMSEC EMPLOYEES 401(k) PROFIT SHARING PLAN

Amendment No. 3

Effective as of January 1, 2002, or such other dates as noted herein, the AMSEC Employees 401(k) Profit Sharing Plan (the “Plan”) is hereby amended as follows:

1. Subsection 2.19(a) is amended to read as follows in its entirety:

(a) For purposes of determining the allocation of Profit Sharing Contributions pursuant to Sections 4.3 and 6.10(c) “Compensation” shall mean the amounts described in subsection (b) below paid by the Company during a Plan Year by reason of services performed by an Employee less any compensation paid by reason of services performed during any period in which the Employee is not a Participant under this Plan, but including any elective contributions that are made by the Company on behalf of an Employee pursuant to an arrangement described in Code sections 125, 132(f)(4), 402(a)(8), 402(h) or 403(b). For purposes of determining the allocation of a Participant’s permissible Elective Deferrals under Sections 5.2 and 6.10(a) and Matching Contributions under Sections 5.3 and 6.10(b) “Compensation” shall mean the amounts described above with regard to Profit Sharing Contributions but also shall exclude bonuses.

2. Subsection 2.60(c) is amended to read as follows in its entirety:

(c) The Participant’s termination of employment with the Company or an Affiliated Company. Notwithstanding the foregoing, a Participant may elect, pursuant to procedures established by the Committee (which procedures may provide that no affirmative election is treated as an election to defer distribution), to defer distribution until the first to occur of (i) five years from the date of termination of employment or (ii) April 1 following the calendar year in which the Participant attains age 70-1/2.

In the case of a 5% Owner, the Required Payment Commencement Date shall be April 1 following the calendar year in which the Participant attains age 70-1/2, whether or not the Participant has retired. If a Participant becomes a 5% Owner after attaining age 70-1/2, the Required Payment Commencement Date shall not be later than the last day of the calendar year in which the Participant becomes a 5% Owner.

3. Section 4.6 is amended by substituting the phrase “the Committee” for each occurrence of the phrase “the Plan Administrator”.

4. Effective on and after April 1, 2002, Section 8.8 is amended to read as follows in its entirety:

8.8 Timing on Distributions.

(a) Required Distributions Under the Plan. The Participant’s ability to elect the form or timing of payment (or the Beneficiary’s ability, in the event of the Participant’s death before the date on which distributions commence) shall be subject to the following rules:

(i) Distributable Benefit Under $5,000. Notwithstanding any other provision of the Plan, if the value of the Participant’s Distributable Benefit determined as of the Participant’s termination date; death or any subsequent Valuation Date does not exceed $5,000, the Participant (or Beneficiary in the event of the Participant’s death) shall receive a single sum distribution of the entire value as soon as practicable following the Participant’s termination of employment, receipt of notice of Participant’s death or such subsequent Valuation Date, whichever is applicable. If the Participant’s Distributable Benefit is zero, the Participant shall be deemed to have received a distribution of his entire Distributable Benefit. Such distribution shall not require consent by the Participant or the Participant’s spouse.

(ii) Distributable Benefit Upon Termination of Employment. If the value of the Participant’s Distributable Benefit determined as of the date the Participant terminates employment and at each subsequent Valuation Date exceeds $5,000 no distribution shall be made to the Participant without the Participant’s consent before the Participant attains Normal Retirement Age, or distributions are made at the termination of the Plan. Unless the Participant elects to defer distribution to the extent authorized, payment shall be made or commence no later than sixty (60) days after the close of the Plan Year in which (A) the Participant attains Normal Retirement Age or (B) the Participant terminates employment with the Company, whichever occurs later. The failure of a Participant to consent to a distribution prior to such time shall be deemed to be an election to defer commencement of payment. In no event shall distributions to a Participant commence later than the Participant’s Required Payment Commencement Date.

(iii) Distributable Benefit Upon Death. If the Participant’s Distributable Benefit determined as of the date of the Participant’s death and at each subsequent Valuation Date exceeds $5,000, distribution of the Participant’s entire benefit shall be completed to the Participant’s Designated Beneficiary or estate, as applicable, by December 31 of the calendar year containing the fifth anniversary of the Participant’s death except to the extent that the Designated Beneficiary elects, prior to April 1, 2002, to receive distributions in accordance with subparagraph (A) or (B) below.

(A) If any portion of the Participant’s benefits are payable to a Designated Beneficiary, distributions may be made over the Life Expectancy of the Designated Beneficiary if distributions are made or commence on or before December 31 of the calendar year which immediately follows the calendar year in which the Participant dies. Prior to April 1, 2002, the Designated Beneficiary may elect one of the annuity options described in Section 8.6.

(B) If the Designated Beneficiary is the Participant’s surviving spouse, the date distributions are required to be made or begin in accordance with subparagraph (A) above shall not be earlier than the later of (1) December 31 of the calendar year immediately following the calendar year in which the Participant dies and (2) December 31 of the calendar year in which the Participant would have attained age seventy and one-half (70-1/2). Prior to April 1, 2002, the Beneficiary may select from the annuity options described in Section 8.6.

(C) Distributable Benefit After Death. If the Participant dies after distributions under one of the annuity options have begun, the remaining payments shall continue to be distributed at least as rapidly as under the method of distribution being used prior to the Participant’s death.

(iv) Distributable Benefit Upon Required Payment Commencement Date. If the Participant elects to receive his or her interest as a single sum, such Participant’s entire Account(s) must be distributed no later than his Required Payment Commencement Date. If prior to April 1, 2002, the Participant commenced receipt of his or her Distributable Benefit in a form other than a single sum, on or after the Required Payment Commencement Date distributions shall be made in accordance with Treasury regulation section 1.401(a)(9), including the minimum distribution incidental benefit rules of section 1.401(a)(9)-2 as may be amended.

(v) Distributable Benefit to Surviving Spouse. If the surviving spouse dies after the Participant, but before payments to the spouse begin, the above provisions shall apply as if the surviving spouse were the Participant. Any amount paid to a child of the Participant shall be treated as if it had been paid to the surviving spouse if the amount becomes payable to the surviving spouse when the child reaches the age of majority.

(b) Commencement of Benefits. Notwithstanding the prior provisions of this Article VIII to the contrary, a Participant’s Plan Account and Matching Account Balances shall not be distributable earlier than:

(i) termination of the Participant’s employment with the Company on or after the date he or she attains Normal Retirement Date or by reason of death;

(ii) a determination of Disability in accordance with Section 2.23;

(iii) termination of the Participant’s employment with the Company and Affiliated Companies for any reason other than those specified in paragraph (i) above, but only if such termination constitutes a separation from service (within the meaning of Code section 401(k)(2)(B)(i)(I);

(iv) the Committee’s approval of the Participant’s application for a hardship or in-service withdrawal, but only to the extent provided in Section 8.7;

(v) in accordance with and to the limited extent provided in Sections 5.2(d) and 5.6(a);

(vi) if and to the extent permitted by Code section 401(k)(10) in connection with the Company’s disposition of corporate assets or a subsidiary; and

(vii) the creation or recognition of an Alternate Payee’s right to all or a portion of a Participant’s Plan and Matching Contribution Accounts under a domestic relations order which the Committee determines is a qualified domestic relations order as provided in Section 14.2, but only as to the portion which is payable to the Alternate Payee.

5. Effective on and after April 1, 2002 subsection 14.3(e) is amended to read as follows in its entirety:

(e) In the event the Participant defaults on the loan and Participant’s Accounts are security for the loan, the Account balances will not be used to satisfy the loan obligation prior to the earlier of the Participant’s termination of employment with the Company or an event resulting in a permissible distribution of his Accounts under the Plan.

6. Effective on and after April 1, 2002, Subsection 14.3(j) is deleted.

EGTRRA AMENDMENT TO

AMSEC EMPLOYEES 401(K) PROFIT SHARING PLAN

A.	AMENDMENT OF THE PLAN FOR EGTRRA

1.	Adoption and Effective Date of Amendment. This Amendment of the Plan is adopted to reflect certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 (“EGTRRA”). This Amendment is intended as good faith compliance with the requirements of EGTRRA and is to be construed in accordance with EGTRRA and guidance issued thereunder. Except as otherwise provided, this Amendment shall be effective as of January 1, 2002 and unless otherwise extended past the “sunset” or otherwise made permanent pursuant to EGTRRA, this amendment will expire as of December 31, 2010.

2.	Supersession of Inconsistent Provisions. This Amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this Amendment.

B.	SECTIONS 2.62. ROLLOVERS FROM OTHER PLANS

The Plan will accept a direct rollover of an eligible rollover distribution from a qualified plan described in Code sections 401(a) or 403(a), excluding after-tax employee contributions, from a qualified plan described in Code sections 401(a) or 403(a), from a qualified plan or annuity contract described in Code sections 403(a) or (b), excluding after-tax employee contributions, from an eligible plan under Code section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state, and from the portion of a distribution from an individual retirement account or annuity that is described in Code sections 408(a) or (b) funded exclusively with a distribution from another retirement plan qualified under Code section 401(a), 403(a) or (b), or 457(b), and earnings thereon (also known as a conduit IRA) that is eligible to be rolled over and would otherwise be includible in gross income.

C.	SECTIONS 8.2. DISTRIBUTION UPON SEVERANCE FROM EMPLOYMENT

1.	New Distributable Event. This amendment to Section 8.2 of the Plan is intended to reflect the elimination of the “same desk rule”. A Participant’s elective deferrals, qualified nonelective contributions, qualified matching contributions, and earnings attributable to these contributions shall be distributed on account of the Participant’s severance from employment. However, such a distribution shall be subject to the other provisions of the Plan regarding distributions, other than provisions that require a separation from service before such amounts may be distributed.

2.	Effective Date. This change to section 8.2 shall apply to Plan Years and Limitation Years beginning on and after January 1, 2002.

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D.	SECTION 8.7. DIRECT ROLLOVERS OF PLAN DISTRIBUTIONS

1.	Effective Date. This section shall apply to distributions made after December 31, 2001.

2.	Modification of definition of Eligible Retirement Plan. For purposes of the direct rollover provisions of section 8.7, the Plan is amended to add the following to the end thereof as follows:

“An eligible retirement plan shall also mean an annuity contract described in Code section 403(b) and an eligible plan under Code section 457(b) which is maintained by the state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the Alternate Payee under a qualified domestic relations order, as defined in Code section 414(p).”

3.	Modification of definition of Eligible Rollover Distribution to include After-Tax Employee Contributions. For purposes of the direct rollover provision in section 8.7(b) of the Plan, a portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Code sections 408(a) or (b), or to a qualified defined contribution plan described in Code sections 401(a) or 403(a) that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

E.	SECTION 8.8. MINIMUM DISTRIBUTION REQUIREMENTS.

A new subsection 8.8(c) is added to read as follows:

(c)	Required Minimum Distributions under Code section 401(a)(9).

(i)	General Rules.

A.	Effective Date. The provisions of this Subsection 8.8(c) will apply for purposes of determining required minimum distributions for calendar years beginning with 2003 calendar year.

B.	Precedence. Except as earlier or larger distributions may be required under the terms of the Plan, the requirements of this Subsection 8.8(c) will take precedence over any inconsistent provisions of the Plan.

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C.	Requirements of Treasury Regulations Incorporated. All distributions required under this Subsection 8.8(c) will be determined and made in accordance with the Treasury regulations under Code section 401(a)(9).

D.	TEFRA Section 242(b)(2)Elections. Notwithstanding the other provisions of this Subsection 8.8(c), distributions may be made under a designation made before January 1, 1984, in accordance with section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the Plan that relate to section 242(b)(2) of TEFRA.

(ii)	Time And Manner Of Distribution.

A.	Required Payment Commencement Date. The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s Required Payment Commencement Date.

B.	Forms of Distribution. Unless the Participant’s interest is distributed in a single sum on or before the Required Payment Commencement Date as of the first Distribution Calendar Year, distributions will be made in accordance with this section 8.8(c).

C.	Lifetime Distributions. During the Participant’s lifetime, the minimum amount that will be distributed for each Distribution Calendar Year is the lesser of:

1.	the quotient obtained by dividing the Participant’s Distributable Benefit by the distribution period in the uniform lifetime table set forth in section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s age as of the Participant’s birthday in the Distribution Calendar Year; or

2.	if the Participant’s sole Designated Beneficiary for the Distribution Calendar Year is the Participant’s spouse, the quotient obtained by dividing the Participant’s Distributable Benefit by the number in the joint and last survivor table set forth in section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the Distribution Calendar Year.

3.	Required minimum distributions will be determined under this section 8.8(c)(ii)(C) beginning with the first Distribution Calendar Year and up to and including the Distribution Calendar Year that includes the Participant’s date of death.

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D.	Distributions Upon Death. Upon the Participant’s death, distributions of the Participant’s Distributable Benefit shall occur in accordance with Subsections 8.8(a)(iii), (v) and (vi).

E.	Definitions.

1.	Designated Beneficiary. The individual who is designated as the Beneficiary under section 8.10 of the Plan and is the Designated Beneficiary under Code section 401(a)(9) and section 1.401(a)(9)-1, Q&A-4, of the Treasury regulations.

2.	Distribution Calendar Year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant’s Required Payment Commencement Date. For distributions beginning after the Participant’s death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin under Subsection 8.8(a) of the Plan. The required minimum distribution for the Participant’s first Distribution Calendar Year will be made on or before the Participant’s Required Payment Commencement Date. The required minimum distribution for other Distribution Calendar Years, including the required minimum distribution for the Distribution Calendar Year in which the Participant’s Required Payment Commencement Date occurs, will be made on or before December 31 of that Distribution Calendar Year.

3.	Life Expectancy. Life expectancy as computed by use of the single life table in section 1.401(a)(9)-9 of the Treasury regulations.

4.	Participant’s Distributable Benefit. The Distributable Benefit as of the last Valuation Date in the calendar year immediately preceding the Distribution Calendar Year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the Participant’s Account as of dates in the valuation calendar year after the Valuation Date and decreased by distributions made in the valuation

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calendar year after the Valuation Date. The Distributable Benefit for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the Distribution Calendar Year if distributed or transferred in the valuation calendar year.

5.	Required Payment Commencement Date. The date specified in section 2.60 of the Plan.

F.	SECTION 16.6. MODIFICATION OF TOP-HEAVY RULES

1.	Effective Date. The provision of this amendment to section 16.6 of the Plan shall apply for Plan Years beginning after December 31, 2001 for purposes of determining whether the Plan satisfies the minimum benefits requirements of Code section 416(c) for such years. This section amends section 16.6 of the Plan.

2.	Minimum Benefits.

Matching Contributions. Company Matching Contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Code section 416(c)(2) and section 16.6 of the Plan. The preceding sentence shall apply with respect to Matching Contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Company Matching Contributions that are used to satisfy the minimum contribution requirements shall be treated as Matching Contributions for purposes of the actual contribution percentage test and other requirements of Code section 401(m).

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AMSEC EMPLOYEES 401(k) PROFIT SHARING PLAN

Amendment No. 6

Effective as of June 1, 2003, or such other dates as noted herein, the AMSEC Employees 401(k) Profit Sharing Plan (the “AMSEC Plan”) is hereby amended as follows:

1. Subsection 2.1 is amended by adding the following new Subsections (k) through (n) to the end thereof:

(k) PCI Transfer Deferral Account maintained for each Participant and each former PCI employee who formerly participated in the PCI Plan and had an elective deferral account in that plan which was transferred to the Plan pursuant to Section 5.6.

(l) PCI Transfer Matching Account maintained for each Participant and each former PCI employee who formerly participated in the PCI Plan and had a matching account in that plan which was transferred to the Plan pursuant to Section 5.6.

(m) PCI Transfer Profit Sharing Account maintained for each Participant and each former PCI employee who formerly participated in the PCI Plan and had a profit sharing account in that Plan which was transferred to the Plan pursuant to Section 5.6.

(n) PCI Transfer Rollover Account maintained for each Participant and each former PCI employee who formerly participated in the PCI Plan and had a rollover account in that plan which was transferred to the Plan pursuant to Section 5.6.

2. Effective on and after October 1, 2003 Subsection 2.19(a) is amended by adding the following to the end thereof:

(a) Notwithstanding the provisions of subsections (a) and (b) to the contrary, for purposes of determining the allocation of Profit Sharing Contributions pursuant to Sections 4.3 and 6.10(e) for the Plan Year ending December 31, 2003, Compensation for a PCI Legacy Employee will only include Compensation for the period beginning October 1, 2003 and ending December 31, 2003.

3. Section 2.24 is amended to read as follows in its entirety:

2.24 Distributable Benefit. “Distributable Benefit” shall mean the interest of a Participant in this Plan that is determined and distributable to him in accordance with the provisions of Article VIII and which shall include his Vested Interest in his Deferral Account, Company Contribution Account, Voluntary Account, Rollover Account, IRP Account, NNS Transfer Deferral Account, NNS Transfer After-Tax Account, NNS Transfer Rollover Account, NNS Transfer Employee Account, PCI Transfer Deferral Account, PCI Transfer Rollover Account, PCI Transfer Matching Account and PCI Transfer Profit Sharing Account, if any. In the case of an Alternate Payee, the Distributable Benefit shall mean the Vested Interest in the Alternate Payee Account.

4. Section 2.29 is amended to read as follows in its entirety:

2.29 Employment Commencement Date. “Employment Commencement Date” shall mean each of the following:

(a) The date on which an Employee first performs an Hour of Service in any capacity for the Company or an Affiliated Company with respect to which the Employee is compensated or is entitled to compensation by the Company or the Affiliated Company.

(b) In the case of an Employee whose employment is terminated and who is subsequently reemployed by the Company or an Affiliated Company, the term “Employment Commencement Date” shall also mean the first day following the termination of employment on which the Employee performs an Hour of Service for the Company or an Affiliated Company with respect to which he is compensated or entitled to compensation by the Company or Affiliated Company.

(c) Unless the Board of Directors or its delegate shall expressly determine otherwise, an Employee shall not, for the purposes of determining his Employment Commencement Date, be deemed to have commenced employment with an Affiliated Company prior to the effective date on which the entity became an Affiliated Company.

(d) Notwithstanding the forgoing, with respect to employees of PCI the Employment Commencement Date shall be:

(i) the date described in subsection (a) above if such Employee was hired by PCI on or after June 2, 2003; or

(ii) October 1, 2003 for all PCI Legacy Employees.

5. Effective on and after January 1, 2004, Section 2.45 “Normal Retirement Age” is amended by substituting age 59-1/2 for age 65.

6. A new Section 2.54A is added to read as follows in its entirety:

2.54A PCI. “PCI” shall mean Planning Consultants, Inc., which became a wholly-owned subsidiary of the Company effective as of May 23, 2003.

7. Effective on and after October 1, 2003 a new Section 2.54B is added to read as follows in its entirety:

2.54B PCI Legacy Employee. “PCI Legacy Employee” shall mean an Employee who was actively employed by PCI effective as of June 1, 2003, continued in employment with PCI on October 1, 2003, and is otherwise eligible to receive benefits under the Plan.

8. A new Section 2.54C is added to read as follows in its entirety:

2.54C PCI Plan (the “PCI Plan”). “PCI Plan” shall mean the Planning Consultants, Inc. Savings Plan which was frozen effective on and after September 30, 2003 and merged into this Plan.

9. A new Section 2.54D is added to read as follows in its entirety:

2.54D PCI Transfer Deferral Account. “PCI Transfer Deferral Account” shall mean the Account opened up and maintained for each Participant and each former PCI employee who formerly participated in the PCI Plan and had an elective deferral account in that plan which was transferred to the Plan.

10. A new Section 2.54E is added to read as follows in its entirety:

2.54E PCI Transfer Matching Account. “PCI Transfer Employer Account” shall mean the Account opened up and maintained for each Participant and each former PCI employee who formerly participated in the PCI Plan and had a matching account in that plan which was transferred to the Plan.

11. A new Section 2.54F is added to read as follows in its entirety:

2.54F PCI Transfer Profit Sharing Account. “PCI Transfer Profit Sharing Account” shall mean the Account opened up and maintained for each Participant and each former PCI employee who formerly participated in the PCI Plan and had a profit sharing account in that plan which was transferred to the Plan.

12. A new Section 2.54G is added to read as follows in its entirety:

2.54G PCI Transfer Rollover Account. “PCI Transfer Rollover Account” shall mean the Account opened up and maintained for each Participant and each former PCI employee who formerly participated in the PCI Plan and had a rollover account in that plan which was transferred to the Plan.

13. Section 2.67 is amended to read as follows in its entirety:

2.67 Vested Interest. “Vested Interest” shall mean the following:

(a) the nonforfeitable interest of a Participant in his Profit Sharing, Matching Contribution, NNS Transfer Employee Accounts, PCI Transfer Matching Account and PCI Transfer Profit Sharing Account, if any, which has become vested in accordance with Article VII; and

(b) the entire balance of his Deferral Account, Voluntary Account, Rollover Account, NNS Transfer Deferral Account, NNS Transfer After-Tax Account, NNS Transfer Rollover Account, PCI Transfer Deferral Account and PCI Transfer Rollover Account, if any; and

(c) the Vested Interest of an Alternate Payee in his Alternate Payee Account shall be determined as set forth in Article VII.

14. Section 4.3 is amended to read as follows in its entirety:

4.3 Company Contributions.

(a) The Company shall pay over to the Trustee in cash an amount equal to the aggregate of the amounts that each Participant elects (pursuant to Article V) to have contributed to the Plan on his behalf as Elective Deferrals and, if applicable, Catch-up Contributions. Such contributions shall be made no later than 15 business days after the month that such amounts are withheld from the Participant’s Compensation. If necessary or appropriate, the Company, in its sole discretion, may make contributions to the Trust in excess of the amounts required under the preceding sentence as Profit Sharing Contributions or Additional Company Contributions. In addition, the Company shall pay over to the Trustee Matching Contributions in the amount determined under Section 5.3.

(b) With respect to Participants, who (i) formerly participated in the NNS 401(k) Plan or (ii) are PCI Legacy Employees, the Company, in its sole discretion, may make Profit Sharing Contributions, Additional Company Contributions, or Matching Contributions to those Participants or PCI Legacy Employees alone and in an amount that is different than the amount of similar Contributions available to other Participants.

(c) Company Contributions shall be made no later than the due date for filing the federal income tax return (including extensions) of the Company for the taxable year with respect to which the contribution is made. The Company may, in its discretion, make contributions at any time to defray Plan expenses as provided in Section 6.13.

15. Subsection 5.2(a) is amended to read as follows in its entirety:

(a) The amount of an individual’s Compensation that may be deferred subject to the election provided in Section 5.1 shall be a percentage of the individual’s Compensation, not to exceed the maximum percentage established by the Plan Administrator of 25%, except with respect to Participants who (i) formerly participated in the NNS 401(k) Plan or (ii) are PCI Legacy Employees.

(i) With regard to such Participants who formerly participated in the NNS 401(k) Plan, the amount of such Employees’ Compensation that may be deferred, subject to the election provided in Section 5.1, shall be an amount equal to not less than one percent (1%) or such percentage of Compensation greater than twelve percent (12%) as may be specified from time to time by the Plan Administrator, provided that the percentage rate for determining such contributions shall be a whole number.

(ii) With regard to Participants who are PCI Legacy Employees, the amount of such Employees’ Compensation that may be deferred, subject to the election provided in Section 5.1, shall be an amount equal to not less than one percent (1%) or such percentage of Compensation greater than ninety percent (90%) as may be specified from time to time by the Plan Administrator, provided that the percentage rate for determining such contributions shall be a whole number.

16. Subsection 5.3(a) is amended to read as follows in its entirety:

(a) Effective for Plan Years beginning on or after January 1, 1990, the Company may, in its discretion, make a Matching Contribution in an amount equal to a percentage (determined each year in the Company’s discretion) for each $1 of a Participant’s Elective Deferrals up to a maximum of $5,000 of such Elective Deferrals, subject to the limitations specified in Article XIII, except with respect to Participants who (i) formerly participated in the NNS 401(k) Plan or (ii) are PCI Legacy Employees. With regard to such Participants, the Company, in its sole discretion, may make a Matching Contribution to those Participants alone and in an amount which is different than that available to other Participants, subject to the limitations specified in Article XIII.

17. Subsection 5.3(b) is amended to read as follows in its entirety:

(b) The contribution described in Section 5.3(a) shall be paid to the Trustee on the last day of the calendar quarter, or as soon as possible thereafter, but in any event no later than the date which is prescribed by law for filing the Company’s federal income tax return, including any extensions for the taxable year with respect to which such contributions are made. A Matching Contribution shall be allocated as provided in Section 6.10(b) and made to each Participant, including former NNS employees and PCI Legacy Employees, who are performing duties as a wage earning Employee for the Company as of the last day of a calendar quarter and any Participant who dies, retires or becomes disabled during such quarter. Notwithstanding the above, for the period of January 1, 1995 through June 30, 1995, Matching Contributions will be paid to the Trustee and allocated to each Participant’s account as of June 30, 1995 for those Participants who are employed on June 30, 1995.

18. Subsections 5.6(a) and (b) are amended and a new Subsection (c) is added to read as follows in its entirety:

(a) If it is made to this Plan from a plan which contained Protected Benefits, such Protected Benefits shall continue to be maintained with respect to the amounts transferred whether in the Participant’s NNS Transfer Accounts, PCI Transfer Accounts or in the Participant’s other Accounts, depending upon the character of the contribution under the transferee plan.

(b) To the extent required by Code section 411(d)(6), and pursuant to procedures established by the Company, an amount transferred to the Participant’s Accounts, including a Participant’s (i) NNS Transfer Accounts or (ii) PCI Transfer Accounts, if any, pursuant to this Section 5.6 shall retain the Protected Benefits that were applicable to such Account balance prior to the transfer to the Plan. Notwithstanding the foregoing, the Company reserves the right to eliminate all or any of such Protected Benefits if and to the extent permitted by Code section 411(d)(6) and any regulations or guidance promulgated thereunder.

(c) Effective on and after October 1, 2003 a Participant or the former employee of an acquired entity whose accounts in a defined contribution plan are transferred to the Plan as the result of an acquisition or merger shall be entitled to make a withdrawal from his Transfer Rollover Account at any time, subject to procedures established by the Plan Administrator.

19. A new Section 6.9A is added to read as follows in its entirety:

6.9A PCI Transfer Deferral Account. The Company shall open and maintain a separate PCI Transfer Deferral Account for each Participant and each former PCI employee who formerly participated in the PCI Plan and had an elective deferral account in that plan which was transferred to the Plan.

20. A new Section 6.9B is added to read as follows in its entirety:

6.9B PCI Transfer Matching Account. The Company shall open and maintain a separate PCI Transfer Matching Account for each Participant and each former PCI employee who formerly participated in the PCI Plan and had a matching account in that plan which was transferred to the Plan.

21. A new Section 6.9C is added to read as follows in its entirety:

6.9C PCI Transfer Profit Sharing Account. The Company shall open and maintain a separate PCI Transfer Profit Sharing Account for each Participant and each former PCI employee who formerly participated in the PCI Plan and had a profit sharing account in that plan which was transferred to the Plan.

22. A new Section 6.9D is added to read as follows in its entirety:

6.9D PCI Transfer Rollover Account. The Company shall open and maintain a separate PCI Transfer Rollover Account for each Participant and each former PCI employee who formerly participated in the PCI Plan and had a rollover account in that plan which was transferred to the Plan.

23. Subsection 6.10(c) is amended to read as follows in its entirety:

(c) Any Company Contributions which constitute Profit Sharing Contributions shall be allocated to the Company Contribution Account of each Participant who is performing duties as a wage-earning Employee of the Company on the last day of the Plan Year. An allocation also shall be made for any Participant who dies, retires or becomes disabled during the Plan Year. The Profit Sharing Contribution shall be allocated to each Participant eligible to receive a share of such contribution (except for those Participants who (i) formerly participated in the NNS 401(k) Plan or (ii) are PCI Legacy Employees) in the proportion that the Compensation paid to each such Participant during the Plan Year bears to the Compensation paid to all such Participants.

(i) With respect to Participants who formerly participated in the NNS 401(k) Plan and whose accounts in that plan were transferred to the Plan pursuant to Section 5.6, any Profit Sharing Contribution shall be allocated among each such Participant who is otherwise eligible to receive a share of such contribution in the proportion that the Compensation paid to each such Participant during the Plan Year bears to the Compensation paid to all such Participants who formerly participated in the NNS 401(k) Plan.

(ii) With respect to Participants who formerly participated in the PCI Plan and whose accounts in that plan were transferred to the Plan pursuant to Section 5.6, any Profit Sharing Contribution shall be allocated among each such Participant who is otherwise eligible to receive a share of such contribution in the proportion that the Compensation paid to each such Participant during the Plan Year bears to the Compensation paid to all such Participants who formerly participated in the PCI Plan.

24. Section 6.12 is amended by adding a new Subsection (f) to the end thereof:

(f) For the Plan Year ending December 31, 2003, any forfeitures transferred from the PCI Plan to the Plan as a result of the merger shall be used to offset PCI’s obligation to make Company Contributions and shall be allocated to the Matching Contribution Accounts of those PCI Legacy Employees who are entitled to received an allocation of Matching Contributions for the 2003 Plan Year in the manner prescribed in Section 6.10(b). Pending allocation, such forfeitures shall be accounted for in the manner prescribed in Section 6.12(d). No such forfeitures shall be allocated to the Voluntary Account, Rollover Account, Deferral Account or Alternate Payee Account of any PCI Legacy Employee.

25. Section 7.6 is amended by adding a new Subsection (c) to the end thereof:

(c) Notwithstanding the above, the Vested Interest in the PCI Transfer Matching Account and/or the PCI Transfer Profit Sharing Account, of each PCI Legacy Employee and any former PCI employee who was never an Employee of the Company, in his Transfer Matching Account and his PCI Transfer Profit Sharing Account, if any, shall be one hundred percent (100%).

26. Subsection 8.3(a) is amended to read as follows in its entirety:

(a) A Participant (except a Participant who formerly participated in either (i) the NNS 401(k) Plan or the (ii) PCI Plan) shall be entitled to make a withdrawal from his Voluntary Account and, effective on and after October 1, 2003, from his Rollover Account at any time, subject to procedures established by the Plan Administrator.

(i) A Participant who formerly participated in the NNS 401(k) Plan and had accounts in that plan transferred to the Plan, shall be entitled to make a withdrawal from his NNS Transfer After-Tax Account, NNS Transfer Employer Account, or NNS Transfer Rollover Account at any time, subject to procedures established by the Plan Administrator.

(ii) A Participant who formerly participated in the PCI Plan and had accounts in that plan transferred to the Plan, shall be entitled to make a withdrawal from his PCI Transfer Matching Account, PCI Transfer Profit Sharing Account, or PCI Transfer Rollover Account at any time, subject to procedures established by the Plan Administrator.

(iii) Notwithstanding the foregoing, a former PCI employee whose accounts in the PCI Plan were transferred to this Plan as a result of the merger but was never a Participant in this Plan shall be entitled to make a withdrawal from his PCI Transfer Deferral Account, PCI Transfer Matching Account, PCI Transfer Profit Sharing Account or PCI Transfer Rollover Account at any time, subject to procedures established by the Plan Administrator.

27. The first paragraph of Subsection 8.3(b) is amended to read as follows:

(b) Further, a Participant may withdraw amounts from his Deferral Account and, if applicable, his NNS Transfer Deferral Account or his PCI Transfer Deferral Account, that are in each case attributable to Elective Deferrals, excluding all earnings attributable thereto, upon incurring a financial hardship as determined by the Plan Administrator. A withdrawal will be deemed made on account of financial hardship only if the distribution is made on account of an immediate and heavy financial need and is necessary to satisfy such financial need. Any withdrawal made pursuant to this paragraph shall be made in accordance with rules prescribed by the Plan Administrator that are consistent with regulations under Code section 401(k), and the following rules:

28. Section 8.3(b)(i) is modified by deleting paragraph (E) effective for hardship withdrawal applications submitted on and after October 1, 2003.

29. Effective on and after January 1, 2003, the title of Section 8.4 is amended by adding the phrase “In-Service” in front of the phrase “Withdrawals after age 59-1/2”.

30. New Subsections 8.6(e) and (f) are added to read as follows:

(e) Subject to Section 8.6(f) and solely to the extent required by Code section 411(d)(6), each PCI Legacy Employee may receive his Distributable Benefit in one of the following forms subject to the provisions of Sections 8.7 and 8.8:

(i) a single sum; or

(ii) installments.

Any distribution to a PCI Legacy Employee not made in a single sum shall be made in accordance with subsection 8.6(b) above.

(f) The installment form of benefit described in Section 8.6(e)(ii) above shall be eliminated at the “effective time” described below. Thereafter, the only distribution form permitted with respect to amounts in a PCI Legacy Employee’s Account shall be a lump-sum distribution; provided, however, that any payment in a lump-sum shall be made in a manner that is otherwise identical to the distribution form that is being eliminated, including, by way of illustration, the date or event as of which such distribution form was available and without imposing any condition on eligibility for such lump-sum distribution form that did not apply to such distribution form.

The “effective time” that a distribution form is eliminated as described in paragraph (e) above shall be January 1, 2004 or, if later, the earliest of the following dates:

(1) the 90th day following notice to affected PCI Legacy Employees in the form of a summary of material modifications or an updated summary plan description; or

(2) October 1, 2004.

AMSEC EMPLOYEES 401(k) PROFIT SHARING PLAN

Amendment No. 7

Effective as of January 1, 2004, or such other dates as noted herein, the AMSEC Employees 401(k) Profit Sharing Plan (the “AMSEC Plan”) is hereby amended as follows:

1. Section 2.16 is amended to read as follows in its entirety:

2.16 Company Contributions. “Company Contributions” shall mean all amounts (whether in cash or other property, including Company Stock) paid by the Company or a Contributing Employer into the Trust Fund established and maintained under the provisions of this Plan for the purpose of providing benefits for Participants and their Beneficiaries, and shall include Elective Deferrals, Profit Sharing Contributions, Matching Contributions, Additional Company Contributions, Catch-up Contributions, Special Contract Contributions and any contributions to pay Plan expenses as provided in Section 6.13.

2. A new Section 2.19A is added to the Plan to read as follows in its entirety:

2.19A Contributing Employer. “Contributing Employer” shall mean (a) an Affiliated Company granted permission by the Board of Directors to participate in this Plan, (b) a subsidiary of the Company, or (c) a clearly definable subset of the business of the Company or an Affiliated Company participating in the Plan (which subsets include, but are not limited to, NNS Legacy, PCI and the core AMSEC business) which may make a separate Company Contribution for a Plan Year in accordance with Section 4.3(b).

3. A new Subsection 3.2(f) is added to the Plan to read as follows in its entirety:

(f) Notwithstanding the foregoing to the contrary, an “SCA Eligible Employee” as described in Subsection 5.8(d)(i) who is not an Eligible Employee shall be eligible to commence participation in the Plan solely for the limited purpose of receiving a Special Contract Contribution.

4. Subsection 4.3(b) is amended to read as follows in its entirety:

(b) The Company or a Contributing Employer, with the approval of the Committee, may make Profit Sharing Contributions, Additional Company Contributions, Matching Contributions or Special Contract Contributions to eligible Participants. Contributions made by any Contributing Employer may be made at a separate time from Contributions made by the Company and may be made alone and in an amount that is different than the amount of similar Contributions available to other Participants; provided, however, that such contributions do not discriminate in favor of Highly Compensated Employees pursuant to Code Section 401(a)(4).

5. The title of Article V is amended to read as follows in its entirety:

ELECTIVE DEFERRALS, ROLLOVER CONTRIBUTIONS, PLAN-TO-PLAN TRANSFERS, VOLUNTARY CONTRIBUTIONS AND SPECIAL CONTRACT CONTRIBUTIONS.

6. Subsection 5.2(a) is amended to read as follows in its entirety:

(a) Effective on and after January 1, 2002, the amount of an individual’s Compensation that may be deferred subject to the election provided in Section 5.1 shall be a percentage of the individual’s Compensation, not to exceed 25%. Notwithstanding the foregoing to the contrary, with regard to Participants who are PCI Legacy Employees, the amount of such Participants’ Compensation that may be deferred, subject to the election provided in Section 5.1, shall be an amount equal to not less than one percent (1%) or greater than ninety percent (90%), provided that the percentage rate for determining such contributions shall be a whole number.

7. A new Section 5.8 is added to the Plan to read as follows in its entirety:

5.8 Special Contract Contributions.

(a) Amount of Special Contract Contributions. Effective on and after January 1, 2004, the Company or a Contributing Employer may satisfy the fringe benefit obligations under the McNamara-O’Hara Service Contract Act by electing, with the approval of the Committee, to make a Special Contract Contribution to each SCA Eligible Employee (as defined below) under the Plan who was for the Measuring Period in question performing duties as a wage-earning Employee of the Company or a Contributing Employer. The amount of Special Contract Contribution to be allocated to each SCA Eligible Employee shall be calculated in accordance with the formula specified in 29 CFR §4.175 as follows:

(i) the SCA Eligible Employee’s fringe benefit determination rate multiplied by the total hours worked under the SCA Contract by the SCA Eligible Employee during the Measuring Period (subject to any caps or limits which may be set forth in the McNamara-O’Hara Service Contract Act or the SCA Contract); less

(ii) the total amount contributed during the Measuring Period by the contributor (as applicable, the Company or a Contributing Employer) on behalf of such SCA Eligible Employee for health and welfare and/or pension contribution (including, but not limited to, the employer’s portion of contributions for medical, dental, disability, and life insurance, sick leave and retirement savings, including matching contributions under this Plan).

(b) Multiple Contracts. Notwithstanding the preceding Section 5.8(a) to the contrary, the allocation to an SCA Eligible Employee working on more than one SCA Contract during a Measuring Period may consist of the sum of multiple calculations under (i) and (ii), above; however, each such calculation shall be aggregated and offset to the full extent permitted under the McNamara-O’Hara Service Contract Act or the SCA Contract.

(c) Timing. It is expected that contributions made by the Company or a Contributing Employer under Section 5.8(a) shall be paid to the Trustee quarterly or at such other intervals as may be required under the McNamara-O’Hara Service Contract Act or a specific SCA Contract, but not less than annually.

(d) Definitions.

(i) SCA Eligible Employee. “SCA Eligible Employee” means a covered non-exempt Employee, as defined under the Fair Labor Standards Act, working on one or more SCA Contracts and who for the Measuring Period, has a deficiency between (A) the health and welfare and/or pension contributions made by the Company or a Contributing Employer and (B) the Company or a Contributing Employer’s fringe benefit obligation under an SCA Contract. Notwithstanding the forgoing to the contrary, if for a Measuring Period the Company or a Contributing Employer elects to fulfill its fringe benefit obligation under an SCA Contract by making hourly cash equivalent or differential payments to its Employees, such Employees shall not qualify as SCA Eligible Employees for such Measuring Period.

(ii) SCA Contract. “SCA Contract” means a contract under the McNamara-O’Hara Service Contract Act or any other contract where a fringe benefit obligation wage determination is established by federal or state law.

(iii) Measuring Period. “Measuring Period” means the time set forth by the Committee for calculating a Special Contract Contribution. The Committee may, in its discretion, establish a separate Measuring Period for the Company and each Contributing Employer which elects to make a contribution described in Section 5.8(a). Notwithstanding the foregoing to the contrary, under no circumstances may the Measuring Period established by the Committee extend beyond the time required under an SCA Contract for the payment of a fringe benefit obligation and/or pension contribution under the McNamara-O’Hara Service Contract Act or a specific SCA Contract.

8. Subsection 6.10(c) is amended to read as follows in its entirety:

(c) In accordance with Section 4.3, the Company or any Contributing Employer may, with the approval of the Committee, make a separate Profit Sharing Contribution on behalf of its eligible Participants. Any Company Contributions that constitute a Profit Sharing Contribution shall be allocated to the Company Contribution Account of each Participant who is performing duties as a wage-earning Employee of the Company or a Contributing Employer on the last day of the Plan Year and for any Participant who dies, retires or becomes disabled during the Plan Year.

(i) Any Profit Sharing Contribution made by the Company shall be allocated to each Participant eligible to receive a share of such contribution in the proportion that the Compensation paid to each such Participant during the Plan Year by the Company bears to the Compensation paid to all such Participants employed by the Company; and

(ii) Any Profit Sharing Contribution made by a Contributing Employer shall be allocated to each such Participant who is otherwise eligible to receive a share of such contribution in proportion that the Compensation paid to each such Participant during the Plan Year by the Contributing Employer bears to the Compensation paid to all such Participants employed by the Contributing Employer.

(iii) Although a Participant may receive allocations from the Company and one or more Contributing Employers, or from two or more Contributing Employers, during a Plan Year the same Compensation shall not be used by more than one Contributing Employer and the Company for allocations made to such Participant’s Company Contribution Account.

9. The first paragraph of Section 14.3 is amended to read as follows in its entirety:

The Plan Administrator may authorize one loan from the Trust Fund to Participants (including, for this purpose, Suspended Participants) pursuant to rules prescribed by the Plan Administrator, except with respect to (i) Participants who formerly participated in the NNS 401(k) Plan and (ii) Participants who formerly participated in the EMA 401(k) Plan. Participants who formerly participated in the NNS 401(k) Plan will be permitted to maintain up to two loans if such loans are outstanding as of September 1, 1999, but after such loans are repaid, such Participants will only be entitled to one loan from the Trust Fund pursuant to the rules prescribed by the Plan Administrator. Participants who formerly participated in the EMA 401(k) Plan will be permitted to maintain up to three loans but only if such loans are outstanding under the EMA 401(k) Plan as of December 1, 2003 and such loans were subsequently rolled over to this Plan in accordance with Section 5.5. After all such EMA 401(k) Plan loans are repaid, such Participants will only be entitled to one loan from the Trust Fund pursuant to the rules prescribed by the Plan Administrator. These rules shall be designed to ensure that all Participant loans satisfy the requirements of Code sections 4975(d)(1), 72(p), and any other provision of law that is, or may become applicable. These rules shall provide that:

AMSEC EMPLOYEES 401 (K) PROFIT SHARING PLAN

Amendment No. 8

The AMSEC Employees 401(k) Profit Sharing Plan is hereby amended as follows:

1. Subsection 5.2(a) is amended to read as follows in its entirety:

Effective on and after July 1, 2004, the amount of an individual’s Compensation that may be deferred subject to the election provided in Section 5.1 shall be a percentage of the individual’s Compensation not to exceed fifty percent (50%), provided that the percentage rate for determining such contributions shall be a whole number. Notwithstanding the foregoing to the contrary, effective on and after January 1, 2004 the maximum percentage of an individual’s Compensation that may be deferred as a Catch-Up Contribution shall be limited to the Participant’s “available” Compensation, defined to mean seventy-five percent (75%) of Compensation determined after taking into account the amount of any elective deferrals described in the first sentence of this paragraph (a).

2. Section 14.2 is amended by adding the following subparagraph (f) to the end thereof to read as follows effective on and after July 1, 2004:

(f) The reasonable expense of determining whether a domestic relations order satisfies the requirements of being a qualified domestic relations order shall be charged to the Account of the Participant; provided, however, that if a qualified domestic relations order so provides, such expense may, instead, be charged to the Alternate Payee’s share of the Participant’s Account or divided equally between the Participant and the Alternate Payee but charged to the Participant’s Account.

AMSEC EMPLOYEES 401 (K) PROFIT SHARING PLAN

Amendment No. 9

The AMSEC Employees 401(k) Profit Sharing Plan is hereby amended effective as of January 1, 2006, or such other dates as noted below, as follows:

1. Section 2.18 shall be amended to read as follows in its entirety:

2.18 Company Stock. “Company Stock” shall mean Class A Common Stock, par value $.01 per share (“Class A Common Stock”), and to the extent accounted for pursuant to Section 4.2 of the Plan and solely for such purpose, shall also mean Class B Common Stock, par value $.05 per share (“Class B Common Stock”), of Science Applications International Corporation, or any other security of Science Applications International Corporation or its ultimate parent corporation, if any, designated as Company Stock by the Committee, including Preferred Stock.

2. A new Section 2.57A is added to the Plan:

2.57A Preferred Stock. “Preferred Stock” shall mean preferred stock of Science Applications International Corporation or its ultimate parent corporation convertible into Company Stock in accordance with the rules set forth in Section 409(1) of the Code.

3. Section 2.59A shall be amended to read as follows in its entirety:

2.59A Quarterly Trade Date. “Quarterly Trade Date” shall mean if there is a “limited market” for the Company Stock, one of the four predetermined times in each calendar year (one each calendar quarter) during which Company Stock may be bought or sold in accordance with the terms and conditions of the “limited market” as set forth in a prospectus prepared by Science Applications International Corporation or its ultimate parent corporation for the Plan. If there is no “limited market” for the Company Stock, the four predetermined date(s) in each calendar year (one each quarter) during which Science Applications International Corporation or its ultimate parent corporation, in its sole discretion, elects to conduct a transaction with respect to the assets of the Plan. If Company Stock is readily tradable on an established securities market (or is Preferred Stock convertible into Company Stock that is readily tradable on an established securities market), then rules established by Science Applications International Corporation or its ultimate parent corporation may designate any or all business days as “Trade Dates;” however, in no event shall such Trade Dates be set any less frequently than four predetermined times per calendar year (one each calendar quarter).

4. Subsection 8.3(b)(i) is amended to read as follows effective June 1, 2006 in its entirety:

(i) The determination of whether an Employee has an immediate and heavy financial need is to be made by the Committee on the basis of all relevant facts and circumstances. A distribution will be deemed to be made on account of an immediate and heavy financial need of the Employee if the distribution is on account of:

(A) Medical expenses that would be deductible under Code Section 213(d) (determined without regard to whether the expenses exceed 7.5% of adjusted gross income);

(B) Purchase of the principal residence for the Employee (excluding mortgage payments);

(C) Payment of tuition and related education fees for the next twelve months of post-secondary education for the Employee or the Employee’s spouse, children or dependents (as defined in Code Section 152, without regard to sections 152(b)(l), (b)(2) and (d)(i)(B));

(D) The need to prevent the eviction from the Employee’s principal residence or foreclosure on the mortgage of the Employee’s principal residence;

(E) Payments for burial or funeral expenses for the Employee’s deceased parent, spouse, children or dependents (as defined in Code Section 152, without regard to section 152(d)(l)(B));

(F) Expenses for the repair of damages to the Employee’s principal residence that would qualify for the casualty deduction under Code Section 165 (determined without regard to whether the loss exceeds 10% of adjusted gross income); or

(G) Any other event described in Treasury Regulations or rulings as an immediate and heavy financial need and approved by the Committee as a reason for permitting distribution under this section.

5. Section 8.6 is amended to read as follows effective June 1, 2006 in its entirety:

8.6 Optional Forms of Payment.

(a) Form. Effective on and after October 1, 2004 with respect PCI Legacy Employees and effective on and after January 1, 2004 with respect to all other Participants distributions shall be in the form of a cash lump sum or a Direct Rollover, as set forth Section 8.7. For distribtuions made on and after June 1, 2006, a Participant who has attained age 59 1/2 may elect to receive the portion of his or her Distributable Benefit invested in Company Stock in the form of (i) whole shares of Company Stock (plus cash for any fractional shares of Company Stock) or (ii) cash. The value of the amount distributed in the form of cash from the portion of a Participant’s Distributable Benefit invested in Company Stock shall be the net proceeds at the sale of the Company Stock liquidated pending distribution, plus the cash attributable to a fractional share.

(b) Notice of Right to Receive Company Stock. The Committee shall notify the Participant in advance of making the distribution of his right to elect distribution in the form of Company Stock upon reaching age 59 1/2. Upon being so notified the Participant shall have a reasonable period of time (at least fourteen days) in which to elect to receive his Distributable Benefit in the form of a Company Stock distribution as calculated under Subsection (c) below.

This election by the Participant shall be made in writing or as otherwise permitted by Section 17.4, shall be irrevocable when made unless the Committee shall approve a revocation thereof, and shall operate to require the Committee to cause the Participant’s Distributable Benefit to be made in the form of a Company Stock distribution as calculated under Subsection (c) below.

(c) Distribution of Company Stock. A Company Stock Distributable Benefit shall be governed by the following rules:

(i) The amount of such a distribution shall be the number of whole shares of Company Stock held in the Participant’s Plan balance (determined as of the Applicable Valuation Date) with the remainder of the value of the Participant’s Plan balance distributable in the form of cash.

(ii) If more than one class of Company Stock is available for distribution to a Participant, the Participant must receive substantially the same proportion of each such class of stock (“Pro Rata Distribution”). The rule in the preceding sentence shall not apply to the extent that the Participant elects, pursuant to rules to be prescribed by Science Applications International Corporation or its ultimate parent corporation, to receive the distribution in a form other than the Pro Rata Distribution. For purposes of the foregoing, Preferred Stock is not considered available for distribution because Preferred Stock is converted prior to distribution.

(iii) Notwithstanding paragraphs (i) and (ii) above, a Company Stock Distributable Benefit shall not include Preferred Stock. Instead, any such Preferred Stock shall be converted prior to distribution in accordance with the provisions of the applicable Certificate of Incorporation.

AMSEC EMPLOYEES 401(k) PROFIT SHARING PLAN

Amendment No. 10

The AMSEC Employees 401(k) Profit Sharing Plan is hereby amended effective on and after January 1, 2006 as follows:

1.	Section 2.18, defining Company Stock, is amended by adding the following to the end of the definition:

“Company Stock shall consist of the ‘Exchangeable Company Stock Subaccount,’ and the ‘Non-Exchangeable Company Stock Subaccount.’ If, at the time it authorizes a contribution to the Plan in the form of Company Stock, the Board of Directors specifies that such Company Stock is subject to investment direction by Participants as provided in Section 4.6, then such Company Stock shall be credited to the Exchangeable Company Stock Subaccount. Furthermore, if pursuant to rules established by the Committee under Section 4.6, a Participant directs that a portion of his Accounts (other than Company Stock credited to the Non-Exchangeable Company Stock Subaccount) be invested in Company Stock, then the Company Stock credited as a result of such contributions (along with that portion of any loan repayments by such Participant credited as Company Stock by reason of the Participant’s direction to invest Elective Deferrals in Company Stock) shall be credited to the Exchangeable Company Stock Subaccount. All other all Company Stock shall be credited to the Non-Exchangeable Company Subaccount.”

2.	Section 4.6(a) is amended to read as follows:

“The Committee shall establish rules setting forth the extent to which Participants may determine the manner in which their Accounts (other than Company Stock credited to the Non-Exchangeable Company Stock Subaccount) may be invested. Consistent with such rules, the Committee may establish a choice of investment alternatives from which each Participant may select in determining the manner in which the applicable portions of his Plan Accounts will be invested. The Committee shall prescribe procedures for investment of amounts (other than Company Stock credited to the Non-Exchangeable Company Stock Subaccount) allocated to an Alternate Payee Account. To the extent permitted under rules established by the Committee, a Participant may direct that Company Contributions (other than Company Stock credited to the Non-Exchangeable Company Stock Subaccount) be invested all or in part in a Company Stock fund within the Trust. Company Stock credited to the Non-Exchangeable Company Stock Subaccount shall not be subject to the direction of investments by Participants except as provided in Section 4.6(g) with respect to Participants who are no longer Employees. Fifty percent (50%) of a Participant’s Company Matching Contributions shall be invested in the Non-Exchangeable Company Stock Subaccount. Neither the Committee nor the

Trustee shall cause such Company Stock to be invested other than as provided in Section 4.6(g).”

3.	The following new Section 4.6(g) is hereby added to the Plan:

“(g)	Non-Exchangeable Company Stock Subaccount.

Except for Company Stock credited to the Exchangeable Company Stock Subaccount, the Company’s contributions made in the form of Company Stock are made with the expectation and understanding that such contributions shall remain invested in Company Stock until the Participant whose Account is credited with such Company Stock ceases to be an Employee, except to the extent that diversification is otherwise expressly permitted under this Plan. Accordingly, the Non-Exchangeable Company Stock Subaccount shall be invested exclusively in Company Stock (subject only to the power to hold cash pending immediate distribution to Participants, Beneficiaries, and Alternate Payees), and until the Participant whose Account is credited with such Company Stock ceases to be an Employee shall not be transferred to any other investment alternative, except as otherwise expressly provided in this Plan. Notwithstanding any other provisions of the Plan, no fiduciary (including but not limited to the Committee and the Trustees) shall have the authority or duty to cause any Company Stock credited to the Non-Exchangeable Company Stock Subaccount to be invested other than in Company Stock (except for cash held pending immediate distribution to Participants, Beneficiaries, or Alternate Payees).”

AMSEC EMPLOYEES 401(k) PROFIT SHARING PLAN

Amendment No. 11

Effective on and after May 15, 2006 the AMSEC Employees 401(k) Profit Sharing Plan is hereby amended by adding the following new Section 4.6 (h) to read as follows in its entirety:

“(h) Notwithstanding the provisions of this Plan generally prohibiting transfers from the Non-Exchangeable Company Stock Subaccount, subject to rules established by the Committee, and SAIC’s right to not purchase all or any portion of the shares of Company Stock offered for sale to it by the Plan, each Participant shall be entitled to direct for the Quarterly Trade Date occurring on or about June 30, 2006 or any postponement thereof (and for no other Quarterly Trade Date), that amounts credited to the Non-Exchangeable Company Stock Account on the Participant’s behalf as of such Quarterly Trade Date be invested all or in any part in an investment alternative offered under the Plan other than the Company Stock fund.”

AMSEC EMPLOYEES 401(K) PROFIT SHARING PLAN

Amendment No. 12

Effective for distributions occurring on and after March 28, 2005 the AMSEC Employees 401(k) Profit Sharing Plan (the “Plan”) is hereby amended to read as follows:

1.	Section 7.3(b)(iv) is amended to read as follows in its entirety:

(iv) If a Participant terminates employment with the Company when the value of the Participant’s Distributable Benefit is $5,000 or less, the Participant shall receive a mandatory distribution of the entire value of the Participant’s Distributable Benefit as a single sum distribution as soon as practicable following termination of employment. However, effective for distributions occurring on and after March 28, 2005, if the amount of the mandatory distribution, as described above, is greater than $1,000, then such amount shall be paid as a direct rollover to an individual retirement plan designated by the Company unless the Participant elects, in the manner proscribed by the Company, to either (i) have the mandatory distribution paid directly to an eligible retirement plan specified by the Participant as a direct rollover in accordance with Section 8.7 or (ii) to receive the mandatory distribution directly.

2.	Section 8.8(a)(i) is amended to read as follows in its entirety:

(a)(i) Distributable Benefit Under $5,000. Notwithstanding any other provision of the Plan, if the value of the Participant’s Distributable Benefit determined as of the Participant’s termination date, death or any subsequent Valuation Date does not exceed $5,000, the Participant (or Beneficiary in the event of the Participant’s death) shall receive a mandatory distribution of the entire value of the Participant’s Distributable Benefit as a single sum distribution as soon as practicable following the Participant’s termination of employment, receipt of notice of Participant’s death or such subsequent Valuation Date, whichever is applicable. However, effective for distributions occurring on and after March 28, 2005, if the amount of the mandatory distribution, as described above, is greater than $1,000, then such amount shall be paid as a direct rollover to an individual retirement plan designated by the Company unless the Participant elects, in the manner prescribed by the Company, to either (i) have the mandatory distribution paid directly to an eligible retirement plan specified by the Participant as a direct rollover in accordance with Section 8.7 or (ii) to receive the mandatory distribution directly. If the Participant’s Distributable Benefit is zero, the Participant shall be deemed to have received a distribution of his entire Distributable Benefit. Distributions in accordance with this Section 8.8(a)(i) shall not require consent by the Participant or the Participant’s spouse.

AMSEC EMPLOYEES 401 (k) PROFIT SHARING PLAN

Amendment No. 13

Effective on and after January 1, 2007, except as otherwise noted herein, the AMSEC Employees 401 (k) Profit Sharing Plan (the “Plan”) is hereby amended as follows:

1. Section 2.19(a) of the Plan is amended to read as follows, effective with respect to payroll periods commencing on or after the date of adoption of this Amendment No. 13:

“(a) For purposes of determining the allocation of Profit Sharing Contributions pursuant to Sections 4.3 and 6.10(c) ‘Compensation’ shall mean the regular (i) salary, (ii) wages, (iii) overtime, (iv) shift differential, hazard pay and similar payments, (v) pay while on leave or vacation, (vi) special pay approved by the Company pursuant to its policies for extended work by salaried employees, (vii) retroactive pay adjustment, and (viii) bonus, in each case to the extent paid by the Company during a Plan Year by reason of services performed by an Employee, and further shall include any elective contributions that are made by the Company on behalf of an Employee pursuant to an arrangement described in Code sections 125,132(f)(4), 402(a)(8), 402(h) or403(b), but shall not include any other amounts (including but not limited to expense reimbursements, sign-on bonuses, special pay other than for salaried non-exempt employees, imputed income and any dividends attributable to Company Stock) and further shall not include any compensation paid by reason of services performed during any period in which the Employee is not a Participant under this Plan. For purposes of determining the allocation of a Participant’s permissible Elective Deferrals under Sections 5.2 and 6.10(a) and Matching Contributions under Sections 5.3 and 6.10(b) ‘Compensation’ shall mean the amounts described above with regard to Profit Sharing Contributions but also shall exclude regular bonuses.”

2. Section 5.3(a) of the Plan is amended to read as follows:

“(a) Effective for Plan Years beginning on or after January 1, 2007, the Company may, in its discretion, make a Matching Contribution in an amount equal to 45% of a Participant’s first $5,000 of Elective Deferrals for such Plan Year up to a maximum of $2,000, subject to the limitations specified in Article XIII.”

3. Section 5.3(b) of the Plan is amended to read as follows:

“(b) The contribution described in Section 5.3(a) shall be paid to the Trustee as soon as possible after the close of the payroll period to which such contribution relates, but in any event no later than the date which is prescribed by law for filing the Company’s federal income tax return, including any extensions for the taxable year with respect to which such contributions are made. A Matching Contribution shall be allocated as provided in Section 6.10(b) and made to each Participant (i) for Plan Years beginning prior to January 1, 2007, who is performing duties as a wage earning Employee for the Company as of the last day of a calendar quarter and any Participant who dies, retires or becomes disabled during such quarter, and (ii) for Plan Years beginning on or after January 1, 2007, who receive Compensation during the relevant payroll period.

4. Section 6.10(b) of the Plan is amended to read as follows:

“(b) All Company Contributions which constitute Matching Contributions shall be allocated to Participants’ Company Contribution Accounts within ninety (90) days following their contribution to the Trust. An allocation shall be made on behalf of a Participant who is otherwise eligible to receive a Matching Contribution only if (i) for Plan Years beginning prior to January 1, 2007, such Participant is a wage earning Employee of the Company on the last day of the calendar quarter, or if such Participant dies, retires or becomes disabled during such quarter, and (ii) for Plan Years beginning on or after January 1, 2007, such Participant receives Compensation during the relevant payroll period.”